                              DEFINED ASSET FUNDS
                          MUNICIPAL INVESTMENT TRUST FUND
                             MUNICIPAL INSURED SERIES

                              INFORMATION SUPPLEMENT

     This Information Supplement provides additional information concerning the structure, operations and risks of municipal bond trusts (each, a "Fund") of Defined Asset Funds not found in the prospectuses for the Funds. This Information Supplement is not a prospectus and does not include all of the information that a prospective investor should consider before investing in a Fund. This Information Supplement should be read in conjunction with the prospectus for the Fund in which an investor is considering investing
("Prospectus"). Copies of the Prospectus can be obtained by calling or writing the Trustee at the telephone number and address indicated in the Prospectus.

     This Information Supplement is dated September 16, 1998. Capitalized terms have been defined in the Prospectus.
                                                           TABLE OF CONTENTS

Description of Fund Investments.................................   3
     Fund Structure.............................................   3
     Portfolio Supervision......................................   3
Risk Factors....................................................   5
     Concentration..............................................   5
     General Obligation Bonds...................................   5
     Moral Obligation Bonds.....................................   5
     Refunded Bonds.............................................   6
     Industrial Development Revenue Bonds.......................   6
     Municipal Revenue Bonds....................................   6
         Municipal Utility Bonds................................   6
         Lease Rental Bonds.....................................   8
         Housing Bonds..........................................   9
         Hospital and Health Care Bonds.........................  10
         Facility Revenue Bonds.................................  11
         Solid Waste Disposal Bonds.............................  11
         Special Tax Bonds......................................  11
         Student Loan Revenue Bonds.............................  12
         Transit Authority Bonds................................  12
         Municipal Water and Sewer Revenue Bonds................  12
         University and College Bonds...........................  12
     Puerto Rico................................................  13
     Bonds Backed by Letters of Credit or Repurchase Commitments  13
     Liquidity..................................................  16
     Bonds Backed by Insurance..................................  17
     State Risk Factors.........................................  21
     Payment of Bonds and Life of a Fund........................  21
     Redemption.................................................  21
     Tax Exemption..............................................  21
Income and Returns..............................................  22
         Income.................................................  22
State Matters...................................................  23
         Arizona................................................  23
         California.............................................  26
         Colorado...............................................  35
         Connecticut............................................  37
         Florida................................................  40
         Louisiana..............................................  45
         Maryland...............................................  46
         Massachusetts..........................................  50
         Michigan...............................................  57
         Missouri...............................................  60
         New Jersey.............................................  61
         New York...............................................  62
         North Carolina.........................................  68
         Ohio...................................................  73
         Pennsylvania...........................................  77
         Texas..................................................  79
         Virginia...............................................  84

DESCRIPTION OF FUND INVESTMENTS

Fund Structure

     The Portfolio contains different issues of Bonds with fixed final maturity or disposition dates. In addition up to 10% of the initial value of the Portfolio may have consisted of units ("Other Fund Units") of previously-issued Series of Municipal Investment Trust Fund ("Other Funds") sponsored and underwritten by certain of the Sponsors and acquired by the Sponsors in the secondary market. The Other Fund Units are not bonds as such but represent interests in the securities, primarily state, municipal and public authority bonds, in the portfolios of the Other Funds. See Investment Summary in the Prospectus for a summary of particular matters relating to the Portfolio.

     The deposit of the Bonds in the Fund on the initial date of deposit established a proportionate relationship among the face amounts of the Bonds. During the 90-day period following the initial date of deposit, the Sponsors may deposit additional Bonds in order to create new Units, maintaining to the extent possible that original proportionate relationship. Deposits of additional Bonds subsequent to the 90-day period must generally replicate exactly the proportionate relationship among the face amounts of the Bonds at the end of the initial 90-day period.

     The portfolios underlying any Other Fund Units (the units of no one Other Fund represented more than 5%, and all Other Fund Units represented less than 10%, of the aggregate offering side evaluation of the Portfolio on the Date of Deposit) are substantially similar to that of the Fund. The percentage of the Portfolio, if any, represented by Other Fund Units on the Evaluation Date is set forth under Investment Summary in the Prospectus. On their respective dates of deposit, the underlying bonds in any Other Funds were rated BBB or better by Standard & Poor's or Baa or better by Moody's. While certain of those bonds may not currently meet these criteria, they did not represent more than 0.5% of the face amount of the Portfolio on the Date of Deposit. Bonds in each Other Fund which do not mature according to their terms within 10 years after the Date of Deposit had an aggregate bid side evaluation of at least 40% of the initial face amount of the Other Fund. The investment objectives of the Other Funds are similar to the investment objective of the Fund, and the Sponsors, Trustee and Evaluator of the Other Funds have responsibilities and authority paralleling in most important respects those described in this Prospectus and receive similar fees. The names of any Other Funds represented in the Portfolio and the number of units of each Other Fund in the Fund may be obtained without charge by writing to the Trustee.

Portfolio Supervision

     Each Fund is a unit investment trust which follows a buy and hold investment strategy. Traditional methods of investment management for mutual funds typically involve frequent changes in fund holdings based on economic, financial and market analyses. Because a Fund is not actively managed, it may retain an issuer's securities despite financial or economic developments adversely affecting the market value of the securities held by a Fund. However, Defined Asset Funds' financial analysts regularly review a Fund's Portfolio, and the Sponsors may instruct a Trustee to sell securities in a Portfolio in the following circumstances: (i) default in payment of amounts due on the security;
(ii) institution of certain legal proceedings; (iii) other legal questions or impediments affecting the security or payments thereon; (iv) default under certain documents adversely affecting debt service or in payments on other securities of the same issuer or guarantor; (v) decline in projected income pledged for debt service on a revenue bond; (vi) if a security becomes taxable or otherwise inconsistent with a Fund's investment objectives; (vii) a right to sell or redeem the security pursuant to a guarantee or other credit support; or
(viii) decline in security price or other market or credit factors (including advance refunding) that, in the opinion of Defined Asset Funds research, makes retention of the security detrimental to the interests of Holders. If there is a payment default on any Bond and the Agent for the Sponsors fails to instruct the Trustee within 30 days after notice of the default, the Trustee will sell the Bond.

     A Trustee must reject any offer by an issuer of a Bond to exchange another security pursuant to a refunding or refinancing plan unless (a) the Bond is in default or (b) in the written opinion of Defined Asset Funds research analysts, a default is probable in the reasonably foreseeable future, and the Sponsors instruct the Trustee to accept the offer or take any other action with respect to the offer as the Sponsors consider appropriate.

     Units offered in the secondary market may reflect redemptions or prepayments, in whole or in part, or defaults on, certain of the Bonds originally deposited in the Fund or the disposition of certain Bonds originally deposited in the Fund to satisfy redemptions of Units (see Redemption) or pursuant to the exercise by the Sponsors of their supervisory role over the Fund (see Risk Factors - Payment of the Bonds and Life of the Fund). Accordingly, the face amount of Units may be less than their original face amount at the time of the creation of the Fund. A reduced value per Unit does not therefore mean that a Unit is necessarily valued at a market discount; market discounts, as well as market premiums, on Units are determined solely by a comparison of a Unit's outstanding face amount and its evaluated price.

     The Portfolio may contain debt obligations rated BBB by Standard & Poor's and Baa by Moody's, which are the lowest "investment grade" ratings assigned by the two rating agencies or debt obligations rated below investment grade. The Portfolio may also contain debt obligations that have received investment grade ratings from one agency but "junk Bond" ratings from the other agency. In addition, the Portfolio may contain debt obligations which are not rated by either agency but have in the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Agent for the Sponsors, comparable credit characteristics to debt obligations rated near or below investment grade. Investors should therefore be aware that these debt obligations may have speculative characteristics and that changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments on these debt obligations than is the case with higher rated bonds. Moreover, conditions may develop with respect to any of the issuers of debt obligations in the Portfolio which may cause the rating agencies to lower their ratings below investment grade on a given security or cause the Agent for the Sponsors to determine that the credit characteristics of a given security are comparable to debt obligations rated below investment grade. As a result of timing lags or a lack of current information, there can be no assurance that the rating currently assigned to a given debt obligation by either agency or the credit assessment of the Agent for the Sponsors actually reflects all current information about the issuer of that debt obligation.

     Subsequent to the Date of Deposit, a Debt Obligation or other obligations of the issuer or guarantor or bank or other entity issuing a letter of credit related thereto may cease to be rated, its rating may be reduced or the credit assessment of the Agent for the Sponsors may change. Because of the fixed nature of the Portfolio, none of these events require an elimination of that Debt Obligation from the Portfolio, but the lowered rating or changed credit assessment may be considered in the Sponsors' determination to direct the disposal of the Debt Obligation (see Administration of the Fund - Portfolio Supervision).

     Because ratings may be lowered or the credit assessment of the Agent for the Sponsors may change, an investment in Units of the Trust should be made with an understanding of the risks of investing in "junk bonds" (bonds rated below investment grade or unrated bonds having similar credit characteristics), including increased risk of loss of principal and interest on the underlying debt obligations and the risk that the value of the Units may decline with increases in interest rates. In recent years there have been wide fluctuations in interest rates and thus in the value of fixed-rate debt obligations generally. Debt obligations which are rated below investment grade or unrated debt obligations having similar credit characteristics are often subject to greater market fluctuations and risk of loss of income and principal than securities rated investment grade, and their value may decline precipitously in response to rising interest rates. This effect is so not only because increased interest rates generally lead to decreased values for fixed-rate instruments, but also because increased interest rates may indicate a slowdown in the economy generally, which could result in defaults by less creditworthy issuers. Because investors generally perceive that there are greater risks associated with lower-rated securities, the yields and prices of these securities tend to fluctuate more than higher-rated securities with changes in the perceived credit quality of their issuers, whether these changes are short-term or structural, and during periods of economic uncertainty. Moreover, issuers whose obligations have been recently downgraded may be subject to claims by debtholders and suppliers which, if sustained, would make it more difficult for these issuers to meet payment obligations.

     Debt rated below investment grade or having similar credit characteristics also tends to be more thinly traded than investment-grade debt and held primarily by institutions, and this lack of liquidity can negatively affect the value of the debt. Debt which is not rated investment grade or having similar credit characteristics may be subordinated to other obligations of the issuer. Senior debtholders would be entitled to receive payment in full before subordinated debtholders receive any payment at all in the event of a bankruptcy or reorganization. Lower rated debt obligations and debt obligations having similar credit characteristics may also present payment-expectation risks. For example, these bonds may contain call or redemption provisions that would make it attractive for the issuers to redeem them in periods of declining interest rates, and investors would therefore not be able to take advantage of the higher yield offered.

     The value of Units reflects the value of the underlying debt obligations, including the value (if any) of any issues which are in default. In the event of a default in payment of principal or interest, the Trust may incur additional expenses in seeking payment under the defaulted debt obligations. Because amounts recovered (if any) in respect of a defaulted debt obligation may not be reflected in the value of Units until actually received by the Trust, it is possible that a Holder who sells Units would bear a portion of the expenses without receiving a portion of the payments received. It is possible that new laws could be enacted which could hurt the market for bonds which are not rated investment grade. For example, federally regulated financial institutions could be required to divest their holdings of these bonds, or proposals could be enacted which might limit the use, or tax or other advantages, of these bonds.

RISK FACTORS

Concentration

     A Portfolio may contain or be concentrated in one or more of the types of Bonds discussed below. An investment in a Fund should be made with an understanding of the risks that these bonds may entail, certain of which are described below. Political restrictions on the ability to tax and budgetary constraints affecting the state or local government may result in reductions of, or delays in the payment of, state aid to cities, counties, school districts and other local units of government which, in turn, may strain the financial operations and have an adverse impact on the creditworthiness of these entities. State agencies, colleges and universities and health care organizations, with municipal debt outstanding, may also be negatively impacted by reductions in state appropriations.

General Obligation Bonds

     General obligation bonds are backed by the issuer's pledge of its full faith and credit and are secured by its taxing power for the payment of principal and interest. However, the taxing power of any governmental entity may be limited by provisions of state constitutions or laws and an entity's credit will depend on many factors, including an erosion of the tax base due to population declines, natural disasters, declines in the state's industrial base or inability to attract new industries, economic limits on the ability to tax without eroding the tax base and the extent to which the entity relies on Federal or state aid, access to capital markets or other factors beyond the entity's control.

     Over time, many state and local governments may confront deficits due to economic or other factors. In addition, a Portfolio may contain obligations of issuers who rely in whole or in part on ad valorem real property taxes as a source of revenue. Certain proposals, in the form of state legislative proposals or voter initiatives, to limit ad valorem real property taxes have been introduced in various states, and an amendment to the constitution of the State of California, providing for strict limitations on ad valorem real property taxes, has had a significant impact on the taxing powers of local governments and on the financial condition of school districts and local governments in California. It is not possible at this time to predict the final impact of such measures, or of similar future legislative or constitutional measures, on school districts and local governments or on their abilities to make future payments on their outstanding bonds.

Moral Obligation Bonds

     The repayment of a "moral obligation" bond is only a moral commitment, and not a legal obligation, of the state or municipality in question. Even though the state may be called on to restore any deficits in capital reserve funds of the agencies or authorities which issued the bonds, any restoration generally requires appropriation by the state legislature and accordingly does not constitute a legally enforceable obligation or debt of the state. The agencies or authorities generally have no taxing power.

Refunded Bonds

     Refunded  Bonds are  typically  secured by direct  obligations  of the U.S.
Government, or in some cases obligations guaranteed by the U.S. Government, placed in an escrow account maintained by an independent trustee until maturity or a predetermined redemption date. These bonds are generally noncallable prior to maturity or the predetermined redemption date. In a few isolated instances, however, bonds which were thought to be escrowed to maturity have been called for redemption prior to maturity.

Industrial Development Revenue Bonds

     Industrial Development Revenue Bonds, or "IDRs", including pollution control revenue bonds, are tax-exempt bonds issued by states, municipalities, public authorities or similar entities to finance the cost of acquiring, constructing or improving various projects, including pollution control facilities and certain manufacturing facilities. These projects are usually operated by private corporations. IDRs are not general obligations of governmental entities backed by their taxing power. Municipal issuers are only obligated to pay amounts due on the IDRs to the extent that funds are available from the unexpended proceeds of the IDRs or from receipts or revenues under arrangements between the municipal issuer and the corporate operator of the project. These arrangements may be in the form of a lease, installment sale agreement, conditional sale agreement or loan agreement, but in each case the payments to the issuer are designed to be sufficient to meet the payments of amounts due on the IDRs.

     IDRs are generally issued under bond resolutions, agreements or trust indentures pursuant to which the revenues and receipts payable to the issuer by the corporate operator of the project have been assigned and pledged to the holders of the IDRs or a trustee for the benefit of the holders of the IDRs. In certain cases, a mortgage on the underlying project has been assigned to the holders of the IDRs or a trustee as additional security for the IDRs. In addition, IDRs are frequently directly guaranteed by the corporate operator of the project or by an affiliated company. Regardless of the structure, payment of IDRs is solely dependent upon the creditworthiness of the corporate operator of the project, corporate guarantor and credit enhancer. Corporate operators or guarantors that are industrial companies may be affected by many factors which may have an adverse impact on the credit quality of the particular company or industry. These include cyclicality of revenues and earnings, regulatory and environmental restrictions, litigation resulting from accidents or environmentally-caused illnesses, extensive competition (including that of low-cost foreign companies), unfunded pension fund liabilities or off-balance sheet items, and financial deterioration resulting from leveraged buy-outs or takeovers. However, certain of the IDRs in the Portfolio may be additionally insured or secured by letters of credit issued by banks or otherwise guaranteed or secured to cover amounts due on the IDRs in the event of a default in payment.

Municipal Revenue Bonds

     Municipal Utility Bonds. The ability of utilities to meet their obligations under revenue bonds issued on their behalf is dependent on various factors, including the rates they may charge their customers, the demand for their services and the cost of providing those services. Utilities, in particular investor-owned utilities, are subject to extensive regulation relating to the rates which they may charge customers. Utilities can experience regulatory, political and consumer resistance to rate increases. Utilities engaged in long-term capital projects are especially sensitive to regulatory lags in granting rate increases. Any difficulty in obtaining timely and adequate rate increases could adversely affect a utility's results of operations.

     The demand for a utility's services is influenced by, among other factors, competition, weather conditions and economic conditions. Electric utilities, for example, have experienced increased competition as a result of the availability of other energy sources, the effects of conservation on the use of electricity, self-generation by industrial customers and the generation of electricity by co-generators and other independent power producers. Also, increased competition will result if federal regulators determine that utilities must open their transmission lines to competitors. Utilities which distribute natural gas also are subject to competition from alternative fuels, including fuel oil, propane and coal.

     The utility industry is an increasing cost business making the cost of generating electricity more expensive and heightening its sensitivity to regulation. A utility's costs are affected by its cost of capital, the availability and cost of fuel and other factors. There can be no assurance that a utility will be able to pass on these increased costs to customers through increased rates. Utilities incur substantial capital expenditures for plant and equipment. In the future they will also incur increasing capital and operating expenses to comply with environmental legislation such as the Clean Air Act of 1990, and other energy, licensing and other laws and regulations relating to, among other things, air emissions, the quality of drinking water, waste water discharge, solid and hazardous substance handling and disposal, and citing and licensing of facilities. Environmental legislation and regulations are changing 7rapidly and are the subject of current public policy debate and legislative proposals. It is increasingly likely that many utilities will be subject to more stringent environmental standards in the future that could result in significant capital expenditures. Future legislation and regulation could include, among other things, regulation of so-called electromagnetic fields associated with electric transmission and distribution lines as well as emissions of carbon dioxide and other so-called greenhouse gases associated with the burning of fossil fuels. Compliance with these requirements may limit a utility's operations or require substantial investments in new equipment and, as a result, may adversely affect a utility's results of operations.

     The electric utility industry in general is subject to various external factors including (a) the effects of inflation upon the costs of operation and construction, (b) substantially increased capital outlays and longer construction periods for larger and more complex new generating units, (c) uncertainties in predicting future load requirements, (d) increased financing requirements coupled with limited availability of capital, (e) exposure to cancellation and penalty charges on new generating units under construction, (f) problems of cost and availability of fuel, (g) compliance with rapidly changing and complex environmental, safety and licensing requirements, (h) litigation and proposed legislation designed to delay or prevent construction of generating and other facilities, (i) the uncertain effects of conservation on the use of electric energy, (j) uncertainties associated with the development of a national energy policy, (k) regulatory, political and consumer resistance to rate increases and (l) increased competition as a result of the availability of other energy sources. These factors may delay the construction and increase the cost of new facilities, limit the use of, or necessitate costly modifications to, existing facilities, impair the access of electric utilities to credit markets, or substantially increase the cost of credit for electric generating facilities.

     The National Energy Policy Act ("NEPA"), which became law in October, 1992, makes it mandatory for a utility to permit non-utility generators of electricity access to its transmission system for wholesale customers, thereby increasing competition for electric utilities. NEPA also mandated demand-side management policies to be considered by utilities. NEPA prohibits the Federal Energy Regulatory Commission from mandating electric utilities to engage in retail wheeling, which is competition among suppliers of electric generation to provide electricity to retail customers (particularly industrial retail customers) of a utility. However, under NEPA, a state can mandate retail wheeling under certain conditions. California, Michigan, New Mexico and Ohio have instituted investigations into the possible introduction of retail wheeling within their respective states, which could foster competition among the utilities. Retail wheeling might result in the issue of stranded investment (investment in assets not being recovered in base rates), thus hampering a utility's ability to meet its obligations.

     There is concern by the public, the scientific community, and the U.S. Congress regarding environmental damage resulting from the use of fossil fuels. Congressional support for the increased regulation of air, water, and soil contaminants is building and there are a number of pending or recently enacted legislative proposals which may affect the electric utility industry. In particular, on November 15, 1990, legislation was signed into law that substantially revises the Clean Air Act (the "1990 Amendments"). The 1990 Amendments seek to improve the ambient air quality throughout the United States by the year 2000. A main feature of the 1990 Amendments is the reduction of sulphur dioxide and nitrogen oxide emissions caused by electric utility power plants, particularly those fueled by coal. Under the 1990 Amendments the U.S. Environmental Protection Agency ("EPA") must develop limits for nitrogen oxide emissions by 1993. The sulphur dioxide reduction will be achieved in two phases. Phase I addresses specific generating units named in the 1990 Amendments. In Phase II the total U.S. emissions will be capped at 8.9 million tons by the year 2000. The 1990 Amendments contain provisions for allocating allowances to power plants based on historical or calculated levels. An allowance is defined as the authorization to emit one ton of sulphur dioxide.

     The 1990 Amendments also provide for possible further regulation of toxic air emissions from electric generating units pending the results of several federal government studies to be presented to Congress by the end of 1995 with respect to anticipated hazards to public health, available corrective technologies, and mercury toxicity.


     Electric utilities which own or operate nuclear power plants are exposed to risks inherent in the nuclear industry. These risks include exposure to new requirements resulting from extensive federal and state regulatory oversight, public controversy, decommissioning costs, and spent fuel and radioactive waste disposal issues. While nuclear power construction risks are no longer of paramount concern, the emerging issue is radioactive waste disposal. In addition, nuclear plants typically require substantial capital additions and modifications throughout their operating lives to meet safety, environmental, operational and regulatory requirements and to replace and upgrade various plant systems. The high degree of regulatory monitoring and controls imposed on nuclear plants could cause a plant to be out of service or on limited service for long periods. When a nuclear facility owned by an investor-owned utility or a state or local municipality is out of service or operating on a limited service basis, the utility operator or its owners may be liable for the recovery of replacement power costs. Risks of substantial liability also arise from the operation of nuclear facilities and from the use, handling, and possible radioactive emissions associated with nuclear fuel. Insurance may not cover all types or amounts of loss which may be experienced in connection with the ownership and operation of a nuclear plant and severe financial consequences could result from a significant accident or occurrence. The Nuclear Regulatory Commission has promulgated regulations mandating the establishment of funded reserves to assure financial capability for the eventual decommissioning of licensed nuclear facilities. These funds are to be accrued from revenues in amounts currently estimated to be sufficient to pay for decommissioning costs. Since there have been very few nuclear plants decommissioned to date, these estimates may be unrealistic.

     The ability of state and local joint action power agencies to make payments on bonds they have issued is dependent in large part on payments made to them pursuant to power supply or similar agreements. Courts in Washington, Oregon and Idaho have held that certain agreements between the Washington Public Power Supply System ("WPPSS") and the WPPSS participants are unenforceable because the participants did not have the authority to enter into the agreements. While these decisions are not specifically applicable to agreements entered into by public entities in other states, they may cause a reexamination of the legal structure and economic viability of certain projects financed by joint action power agencies, which might exacerbate some of the problems referred to above and possibly lead to legal proceedings questioning the enforceability of agreements upon which payment of these bonds may depend.

     Lease Rental Bonds. Lease rental bonds are issued for the most part by governmental authorities that have no taxing power or other means of directly raising revenues. Rather, the authorities are financing vehicles created solely for the construction of buildings (administrative offices, convention centers and prisons, for example) or the purchase of equipment (police cars and computer systems, for example) that will be used by a state or local government (the "lessee"). Thus, the bonds are subject to the ability and willingness of the lessee government to meet its lease rental payments which include debt service on the bonds. Willingness to pay may be subject to changes in the views of citizens and government officials as to the essential nature of the finance project. Lease rental bonds are subject, in almost all cases, to the annual appropriation risk, i.e., the lessee government is not legally obligated to budget and appropriate for the rental payments beyond the current fiscal year. These bonds are also subject to the risk of abatement in many states-rental obligations cease in the event that damage, destruction or condemnation of the project prevents its use by the lessee. (In these cases, insurance provisions and reserve funds designed to alleviate this risk become important credit factors). In the event of default by the lessee government, there may be significant legal and/or practical difficulties involved in the reletting or sale of the project. Some of these issues, particularly those for equipment purchase, contain the so-called "substitution safeguard", which bars the lessee government, in the event it defaults on its rental payments, from the purchase or use of similar equipment for a certain period of time. This safeguard is designed to insure that the lessee government will appropriate the necessary funds even though it is not legally obligated to do so, but its legality remains untested in most, if not all, states.

     Housing Bonds. Multi-family housing revenue bonds and single family mortgage revenue bonds are state and local housing issues that have been issued to provide financing for various housing projects. Multi-family housing revenue bonds are payable primarily from the revenues derived from mortgage loans to housing projects for low to moderate income families. Single-family mortgage revenue bonds are issued for the purpose of acquiring from originating financial institutions notes secured by mortgages on residences.

     Housing bonds are not general obligations of the issuer although certain obligations may be supported to some degree by Federal, state or local housing subsidy programs. Budgetary constraints experienced by these programs as well as the failure by a state or local housing issuer to satisfy the qualifications required for coverage under these programs or any legal or administrative determinations that the coverage of these programs is not available to a housing issuer, probably will result in a decrease or elimination of subsidies available for payment of amounts due on the issuer's bonds. The ability of housing issuers to make debt service payments on their bonds will also be affected by various economic and non-economic developments including, among other things, the achievement and maintenance of sufficient occupancy levels and adequate rental income in multi-family projects, the rate of default on mortgage loans underlying single family issues and the ability of mortgage insurers to pay claims, employment and income conditions prevailing in local markets, increases in construction costs, taxes, utility costs and other operating expenses, the managerial ability of project managers, changes in laws and governmental regulations and economic trends generally in the localities in which the projects are situated. Occupancy of multi-family housing financial projects may also be adversely affected by high rent levels and income limitations imposed under Federal, state or local programs.

     All single family mortgage revenue bonds and certain multi-family housing revenue bonds are prepayable over the life of the underlying mortgage or mortgage pool, and therefore the average life of housing obligations cannot be determined. However, the average life of these obligations will ordinarily be less than their stated maturities. Single-family issues are subject to mandatory redemption in whole or in part from prepayments on underlying mortgage loans; mortgage loans are frequently partially or completely prepaid prior to their final stated maturities as a result of events such as declining interest rates, sale of the mortgaged premises, default, condemnation or casualty loss. Multi-family issues are characterized by mandatory redemption at par upon the occurrence of monetary defaults or breaches of covenants by the project operator. Additionally, housing obligations are generally subject to mandatory partial redemption at par to the extent that proceeds from the sale of the obligations are not allocated within a stated period (which may be within a year of the date of issue).

     The tax exemption for certain housing revenue bonds depends on qualification under Section 143 of the Internal Revenue Code of 1986, as amended (the "Code"), in the case of single family mortgage revenue bonds or Section 142(a)(7) of the Code or other provisions of Federal law in the case of certain multi-family housing revenue bonds (including Section 8 assisted bonds). These sections of the Code or other provisions of Federal law contain certain ongoing requirements, including requirements relating to the cost and location of the residences financed with the proceeds of the single family mortgage revenue bonds and the income levels of tenants of the rental projects financed with the proceeds of the multi-family housing revenue bonds. While the issuers of the bonds and other parties, including the originators and servicers of the single-family mortgages and the owners of the rental projects financed with the multi-family housing revenue bonds, generally covenant to meet these ongoing requirements and generally agree to institute procedures designed to ensure that these requirements are met, there can be no assurance that these ongoing requirements will be consistently met. The failure to meet these requirements could cause the interest on the bonds to become taxable, possibly retroactively from the date of issuance, thereby reducing the value of the bonds, subjecting Holders to unanticipated tax liabilities and possibly requiring a Trustee to sell these bonds at reduced values. Furthermore, any failure to meet these ongoing requirements might not constitute an event of default under the applicable mortgage or permit the holder to accelerate payment of the bond or require the issuer to redeem the bond. In any event, where the mortgage is insured by the Federal Housing Administration, its consent may be required before insurance proceeds would become payable to redeem the mortgage bonds.

     Hospital and Health Care Bonds. The ability of hospitals and other health care facilities to meet their obligations with respect to revenue bonds issued on their behalf is dependent on various factors, including the level of payments received from private third-party payors and government programs and the cost of providing health care services.

     A significant portion of the revenues of hospitals and other health care facilities is derived from private third-party payors and government programs, including the Medicare and Medicaid programs. Both private third-party payors and government programs have undertaken cost containment measures designed to limit payments made to health care facilities. Furthermore, government programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings and government funding restrictions, all of which may materially decrease the rate of program payments for health care facilities. Certain special revenue obligations (i.e., Medicare or Medicaid revenues) may be payable subject to appropriations by state legislatures. There can be no assurance that payments under governmental programs will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients participating in these programs. In addition, there can be no assurance that a particular hospital or other health care facility will continue to meet the requirements for participation in these programs.

     The costs of providing health care services are subject to increase as a result of, among other factors, changes in medical technology and increased labor costs. In addition, health care facility construction and operation is subject to federal, state and local regulation relating to the adequacy of medical care, equipment, personnel, operating policies and procedures, rate-setting, and compliance with building codes and environmental laws. Facilities are subject to periodic inspection by governmental and other authorities to assure continued compliance with the various standards necessary for licensing and accreditation. These regulatory requirements are subject to change and, to comply, it may be necessary for a hospital or other health care facility to incur substantial capital expenditures or increased operating expenses to effect changes in its facilities, equipment, personnel and services.

     Hospitals and other health care facilities are subject to claims and legal actions by patients and others in the ordinary course of business. Although these claims are generally covered by insurance, there can be no assurance that a claim will not exceed the insurance coverage of a health care facility or that insurance coverage will be available to a facility. In addition, a substantial increase in the cost of insurance could adversely affect the results of operations of a hospital or other health care facility. The Clinton Administration may impose regulations which could limit price increases for hospitals or the level of reimbursements for third-party payors or other measures to reduce health care costs and make health care available to more individuals, which would reduce profits for hospitals. Some states, such as New Jersey, have significantly changed their reimbursement systems. If a hospital cannot adjust to the new system by reducing expenses or raising rates, financial difficulties may arise. Also, Blue Cross has denied reimbursement for some hospitals for services other than emergency room services. The lost volume would reduce revenues unless replacement patients were found.

     Certain hospital bonds provide for redemption at par at any time upon the sale by the issuer of the hospital facilities to a non-affiliated entity, if the hospital becomes subject to ad valorem taxation, or in various other circumstances. For example, certain hospitals may have the right to call bonds at par if the hospital may be legally required because of the bonds to perform procedures against specified religious principles or to disclose information that is considered confidential or privileged. Certain FHA-insured bonds may provide that all or a portion of those bonds, otherwise callable at a premium, can be called at par in certain circumstances. If a hospital defaults upon a bond, the realization of Medicare and Medicaid receivables may be uncertain and, if the bond is secured by the hospital facilities, legal restrictions on the ability to foreclose upon the facilities and the limited alternative uses to which a hospital can be put may severely reduce its collateral value.

     The Internal Revenue Service is currently engaged in a program of intensive audits of certain large tax-exempt hospital and health care facility organizations. Although these audits have not yet been completed, it has been reported that the tax-exempt status of some of these organizations may be revoked.
     Facility Revenue Bonds. Facility revenue bonds are generally payable from and secured by the revenues from the ownership and operation of particular facilities such as airports (including airport terminals and maintenance facilities), bridges, marine terminals, turnpikes and port authorities. For example, the major portion of gross airport operating income is generally derived from fees received from signatory airlines pursuant to use agreements which consist of annual payments for airport use, occupancy of certain terminal space, facilities, service fees, concessions and leases. Airport operating income may therefore be affected by the ability of the airlines to meet their obligations under the use agreements. The air transport industry is experiencing significant variations in earnings and traffic, due to increased competition, excess capacity, increased aviation fuel, deregulation, traffic constraints and other factors. As a result, several airlines are experiencing severe financial difficulties. Several airlines including America West Airlines have sought protection from their creditors under Chapter 11 of the Bankruptcy Code. In addition, other airlines such as Midway Airlines, Inc., Eastern Airlines, Inc. and Pan American Corporation have been liquidated. However, Continental Airlines and Trans World Airlines have emerged from bankruptcy. The Sponsors cannot predict what effect these industry conditions may have on airport revenues which are dependent for payment on the financial condition of the airlines and their usage of the particular airport facility. Furthermore, proposed legislation would provide the U.S. Secretary of Transportation with the temporary authority to freeze airport fees upon the occurrence of disputes between a particular airport facility and the airlines utilizing that facility.

     Similarly, payment on bonds related to other facilities is dependent on revenues from the projects, such as use fees from ports, tolls on turnpikes and bridges and rents from buildings. Therefore, payment may be adversely affected by reduction in revenues due to these factors and increased cost of maintenance or decreased use of a facility, lower cost of alternative modes of transportation or scarcity of fuel and reduction or loss of rents.

     Solid Waste Disposal Bonds. Bonds issued for solid waste disposal facilities are generally payable from dumping fees and from revenues that may be earned by the facility on the sale of electrical energy generated in the combustion of waste products. The ability of solid waste disposal facilities to meet their obligations depends upon the continued use of the facility, the successful and efficient operation of the facility and, in the case of waste-to-energy facilities, the continued ability of the facility to generate electricity on a commercial basis. All of these factors may be affected by a failure of municipalities to fully utilize the facilities, an insufficient supply of waste for disposal due to economic or population decline, rising construction and maintenance costs, any delays in construction of facilities, lower-cost alternative modes of waste processing and changes in environmental regulations. Because of the relatively short history of this type of financing, there may be technological risks involved in the satisfactory construction or operation of the projects exceeding those associated with most municipal enterprise projects. Increasing environmental regulation on the federal, state and local level has a significant impact on waste disposal facilities. While regulation requires more waste producers to use waste disposal facilities, it also imposes significant costs on the facilities. These costs include compliance with frequently changing and complex regulatory requirements, the cost of obtaining construction and operating permits, the cost of conforming to prescribed and changing equipment standards and required methods of operation and, for incinerators or waste-to-energy facilities, the cost of disposing of the waste residue that remains after the disposal process in an environmentally safe manner. In addition, waste disposal facilities frequently face substantial opposition by environmental groups and officials to their location and operation, to the possible adverse effects upon the public health and the environment that may be caused by wastes disposed of at the facilities and to alleged improper operating procedures. Waste disposal facilities benefit from laws which require waste to be disposed of in a certain manner but any relaxation of these laws could cause a decline in demand for the facilities' services. Finally, waste-to-energy facilities are concerned with many of the same issues facing utilities insofar as they derive revenues from the sale of energy to local power utilities.

     Special Tax Bonds. Special tax bonds are payable from and secured by the revenues derived by a municipality from a particular tax such as a tax on the rental of a hotel room, on the purchase of food and beverages, on the rental of automobiles or on the consumption of liquor. Special tax bonds are not secured by the general tax revenues of the municipality, and they do not represent general obligations of the municipality. Therefore, payment on special tax bonds may be adversely affected by a reduction in revenues realized from the underlying special tax due to a general decline in the local economy or population or due to a decline in the consumption, use or cost of the goods and services that are subject to taxation. Also, should spending on the particular goods or services that are subject to the special tax decline, the municipality may be under no obligation to increase the rate of the special tax to ensure that sufficient revenues are raised from the shrinking taxable base.

     Student Loan Revenue Bonds. Student loan revenue bonds are issued by various authorities to finance the acquisition of student loan portfolios or to originate new student loans. These bonds are typically secured by pledged student loans, loan repayments and funds and accounts established under the indenture. Student loans are generally either guaranteed by eligible guarantors under the Higher Education Act of 1965, as amended, and reinsured by the Secretary of the U.S. Department of Education, directly insured by the federal government or financed as part of supplemental or alternative loan programs with a state (e.g., loan repayment is not guaranteed).

     Certain student loan revenue bonds may permit the issuer to enter into an "interest rate swap agreement" with a counterparty obligating the issuer to pay either a fixed or a floating rate on a notional principal amount of bonds and obligating the counterparty to pay either a fixed or a floating interest rate on the issuer's bonds. The payment obligations of the issuer and the counterparty to each other will be netted on each interest payment date, and only one payment will be made by one party to the other. Although the choice of counterparty typically requires a determination from a rating agency that any rating of the bonds will not be adversely affected by the swap, payment on the bonds may be subject to the additional risk of the counterparty's ability to fulfill its swap obligation.

     Transit Authority Bonds. Mass transit is generally not self-supporting from fare revenues. Therefore, additional financial resources must be made available to ensure operation of mass transit systems as well as the timely payment of debt service. Often these financial resources include Federal and state subsidies, lease rentals paid by funds of the state or local government or a pledge of a special tax such as a sales tax or a property tax. If fare revenues or the additional financial resources do not increase appropriately to pay for rising operating expenses, the ability of the issuer to adequately service the debt may be adversely affected.

     Municipal Water and Sewer Revenue Bonds. Water and sewer bonds are generally payable from user fees. The ability of state and local water and sewer authorities to meet their obligations may be affected by failure of municipalities to utilize fully the facilities constructed by these authorities, economic or population decline and resulting decline in revenue from user charges, rising construction and maintenance costs and delays in construction of facilities, impact of environmental requirements, failure or inability to raise user charges in response to increased costs, the difficulty of obtaining or discovering new supplies of fresh water, the effect of conservation programs and the impact of "no growth" zoning ordinances. In some cases this ability may be affected by the continued availability of Federal and state financial assistance and of municipal bond insurance for future bond issues.

     University and College Bonds. The ability of universities and colleges to meet their obligations is dependent upon various factors, including the size and diversity of their sources of revenues, enrollment, reputation, management expertise, the availability and restrictions on the use of endowments and other funds, the quality and maintenance costs of campus facilities, and, in the case of public institutions, the financial condition of the relevant state or other governmental entity and its policies with respect to education. The institution's ability to maintain enrollment levels will depend on such factors as tuition costs, demographic trends, geographic location, geographic diversity and quality of the student body, quality of the faculty and the diversity of program offerings.

     Legislative or regulatory action in the future at the Federal, state or local level may directly or indirectly affect eligibility standards or reduce or eliminate the availability of funds for certain types of student loans or grant programs, including student aid, research grants and work-study programs, and may affect indirect assistance for education.

Puerto Rico

     Various Bonds may be affected by general economic conditions in Puerto Rico. Puerto Rico's unemployment rate remains significantly higher than the U.S. unemployment rate. Furthermore, the Puerto Rican economy is largely dependent for its development upon U.S. policies and programs that are being reviewed and may be eliminated.

     The Puerto Rican economy is affected by a number of Commonwealth and Federal investment incentive programs. For example, Section 936 of the Code provides for a credit against Federal income taxes for U.S. companies operating on the island if certain requirements are met. The Omnibus Budget Reconciliation Act of 1993 imposes limits on this credit, effective for tax years beginning after 1993. In addition, from time to time proposals are introduced in Congress which, if enacted into law, would eliminate some or all of the benefits of
Section 936. Although no assessment can be made at this time of the precise effect of this limitation, it is expected that the limitation of Section 936 credits would have a negative impact on Puerto Rico's economy.

     Aid for Puerto Rico's economy has traditionally depended heavily on Federal programs, and current Federal budgetary policies suggest that an expansion of aid to Puerto Rico is unlikely. An adverse effect on the Puerto Rican economy could result from other U.S. policies, including a reduction of tax benefits for distilled products, further reduction in transfer payment programs such as food stamps, curtailment of military spending and policies which could lead to a stronger dollar.

     In a plebiscite held in November, 1993, the Puerto Rican electorate chose to continue Puerto Rico's Commonwealth status. Previously proposed legislation, which was not enacted, would have preserved the federal tax exempt status of the outstanding debts of Puerto Rico and its public corporations regardless of the outcome of the referendum, to the extent that similar obligations issued by states are so treated and subject to the provisions of the Code currently in effect. There can be no assurance that any pending or future legislation finally enacted will include the same or similar protection against loss of tax exemption. The November 1993 plebiscite can be expected to have both direct and indirect consequences on such matters as the basic characteristics of future Puerto Rico debt obligations, the markets for these obligations, and the types, levels and quality of revenue sources pledged for the payment of existing and future debt obligations. The possible consequences include legislative proposals seeking restoration of the status of Section 936 benefits otherwise subject to the limitations discussed above. However, no assessment can be made at this time of the economic and other effects of a change in federal laws affecting Puerto Rico as a result of the November 1993 plebiscite.

Bonds Backed by Letters of Credit or Repurchase Commitments

     In the case of Bonds secured by letters of credit issued by commercial banks or savings banks, savings and loan associations and similar institutions ("thrifts"), the letter of credit may be drawn upon, and the Bonds consequently redeemed, if an issuer fails to pay amounts due on the Bonds or defaults under its reimbursement agreement with the issuer of the letter of credit or, in certain cases, if the interest on the Bonds is deemed to be taxable and full payment of amounts due is not made by the issuer. The letters of credit are irrevocable obligations of the issuing institutions, which are subject to extensive governmental regulations which may limit both the amounts and types of loans and other financial commitments which may be made and interest rates and fees which may be charged.

     Certain Intermediate Term and Put Series and certain other Series contain Bonds purchased from one or more commercial banks or thrifts or other institutions ("Sellers") which have committed under certain circumstances specified below to repurchase the Bonds from the Fund ("Repurchase Commitments"). The Bonds in these Funds may be secured by one or more Repurchase Commitments (see Investment Summary in the Prospectus) which, in turn may be backed by a letter of credit or secured by a security interest in collateral. A Seller may have committed to repurchase from the Fund any Bonds sold by it, within a specified period after receiving notice from the Trustee, to the extent necessary to satisfy redemptions of Units despite the market-making activity of the Sponsors (a "Liquidity Repurchase"). The required notice period may be 14 days (a "14 Day Repurchase") or, if a repurchase date is set forth under Investment Summary in the Prospectus, the Trustee may at any time not later than two hours after the Evaluation Time on the repurchase date (or if a repurchase date is not a business day, on the first business day thereafter), deliver this notice to the Seller. Additionally, if the Sponsors elect to remarket Units which have been received at or before the Evaluation Time on any repurchase date (the "Tendered Units"), a Seller may have committed to repurchase from the Fund on the date 15 business days after that repurchase date, any Bonds sold by the Seller to the Fund in order to satisfy any tenders for redemption by the Sponsors made within 10 business days after the Evaluation Time. A Seller may also have made any of the following commitments: (i) to repurchase at any time on 14 calendar days' notice any Bonds if the issuer thereof shall fail to make any payments of principal thereof and premium and interest thereon (a "Default Repurchase"); (ii) to repurchase any Bond on a fixed disposition date (a "Disposition Date") if the Trustee elects not to sell the Bond in the open market (because a price in excess of its Put Price (as defined under Investment Summary in the Prospectus) cannot be obtained) on this date (a "Disposition Repurchase")); (iii) to repurchase at any time on 14 calendar days' notice any Bond in the event that the interest thereon should be deemed to be taxable (a "Tax Repurchase"); and (iv) to repurchase immediately all Bonds if the Seller becomes or is deemed to be bankrupt or insolvent (an "Insolvency Repurchase"). (See Investment Summary in the Prospectus.) Any repurchase of a Bond will be at a price no lower than its original purchase price to the Fund, plus accrued interest to the date of repurchase, plus any further adjustments as described under Investment Summary in the Prospectus.

     Upon the sale of a Bond by the Fund to a third party prior to its Disposition date, any related Liquidity and Disposition Repurchase commitments will be transferable, together with an interest in any collateral or letter of credit backing the repurchase commitments and the Liquidity Repurchase commitments will be exercisable by the buyer free from the restriction that the annual repurchase right may only be exercised to meet redemptions of Units. Any Default Repurchase, Tax Repurchase and Insolvency Repurchase commitments also will not terminate upon disposition of the Bond by the Fund but will be transferable, together with an interest in the collateral or letter of credit backing the Repurchase Commitments or both, as the case may be.

     A Seller's Repurchase Commitments apply only to Bonds which it has sold to the Fund; consequently, if a particular Seller fails to meet its commitments, no recourse is available against any other Seller nor against the collateral or letters of credit of any other Seller. Each Seller's Repurchase Commitments relating to any Bond terminate (i) upon repurchase by the Seller of the Bond,
(ii) on the Disposition Date of the Bond if its holder does not elect to have the Seller repurchase the Bond on that date and (iii) in the event notice of redemption shall have been given on or prior to the Disposition Date for the entire outstanding principal amount of the Bond and that redemption or maturity of the Bond occurs on or prior to the Disposition Date. On the scheduled Disposition Date of a Bond the Trustee will sell that Bond in the open market if a price in excess of the Put Price as of the Disposition Date can be obtained.

     An investment in Units of a Fund containing any of these types of credit-supported Bonds should be made with an understanding of the characteristics of the commercial banking and thrift industries and of the risks which an investment in Units may entail. Banks and thrifts are subject to extensive governmental regulations which may limit both the amounts and types of loans and other financial commitments which may be made and interest rates and fees which may be charged. The profitability of these industries is largely dependent upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. Also, general economic conditions play an important part in the operations of this industry and exposure to credit losses arising from possible financial difficulties of borrowers might affect an institution's ability to meet its obligations. These factors also affect bank holding companies and other financial institutions, which may not be as highly regulated as banks, and may be more able to expand into other non-financial and non-traditional businesses.

     In December 1991 Congress passed and the President signed into law the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and the Resolution Trust Corporation Refinancing, Restructuring, and Improvement Act of 1991. Those laws imposed many new limitations on the way in which banks, savings banks, and thrifts may conduct their business and mandated early and aggressive regulatory intervention for unhealthy institutions.

     The thrift industry has experienced severe strains as demonstrated by the failure of numerous savings banks and savings and loan associations. One consequence of this was the insolvency of the deposit insurance fund of the Federal Savings and Loan Insurance Corporation ("FSLIC"). As a result, in 1989 Congress enacted the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") which significantly altered the legal rules and regulations governing banks and thrifts. Among other things, FIRREA abolished the FSLIC and created a new agency, the Resolution Trust Corporation ("RTC"), investing it with certain of the FSLIC's powers. The balance of the FSLIC's powers were transferred to the Federal Deposit Insurance Corporation ("FDIC"). Under FIRREA, as subsequently amended, the RTC is normally appointed as receiver or conservator of thrifts that fail between January 1, 1989 and a date that may occur as late as July 1, 1995 if their deposits, prior to FIRREA, were insured by the FSLIC. The FDIC is normally appointed as receiver or conservator for all thrifts the deposits of which, before FIRREA, were insured by the FDIC, and those thrifts the deposits of which, prior to FIRREA, were insured by the FSLIC that fail on or after the end of the RTC appointment period.

     In certain cases, the Sponsors have agreed that the sole recourse in connection with any default, including insolvency, by thrifts whose collateralized letter of credit, guarantee or Repurchase Commitments may back any of the Debt Obligations will be to exercise available remedies with respect to the collateral pledged by the thrift; should the collateral be insufficient, the Fund will, therefore, be unable to pursue any default judgment against that thrift. Certain of these collateralized letters of credit, guarantees or Repurchase Commitments may provide that they are to be called upon in the event the thrift becomes or is deemed to be insolvent. Accordingly, investors should recognize that they are subject to having the principal amount of their investment represented by a Debt Obligation secured by a collateralized letter of credit, guarantee or Repurchase Commitment returned prior to the termination date of the Fund or the maturity or disposition dates of the Debt Obligations if the thrift becomes or is deemed to be insolvent, as well as in any of the situations outlined under Repurchase Commitments below.

     Moreover, FIRREA generally permits the FDIC or the RTC, as the case may be, to prevent the exercise of a Seller's Insolvency Repurchase commitment and empowers that agency to repudiate a Seller's contracts, including a Seller's other Repurchase Commitments. FIRREA also creates a risk that damages against the FDIC or RTC would be limited and that investors could be left without the full protections afforded by the Repurchase Commitments and the Collateral. Policy statements adopted by the FDIC and the RTC concerning collateralized repurchase commitments have partially ameliorated these risks for the Funds. According to these policy statements, the FDIC or the RTC, as conservator or receiver, will not assert the position that it can repudiate the repurchase commitments without the payment of damages from the collateral, and will instead either (i) accelerate the collateralized repurchase commitments, in which event payment will be made under the repurchase commitments to the extent of available collateral, or (ii) enforce the repurchase commitments, except that any insolvency clause would not be enforceable against the FDIC and the RTC. Should the FDIC choose to accelerate, however, there is some question whether the payment made would include interest on the defaulted Debt Obligations for the period after the appointment of the receiver or conservator through the payment date.

     The RTC has also given similar comfort with respect to collateralized letters of credit, but the FDIC has not done so at this time. Consequently, there can be no assurance that collateralized letters of credit issued by thrifts for which the FDIC would be the receiver or conservator appointed, as described three paragraphs earlier, will be available in the event of the failure of any such thrift.

     The possibility of early payment has been increased significantly by the enactment of FDICIA, which requires federal regulators of insured banks, savings banks and thrifts to act more quickly to address the problems of undercapitalized institutions than previously, and specifies in more detail the actions they must take. One requirement virtually compels the appointment of a receiver for any institution when its ratio of tangible equity to total assets declines to two percent. Others force aggressive intervention in the business of an institution at even earlier stages of deterioration. Upon appointment of a receiver, if the FDIC or RTC pays as provided, in the policy statements and notwithstanding the possibility that the institution might not have deteriorated to zero book net worth (and therefore might not satisfy traditional definitions of "insolvent"), the payment could therefore come substantially earlier than might have been the case prior to FDICIA.

     Certain letters of credit or guarantees backing Bonds may have been issued by a foreign bank or corporation or similar entity (a "Foreign Guarantee"). Foreign Guarantees are subject to the risk that exchange control regulations might be adopted in the future which might affect adversely payments to the Fund. Similarly, foreign withholding taxes could be imposed in the future although provision is made in the instruments governing any Foreign Guarantee that, in substance, to the extent permitted by applicable law, additional payments will be made by the guarantor so that the total amount paid, after deduction of any applicable tax, will not be less than the amount then due and payable on the Foreign Guarantee. The adoption of exchange control regulations and other legal restrictions could have an adverse impact on the marketability of any Bonds backed by a Foreign Guarantee.

Liquidity

     Certain of the Bonds may have been purchased by the Sponsors from various banks and thrifts in large denominations and may not have been issued under bond resolutions or trust indentures providing for issuance of bonds in small denominations. These Bonds were generally directly placed with the banks or thrifts and held in their portfolios prior to sale to the Sponsors. There is no established secondary market for those Bonds. The Sponsors believe that there should be a readily available market among institutional investors for the Bonds which were purchased from these portfolios in the event it is necessary to sell Bonds to meet redemptions of Units (should redemptions be made despite the market making activity of the Sponsors) in light of the following considerations: (i) the credit characteristics of the companies obligated to make payments on the Bonds; (ii) the fact that these Bonds may be backed by irrevocable letters of credit or guarantees of banks or thrifts; and (iii) the fact that banks or thrifts selling these Bonds to the Sponsors for deposit in the Fund or the placement agent acting in connection with their sale generally have stated their intentions, although they are not legally obligated to do so, to remarket or to repurchase, at the then-current bid side evaluation, any of these Bonds proposed to be sold by the Trustee. The interest on these Bonds received by the Fund is net of the fee for the related letter of credit or guarantee charged by the bank or thrift issuing the letter of credit or guarantee.

     Any Bonds which were purchased from these portfolios are exempt from the registration provisions of the Federal securities laws, and, therefore, can be sold free of the registration requirements of the securities laws. Because there is no established secondary market for these Bonds, however, there is no assurance that the price realized on sale of these Bonds will not be adversely affected. Consequently it is more likely that the sale of these Bonds may cause a decline in the value of Units than a sale of debt obligations for which an established secondary market exists. In addition, in certain Intermediate Term and Put Series and certain other Series, liquidity of the Fund is additionally augmented by the Sellers' collateralized or letter of credit-backed Liquidity Repurchase commitment in the event it is necessary to sell any Bond to meet redemptions of Units. If, upon the scheduled Disposition Date for any Bond, the Trustee elects not to sell the Bond scheduled for disposition on this date in the open market (because, for example, a price in excess of its Put Price cannot be obtained), the Seller of the Bond is obligated to repurchase the Bond pursuant to its collateralized or letter of credit-backed Disposition Repurchase commitment. There can be no assurance that the prices that can be obtained for the Bonds at any time in the open market will exceed the Put Price of the Bonds. In addition, if any Seller should become unable to honor its repurchase commitments and the Trustee is consequently forced to sell the Bonds in the open market, there is no assurance that the price realized on this sale of the Bonds would not be adversely affected by the absence of an established secondary market for certain of the Bonds.

     In some cases, the Sponsors have entered into an arrangement with the Trustee whereby certain of the Bonds may be transferred to a trust (a "Participation Trust") in exchange for certificates of participation in the Participation Trust which could be sold in order to meet redemptions of Units. The certificates of participation would be issued in readily marketable denominations of $5,000 each or any greater multiple thereof and the holder thereof would be fully entitled to the repayment protections afforded by collateral arrangements to any holder of the underlying Bonds. These certificates would be exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(2) thereof.

     For Bonds that have been guaranteed or similarly secured by insurance companies or other corporations or entities, the guarantee or similar commitment may constitute a security (a "Restricted Security") that cannot, in the opinion of counsel, be sold publicly by the Trustee without registration under the Securities Act of 1933, as amended, or similar provisions of law subsequently exacted. The Sponsors nevertheless believe that, should a sale of these Bonds be necessary in order to meet redemptions, the Trustee should be able to consummate a sale with institutional investors. Up to 40% of the Portfolio may initially have consisted of Bonds purchased from various banks and thrifts and other Bonds with guarantees which may constitute Restricted Securities.

     The Fund may contain bonds purchased directly from issuers. These Bonds are generally issued under bond resolutions or trust indentures providing for the issuance of bonds in publicly saleable denominations (usually $5,000), may be sold free of the registration requirements of the Securities Act of 1933 and are otherwise structured in contemplation of ready marketability. In addition, the Sponsors generally have obtained letters of intention to repurchase or to use best efforts to remarket these Debt Obligations from the issuers, the placement agents acting in connection with their sale or the entities providing the additional credit support, if any. These letters do not express legal obligations; however, in the opinion of the Sponsors, these Bonds should be readily marketable.

Bonds Backed by Insurance

     Municipal bond insurance may be provided by one or more of AMBAC Indemnity Corporation ("AMBAC"), Asset Guaranty Reinsurance Co. ("Asset Guaranty"), Capital Guaranty Insurance Company ("CGIC"), Capital Markets Assurance Corp. ("CAPMAC"), Connie Lee Insurance Company ("Connie Lee"), Continental Casualty Company ("Continental"), Financial Guaranty Insurance Company ("Financial Guaranty"), Financial Security Assurance Inc. ("FSA"), Firemen's Insurance
Company of Newark, New Jersey ("Firemen's"), Industrial Indemnity Insurance Company ("IIC"), which operates the Health Industry Bond Insurance ("HIBI")
Program or Municipal Bond Investors Insurance Corporation ("MBIA") (collectively, the "Insurance Companies"). The claims-paying ability of each of these companies, unless otherwise indicated, is rated AAA by Standard & Poor's or another acceptable national rating agency. The ratings are subject to change at any time at the discretion of the rating agencies. In determining whether to insure bonds, the Insurance Companies severally apply their own standards. The cost of this insurance is borne either by the issuers or previous owners of the bonds or by the Sponsors. The insurance policies are non-cancelable and will continue in force so long as the insured Bonds are outstanding and the insurers remain in business. The insurance policies guarantee the timely payment of principal and interest on but do not guarantee the market value of the insured Bonds or the value of the Units. The insurance policies generally do not provide for accelerated payments of principal or cover redemptions resulting from events of taxability. If the issuer of any insured Bond should fail to make an interest or principal payment, the insurance policies generally provide that a Trustee or its agent will give notice of nonpayment to the Insurance Company or its agent and provide evidence of the Trustee's right to receive payment. The Insurance Company is then required to disburse the amount of the failed payment to the Trustee or its agent and is thereafter subrogated to the Trustee's right to receive payment from the issuer.

     Financial information relating to the Insurance Companies has been obtained from publicly available information. No representation is made as to the accuracy or adequacy of the information or as to the absence of material adverse changes since the information was made available to the public. Standard & Poor's has rated the Units of any Insured Fund AAA because the Insurance Companies have insured the Bonds. The assignment of a AAA rating is due to Standard & Poor's assessment of the creditworthiness of the Insurance Companies and of their ability to pay claims on their policies of insurance. In the event that Standard & Poor's reassesses the creditworthiness of any Insurance Company which would result in the rating of an Insured Fund being reduced, the Sponsors are authorized to direct the Trustee to obtain other insurance.

     Certain Bonds may be entitled to portfolio insurance ("Portfolio Insurance") that guarantees the scheduled payment of the principal of and interest on those Bonds ("Portfolio-Insured Bonds") while they are retained in the Fund. Since the Portfolio Insurance applies to Bonds only while they are retained in the Fund, the value of Portfolio-Insured Bonds (and hence the value of the Units) may decline if the credit quality of any Portfolio-Insured Bonds is reduced. Premiums for Portfolio Insurance are payable monthly in advance by the Trustee on behalf of the Fund.

     As Portfolio-Insured Bonds are redeemed by their respective issuers or are sold by the Trustee, the amount of the premium payable for the Portfolio Insurance will be correspondingly reduced. Nonpayment of premiums on any policy obtained by the Fund will not result in the cancellation of insurance but will permit the portfolio insurer to take action against the Trustee to recover premium payments due it. Upon the sale of a Portfolio-Insured Bond from the Fund, the Trustee has the right, pursuant to an irrevocable commitment obtained from the portfolio insurer, to obtain insurance to maturity ("Permanent Insurance") on the Bond upon the payment of a single predetermined insurance premium from the proceeds of the sale. It is expected that the Trustee will exercise the right to obtain Permanent Insurance only if the Fund would receive net proceeds from the sale of the Bond (sale proceeds less the insurance premium attributable to the Permanent Insurance) in excess of the sale proceeds that would be received if the Bonds were sold on an uninsured basis. The premiums for Permanent Insurance for each Portfolio-Insured Bond will decline over the life of the Bond.

     The  Public  Offering  Price  does not  reflect  any  element  of value for
Portfolio Insurance. The Evaluator will attribute a value to the Portfolio Insurance (including the right to obtain Permanent Insurance) for the purpose of computing the price or redemption value of Units only if the Portfolio-Insured Bonds are in default in payment of principal or interest or, in the opinion of the Agent for the Sponsors, in significant risk of default. In making this determination the Agent for the Sponsors has established as a general standard that a Portfolio-Insured Bond which is rated less than BB by Standard & Poor's or Ba by Moody's will be deemed in significant risk of default although the Agent for the Sponsors retains the discretion to conclude that a Portfolio-Insured Bond is in significant risk of default even though at the time it has a higher rating, or not to reach that conclusion even if it has a lower rating. The value of the insurance will be equal to the difference between (i) the market value of the Portfolio-Insured Bond assuming the exercise of the right to obtain Permanent Insurance (less the insurance premium attributable to the purchase of Permanent Insurance) and (ii) the market value of the Portfolio-Insured Bond not covered by Permanent Insurance.

     In addition, certain Funds may contain Bonds that are insured to maturity as well as being Portfolio-Insured Bonds.

     The following are brief descriptions of the Insurance Companies. The financial information presented for each company has been determined on a statutory basis and is unaudited.

     AMBAC is a Wisconsin-domiciled stock insurance company, regulated by the Insurance Department of the State of Wisconsin, and licensed to do business in various states. AMBAC is a wholly-owned subsidiary of AMBAC Inc., a financial holding company which is publicly owned following a complete divestiture by Citibank during the first quarter of 1992.

     Asset Guaranty is a New York State insurance company licensed to write financial guarantee, credit, residual value and surety insurance. Asset Guaranty commenced operations in mid-1988 by providing reinsurance to several major monoline insurers. The parent holding company of Asset Guaranty, Asset Guarantee Inc. (AGI), merged with Enhance Financial Services (EFS) in June, 1990 to form Enhance Financial Services Group Inc. (EFSG). The two main, 100%-owned subsidiaries of EFSG, Asset Guaranty and Enhance Reinsurance Company (ERC), share common management and physical resources. After an initial public offering completed in February 1992 and the sale by Merrill Lynch & Co. of its state, EFSG is 49.8%-owned by the public, 29.9% by US West Financial Services, 14.1% by Manufacturers Life Insurance Co. and 6.2% by senior management. Both ERC and Asset Guaranty are rated "AAA" for claims paying ability by Duff & Phelps, and ERC is rated triple-A for claims-paying-ability for both S&P and Moody's. Asset Guaranty received a "AA" claims-paying-ability rating from S&P during August 1993, but remains unrated by Moody's.

     CGIC, a monoline bond insurer headquartered in San Francisco, California, was established in November 1986 to assume the financial guaranty business of United States Fidelity and Guaranty Company ("USF&G"). It is a wholly-owned subsidiary of Capital Guaranty Corporation ("CGC") whose stock is owned by:
Constellation Investments, Inc., an affiliate of Baltimore Gas & Electric, Fleet/Norstar Financial Group, Inc., Safeco Corporation, Sibag Finance
Corporation, an affiliate of Siemens AG, USF&G, the eighth largest property/casualty company in the U.S. as measured by net premiums written, and CGC management.

     CAPMAC commenced operations in December 1987, as the second mono-line financial guaranty insurance company (after FSA) organized solely to insure non-municipal obligations. CAPMAC, a New York corporation, is a wholly-owned subsidiary of CAPMAC Holdings, Inc. (CHI), which was sold in 1992 by Citibank (New York State) to a group of 12 investors led by the following: Dillon Read's Saratoga Partners II, L.P., an acquisition fund; Caprock Management, Inc., representing Rockefeller family interests; Citigrowth Fund, a Citicorp venture capital group; and CAPMAC senior management and staff. These groups control approximately 70% of the stock of CHI. CAPMAC had traditionally specialized in guaranteeing consumer loan and trade receivable asset-backed securities. Under the new ownership group CAPMAC intends to become involved in the municipal bond insurance business, as well as their traditional non-municipal business.

     Connie Lee is a wholly owned subsidiary of College Construction Loan Insurance Association ("CCLIA"), a government-sponsored enterprise established by Congress to provide American academic institutions with greater access to low-cost capital through credit enhancement. Connie Lee, the operating insurance company, was incorporated in 1987 and began business as a reinsurer of tax-exempt bonds of colleges, universities, and teaching hospitals with a concentration on the hospital sector. During the fourth quarter of 1991 Connie Lee began underwriting primary bond insurance which will focus largely on the college and university sector. CCLIA's founding shareholders are the U.S. Department of Education, which owns 14% of CCLIA, and the Student Loan Marketing Association ("Sallie Mae"), which owns 36%. The other principal owners are:
Pennsylvania Public School Employees' Retirement System, Metropolitan Life Insurance Company, Kemper Financial Services, Johnson family funds and trusts, Northwestern University, Rockefeller & Co., Inc. administered trusts and funds, and Stanford University. Connie Lee is domiciled in the state of Wisconsin and has licenses to do business in 47 states and the District of Columbia.

     Continental is a wholly-owned subsidiary of CNA Financial Corp. and was incorporated under the laws of Illinois in 1948. Continental is the lead property-casualty company of a fleet of carriers nationally known as "CNA Insurance Companies". CNA is rated AA+ by Standard & Poor's.

     Financial Guaranty is a wholly-owned subsidiary of FGIC Corporation ("Corporation"), a Delaware holding company. The Corporation is a subsidiary of General Electric Capital Corporation ("Capital"). Neither the Corporation nor Capital is obligated to pay the debts of or the claims against Financial Guaranty. Financial Guaranty is a monoline financial guaranty insurer domiciled in the State of New York and is subject to regulation by the State of New York Insurance Department. As of December 31, 1998, the total capital and surplus of Financial Guaranty was approximately $1,258,215,191. Financial Guaranty prepares financial statements on the basis of statutory accounting principles and generally accepted accounting principles. Copies of such financial statements may be obtained by writing to Financial Guaranty at 115 Broadway, New York, New York 10006, Attention: Communications Department (telephone number:
212-312-3000) or to the New York State Insurance Department at 25 Beaver Street, New York, New York 10004-2319, Attention: Financial Condition Property/Casualty Bureau (telephone number: 212-621-0389).

     In addition, Financial Guaranty is currently licensed to write insurance in all 50 states and the District of Columbia.

     FSA is a monoline property and casualty insurance company incorporated in New York in 1984. It is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which was acquired in December 1989 by US West, Inc., the regional Bell Telephone Company serving the Rocky Mountain and Pacific Northwestern states. U.S. West is currently seeking to sell FSA. FSA is licensed to engage in the surety business in 42 states and the District of Columbia. FSA is engaged exclusively in the business of writing financial guaranty insurance, on both tax-exempt and non-municipal securities.

     Firemen's, which was incorporated in New Jersey in 1855, is a wholly-owned subsidiary of The Continental Corporation and a member of The Continental Insurance Companies, a group of property and casualty insurance companies the claims paying ability of which is rated AA- by Standard & Poor's. It provides unconditional and non-cancelable insurance on industrial development revenue bonds.

     IIC, which was incorporated in California in 1920, is a wholly-owned subsidiary of Crum and Forster, Inc., a New Jersey holding company and a wholly-owned subsidiary of Xerox Corporation. IIC is a property and casualty insurer which, together with certain other wholly-owned insurance subsidiaries of Crum and Forster, Inc., operates under a Reinsurance Participation Agreement whereby all insurance written by these companies is pooled among them. Standard & Poor's has rated IIC's claims-paying ability A. Any IIC/HIBI-rated Debt Obligations in an Insured Series are additionally insured for as long as they remain in the Fund and as long as IIC/HIBI's rating is below AAA, in order to maintain the AAA-rating of Fund Units. The cost of any additional insurance is paid by the Fund and such insurance would expire on the sale or maturity of the Debt Obligation.

     MBIA is the principal operating subsidiary of MBIA Inc. The principal shareholders of MBIA Inc. were originally Aetna Casualty and Surety Company, The Fund American Companies, Inc., subsidiaries of CIGNA Corporation and Credit Local de France, CAECL, S.A. These principal shareholders now own approximately 13% of the outstanding common stock of MBIA Inc. following a series of four public equity offerings over a five-year period.

     Insurance  companies  are  subject to  regulation  and  supervision  in the jurisdictions in which they do business under statutes which delegate regulatory, supervisory and administrative powers to state insurance commissioners. This regulation, supervision and administration relate, among other things, to: the standards of solvency which must be met and maintained; the licensing of insurers and their agents; the nature of and limitations on investments; deposits of securities for the benefit of policyholders; approval of policy forms and premium rates; periodic examinations of the affairs of insurance companies; annual and other reports required to be filed on the financial condition of insurers or for other purposes; and requirements regarding reserves for unearned premiums, losses and other matters. Regulatory agencies require that premium rates not be excessive, inadequate or unfairly discriminatory. Insurance regulation in many states also includes "assigned risk" plans, reinsurance facilities, and joint underwriting associations, under which all insurers writing particular lines of insurance within the jurisdiction must accept, for one or more of those lines, risks that are otherwise uninsurable. A significant portion of the assets of insurance companies is required by law to be held in reserve against potential claims on policies and is not available to general creditors.

     Although the Federal government does not regulate the business of insurance, Federal initiatives can significantly impact the insurance business. Current and proposed Federal measures which may significantly affect the insurance business include pension regulation (ERISA), controls on medical care costs, minimum standards for no-fault automobile insurance, national health insurance, personal privacy protection, tax law changes affecting life insurance companies or the relative desirability of various personal investment vehicles and repeal of the current antitrust exemption for the insurance business. (If this exemption is eliminated, it will substantially affect the way premium rates are set by all property-liability insurers.) In addition, the Federal government operates in some cases as a co-insurer with the private sector insurance companies.

     Insurance companies are also affected by a variety of state and Federal regulatory measures and judicial decisions that define and extend the risks and benefits for which insurance is sought and provided. These include judicial redefinitions of risk exposure in areas such as products liability and state and Federal extension and protection of employee benefits, including pension, workers' compensation, and disability benefits. These developments may result in short-term adverse effects on the profitability of various lines of insurance. Longer-term adverse effects can often be minimized through prompt repricing of coverages and revision of policy terms. In some instances these developments may create new opportunities for business growth. All insurance companies write policies and set premiums based on actuarial assumptions about mortality, injury, the occurrence of accidents and other insured events. These assumptions, while well supported by past experience, necessarily do not take account of future events. The occurrence in the future of unforeseen circumstances could affect the financial condition of one or more insurance companies. The insurance business is highly competitive and with the deregulation of financial service businesses, it should become more competitive. In addition, insurance companies may expand into non-traditional lines of business which may involve different types of risks.

State Risk Factors

     Investment in a single State Trust, as opposed to a Fund which invests in the obligations of several states, may involve some additional risk due to the decreased diversification of economic, political, financial and market risks. See"State Matters" for brief summaries of some of the factors which may affect the financial condition of the States represented in various State Trusts of Defined Asset Funds, together with summaries of tax considerations relating to those States.

Payment of Bonds and Life of a Fund

     Because Bonds from time to time may be redeemed or prepaid or will mature in accordance with their terms or may be sold under certain circumstances described herein, no assurance can be given that a Portfolio will retain for any length of time its present size and composition. Bonds may be subject to redemption prior to their stated maturity dates pursuant to optional refunding or sinking fund redemption provisions or otherwise. In general, optional refunding redemption provisions are more likely to be exercised when the offer side evaluation is at a premium over par than when it is at a discount from par. Generally, the offer side evaluation of Bonds will be at a premium over par when market interest rates fall below the coupon rate on the Bonds. Bonds in a Portfolio may be subject to sinking fund provisions early in the life of a Fund. These provisions are designed to redeem a significant portion of an issue gradually over the life of the issue; obligations to be redeemed are generally chosen by lot. Additionally, the size and composition of a Portfolio will be affected by the level of redemptions of Units that may occur from time to time and the consequent sale of Bonds. Principally, this will depend upon the number of Holders seeking to sell or redeem their Units and whether or not the Sponsors continue to reoffer Units acquired by them in the secondary market. Factors that the Sponsors will consider in the future in determining to cease offering Units acquired in the secondary market include, among other things, the diversity of a Portfolio remaining at that time, the size of a Portfolio relative to its original size, the ratio of Fund expenses to income, a Fund's current and long-term returns, the degree to which Units may be selling at a premium over par relative to other funds sponsored by the Sponsors and the cost of maintaining a current Prospectus for a Fund. These factors may also lead the Sponsors to seek to terminate a Fund earlier than would otherwise be the case.

Redemption

     The Trustee is empowered to sell Bonds in order to make funds available for redemption if funds are not otherwise available in the Capital and Income
Accounts. The Bonds to be sold will be selected from a list supplied by the Sponsors. Securities will be chosen for this list by the Sponsors on the basis of those market and credit factors as they may determine are in the best interests of the Fund. Provision is made under the Indenture for the Sponsors to specify minimum face amounts in which blocks of Bonds are to be sold in order to obtain the best price for the Fund. While these minimum amounts may vary from time to time in accordance with market conditions, the Sponsors believe that the minimum face amounts which would be specified would range from $25,000 for readily marketable Bonds to $250,000 for certain Restricted Securities which can be distributed on short notice only by private sale, usually to institutional investors. Provision is also made that sales of Bonds may not be made so as to
(i) result in the Fund owning less than $250,000 of any  Restricted  Security or
(ii) result in more than 50% of the Fund consisting of Restricted Securities. In addition, the Sponsors will use their best efforts to see that these sales of Bonds are carried out in such a way that no more than 40% in face amount of the Fund is invested in Restricted Securities, provided that sales of unrestricted Securities may be made if the Sponsors' best efforts with regard to timely sales of Restricted Securities at prices they deem reasonable are unsuccessful and if as a result of these sales more than 50% of the Fund does not consist of Restricted Securities. Thus the redemption of Units may require the sale of larger amounts of Restricted Securities than of unrestricted Securities.

Tax Exemption

     In the opinion of bond counsel rendered on the date of issuance of each Bond, the interest on each Bond is excludable from gross income under existing law for regular Federal income tax purposes (except in certain circumstances depending on the Holder) but may be subject to state and local taxes and may be a preference item for purposes of the Alternative Minimum Tax. Interest on Bonds may become subject to regular Federal income tax, perhaps retroactively to their date of issuance, as a result of changes in Federal law or as a result of the failure of issuers (or other users of the proceeds of the Bonds) to comply with certain ongoing requirements.

     Moreover, the Internal Revenue Service has announced an expansion of its examination program with respect to tax-exempt bonds. The expanded examination program will consist of, among other measures, increased enforcement against abusive transactions, broader audit coverage (including the expected issuance of audit guidelines) and expanded compliance achieved by means of expected revisions to the tax-exempt bond information return forms.

     In certain cases, a Bond may provide that if the interest on the Bond should ultimately be determined to be taxable, the Bond would become due and payable by its issuer, and, in addition, may provide that any related letter of credit or other security could be called upon if the issuer failed to satisfy all or part of its obligation. In other cases, however, a Bond may not provide for the acceleration or redemption of the Bond or a call upon the related letter of credit or other security upon a determination of taxability. In those cases in which a Bond does not provide for acceleration or redemption or in which both the issuer and the bank or other entity issuing the letter of credit or other security are unable to meet their obligations to pay the amounts due on the Bond as a result of a determination of taxability, a Trustee would be obligated to sell the Bond and, since it would be sold as a taxable security, it is expected that it would have to be sold at a substantial discount from current market price. In addition, as mentioned above, under certain circumstances Holders could be required to pay income tax on interest received prior to the date on which the interest is determined to be taxable.

INCOME AND RETURNS

Income

     Because accrued interest on Bonds is not received by a Fund at a constant rate throughout the year, any monthly income distribution may be more or less than the interest actually received by the Fund. To eliminate fluctuations in the monthly income distribution, a portion of the Public Offering Price consists of an advance to the Trustee of an amount necessary to provide approximately equal distributions. Upon the sale or redemption of Units, investors will receive their proportionate share of the Trustee advance. In addition, if a Bond is sold, redeemed or otherwise disposed of, a Fund will periodically distribute the portion of the Trustee advance that is attributable to that Bond to investors.

     The regular monthly income distribution stated in the Prospectus is based on a Public Offering Price of $1,000 per Unit after deducting estimated Fund expenses, and will change as the composition of the Portfolio changes over time.

     Income is received by a Fund upon semi-annual payments of interest on the Bonds held in a Portfolio. Bonds may sometimes be purchased on a when, as and if issued basis or may have a delayed delivery. Since interest on these Bonds does not begin to accrue until the date of delivery to a Fund, in order to provide tax-exempt income to Holders for this non-accrual period, the Trustee's Annual Fee and Expenses is reduced by the interest that would have accrued on these Bonds between the initial settlement date for Units and the delivery dates of the Bonds. This eliminates reduction in Monthly Income Distributions. Should when-issued Bonds be issued later than expected, the fee reduction will be increased correspondingly. If the amount of the Trustee's Annual Fee and Expenses is insufficient to cover the additional accrued interest, the Sponsors will treat the contracts as Failed Bonds. As the Trustee is authorized to draw on the letter of credit deposited by the Sponsors before the settlement date for these Bonds and deposit the proceeds in an account for the Fund on which it pays no interest, its use of these funds compensates the Trustee for the reduction described above.
STATE MATTERS

ARIZONA

     The following information is a brief summary of some of the factors affecting the economy in the State and does not purport to be a complete description of such factors. This summary is based on publicly available information and forecasts which have not been independently verified by the Sponsor or its legal counsel.

     RISK FACTORS-The State Economy. The Arizona economy over the last several decades has grown faster than in most other regions of the United States, as measured by population, employment and personal income.

     Historically,  the  State  economy  has  been  somewhat  dependent  on  the construction industry and is sensitive to trends in that sector. The construction and real estate industries have rebounded from their substantial declines experienced during the late 1980's and early 1990's and are experiencing positive growth. Other principal economic sectors include services, manufacturing, mining, tourism and the military.

     A substantial amount of overbuilding occurred during the early 1980's while the State's economy was flourishing, which adversely affected Arizona's financial-based institutions and caused them to be placed under the control of the Resolution Trust Corporation ("RTC"). In the aftermath of the savings and loan crisis, which hit Arizona hard beginning in the late 1980's, the RTC sold over $23 billion in Arizona assets, consisting mostly of real-estate secured loans and real property, prior to December 31, 1995, when the RTC ceased to exist with the FDIC taking over any remaining functions of the RTC.

     The trend in the Arizona  banking  community for the past several years has
been  one  of  consolidation.   As  financial   institutions  within  the  state
consolidate, many branch offices have been closed, displacing workers.

     More than 1,700 jobs were lost by the closing of Williams Air Force Base in Chandler, Arizona, on September 30, 1993, when Williams Air Force Base was selected as one of the military installations to be closed as a cost-cutting measure by the Defense Base Closure and Realignment Commission, whose recommendations were subsequently approved by the President and the United States House of Representatives. Williams Air Force Base injected an estimated $300 million in the local economy annually and employed approximately 3,800 military and civilian personnel. The base has been converted into a regional civilian airport, including an aviation, educational and business complex. Further proposed reductions in federal military expenditures may adversely affect the Arizona economy.

     Few of Arizona's largest employers are based entirely in Arizona; many have headquarters and operations in other states. Therefore, economic factors in other states could affect the employment situation in Arizona.

     Job  growth  in  Arizona,  defined  as  growth  of total  wage  and  salary employment, was consistently in the range of 2.1% to 2.5% for the years 1988 through 1990, declined to 0.6% in 1991, then increased to 1.7% in 1992, 3.0% in 1993, and 6.7% in 1994. Job growth was 6.1% in 1995, 5.4% in 1996 and 4.5% in
1997, and is forecast at 4.0% for 1998 and 2.9% for 1999.

     The unemployment rate in Arizona was 5.3% in 1990, 5.6% in 1991, 7.4% in 1992, 6.2% in 1993, 6.4% in 1994, 5.1% in 1995, 5.5% in 1996 and 4.7% in 1997.
Arizona's unemployment rate is forecast at 4.4% for 1998 and 4.7% for 1999.

     Current personal income in Arizona has continued to rise, but at slower rates than in the early to mid-1980's. Personal income grew at a rate of 5.8% in 1990 and dropped to 4.6% in 1991. Growth in personal income increased at a rate of 6.7% in 1992, 7.3% in 1993, 8.7% in 1994, 9.0% in 1995, 8.0% in 1996 and 7.3%
in 1997. Growth in Arizona personal income is forecast at 7.0% for 1998 and 6.5% for 1999.

     Bankruptcy filings in the District of Arizona increased dramatically in the mid-1980's, but percentage increases decreased during the early 1990's, with 1993 resulting in the first drop in bankruptcy filings since 1984. Bankruptcy filings totaled 19,686 in 1991, 19,883 in 1992, 17,381 in 1993, 15,008 in 1994,
15,767 in 1995,  and  19,989  in 1996 and 24,  686 in 1997.  Bankruptcy  filings during 1998 totaled 23,721.

     The inflation rate, as measured by the consumer price index in the Phoenix, Arizona metropolitan area, including all of Maricopa County, hovered around the national average during the late 1980's and early 1990's, but has been higher than the national average since 1993. The Phoenix metropolitan area inflation rate for 1996 was 5.1%, approximately 2% higher than the national average for 1996. The Phoenix metropolitan area inflation rate remained above the national average during 1997, with a rate of 4.4% compared with 2.3%. The Phoenix metropolitan area inflation rate forecast at 4.0% for 1998, compared to a forecasted national average rate of 1.8%, and is forecast at 3.8% for 1999.

     For several decades the population of the State of Arizona has grown at a substantially higher rate than the population of the United States. Arizona's population rose 35% between 1980 and 1990, according to the 1990 census, a rate exceeded only in Nevada and Alaska. Nearly 950,000 residents were added during this period. Population growth across Arizona between 1990 and 1996 greatly outpaced the national average; Arizona's population rose more than three times as fast as the national average during this period. Although significantly greater than the national average population growth, it is lower than Arizona's population growth in the mid-1980's. The rate of population growth in Arizona slowed slightly in 1997. Census data show that in the 1990's, California has been Arizona's largest source of in-migration. Out- migration from California has now slowed, which could affect the level of Arizona's net in-migration.

     The State Budget, Revenues and Expenditures. The state operates on a fiscal year beginning July 1 and ending June 30. Fiscal year 1998 refers to the year ending June 30, 1998. Fiscal year 1999 refers to the year ending June 30, 1999.

     The General Fund revenues for fiscal year 1998 are estimated at $5.263 billion. Total General Fund revenues of $5.364 billion are expected during fiscal year 1999. Approximately 45% of this expected revenue comes from sales and use taxes, 48% from income taxes (both individual and corporate) and 2% from other taxes. In addition to taxes, revenue includes non-tax items such as income from the state lottery, licenses, fees and permits, and interest.

     The General Fund expenditures for fiscal year 1998 are estimated at $5.255 billion. For fiscal year 1999, General Fund expenditures of $5.874 billion are expected. Approximately 36% of major General Fund appropriations are for the Department of Education for K-12, 12% is for higher education, 9% is for the administration of the AHCCCS program (the State's alternative to Medicaid), 7% is for the Department of Economic Security, 4% is for the Department of Health Services and 9% is for the Department of Corrections.

     Most or all of the Debt Obligations of the Arizona Trust are not obligations of the State of Arizona, and are not supported by the State's taxing powers. The particular source of payment and security for each of the Debt Obligations is detailed in the instruments themselves and in related offering materials. There can be no assurances, however, with respect to whether the market value or marketability of any of the Debt Obligations issued by an entity other than the State of Arizona will be affected by the financial or other condition of the State or of any entity located within the State. In addition, it should be noted that the State of Arizona, as well as counties, municipalities, political subdivisions and other public authorities of the state, are subject to limitations imposed by Arizona's constitution with respect to ad valorem taxation, bonded indebtedness and other matters. For example, the state legislature cannot appropriate revenues in excess of 7% of the total personal income of the state in any fiscal year. These limitations may affect the ability of the issuers to generate revenues to satisfy their debt obligations.

     The Arizona voters have passed a measure which requires a two-thirds vote of the legislature to increase State taxes, which could make it more difficult to reverse tax reduction measures which have been enacted in recent years. This measure could adversely affect State fund balances and fiscal conditions. There have also been periodic attempts in the form of voter initiatives and legislative proposals to further limit the amount of annual increases in taxes that can be levied by the various taxing jurisdictions without voter approval. It is impossible to predict whether any such proposals will ever be enacted or what the effect of any such proposals would be. However, if such proposals were enacted, there could be an adverse impact on State or local government financing.

     In 1996, a lower court found unlawful the practice used by some localities in Arizona pursuant to which so-called "Capital Appreciation Bonds" (which pay no current interest) were issued. In 1996, the legislature enacted legislation validating all bonds of this type outstanding on March 31, 1996. However, the legislation contains restrictions which may have an adverse impact on the overall financial condition of municipalities that have issued bonds of this type and their ability to issue additional debt.

     School Finance. In July of 1994, the Supreme Court of Arizona found that the formulas for funding public schools in Arizona caused "gross disparities" among school districts and therefore violated the Arizona Constitution. The Arizona legislature recently adopted a new funding program in response to the judgment, which provides extensive changes in the previous budget and expenditure system, and among other things, provides state funds for construction and maintenance of capital facilities and establishes minimum standards for such facilities. The legislation also sets limits on the amount of bonds school districts can issue after December 31, 1998. In July, 1998, the Supreme Court of Arizona dismissed the lawsuit challenging the State's educational financing system. It remains unclear what effect the 1998 legislation will have on state and county finances or school district budgets.

     Health Care Facilities. Arizona does not participate in the federally administered Medicaid program. Instead, the state administers an alternative program, the Arizona Health Care Cost Containment System ("AHCCCS"), which provides health care to indigent persons meeting certain financial eligibility requirements, through managed care programs. AHCCCS is financed by a combination of federal, state and county funds.

     Under state law, hospitals retain the authority to raise rates with notification and review by, but not approval from, the Department of Health Services. Hospitals in Arizona have experienced profitability problems along with those in other states.

     Health care firms have been in the process of consolidating. Continuing consolidation and merger activity in the health care industry is expected.

     Utilities. Arizona's utilities are currently subject to regulation by the Arizona Corporation Commission. This regulation extends to, among other things, the issuance of certain debt obligations by regulated utilities and periodic rate increases needed by utilities to cover operating costs and debt service. The inability of any regulated public utility to secure necessary rate increases could adversely affect the utility's ability to pay debt service. In May, 1998, Arizona adopted the Electric Power Competition Act. This represents the initial phase of deregulation of electric power utilities in Arizona, which is being phased in beginning January, 1999.

     This deregulation act affects Arizona's largest regulated utility, Arizona Public Service Company ("APS"), which currently serves all or part of 11 of Arizona's 15 counties and provides electric service to approximately 700,000 customers. APS is a significant part owner of Arizona's nuclear generator, the Palo Verde Nuclear Generating Station. APS is owned by Pinnacle West Capital Corporation ("Pinnacle West").

     This  deregulation  act also  affects the Salt River  Project  Agricultural
Improvement and Power District ("SRP"), even though as an agricultural improvement district organized under state law, SRP is not subject to regulation by the Arizona Corporation Commission. SRP, one of the nation's five largest locally owned public power utilities, provides electric service to over 600,000 customers (consumer, commercial and industrial) within a 2,900 square mile area in parts of Maricopa, Gila and Pinal Counties in Arizona. Under Arizona law, SRP's board of directors has the exclusive authority to establish rates for electricity. SRP must follow certain procedures, including certain public notice requirements and a special board of directors meeting, before implementing any changes in standard electric rates.

     It remains unclear at this time how Arizona's electric utilities will implement and respond to the changes required under the new deregulation act, and what effects it may have on Arizona utility providers, consumers or the Arizona economy in general.

     Two special purpose irrigation districts formed for the purpose of issuing bonds to finance the purchase of Colorado River water from the Central Arizona Project filed for bankruptcy in 1994 under Chapter 9 of the United States Bankruptcy Code as a result of the districts' inability to collect tax revenue sufficient to service their bonded debt. The financial problems arose from a combination of unexpectedly high costs of constructing the Central Arizona Project, plummeting land values resulting in a need to increase property taxes and refusal by many landowners in the districts to shoulder the increased tax burden. In June 1995 a bankruptcy plan was confirmed for one district, which returned to bondholders 57 cents on the dollar of their principal and placed an additional 42 cents on the dollar in new 8% bonds maturing in seven years. The proceedings with respect to the second district are continuing. Although a plan of reorganization was confirmed for the second district, it has been appealed and certain elements of the plan are subject to continuing litigation.

     Other Factors. The uncertainty concerning the Mexico economy could have an impact on Arizona's economy, as trade and tourism in the southern regions of the state bordering Mexico could be affected by the condition of the Mexico economy. It is also unclear the extent to which the weakness in other foreign markets may have on the Arizona economy.

CALIFORNIA

     The following information constitutes only a brief summary, does not purport to be a complete description, and is based on information drawn from official statements and Prospectuses relating to securities offerings of the State of California and various local agencies in California, available as of the date of this Prospectus. While the Sponsors have not independently verified such information, they have no reason to believe that such information is not correct in all material respects.

Economic Factors.

     Fiscal Years Prior to 1995-96. Pressures on the State's budget in the late 1980's and early 1990's were caused by a combination of external economic conditions and growth of the largest General Fund Programs - K-14 education, health, welfare and corrections - at rates faster than the revenue base. These pressures could continue as the State's overall population and school age population continue to grow, and as the State's corrections program responds to a "Three Strikes" law enacted in 1994, which requires mandatory life prison terms for certain third-time felony offenders. In addition, the State's health and welfare programs are in a transition period as a result of recent federal and State welfare reform initiatives.

     As a result of these factors and others, and especially because a severe recession between 1990-94 reduced revenues and increased expenditures for social welfare programs, from the late 1980's until 1992- 93, the State had periods of significant budget imbalance. During this period, expenditures exceeded revenues in four out of six years, and the State accumulated and sustained a budget deficit in its budget reserve, the Special Fund for Economic Uncertainties ("SFEU") approaching $2.8 billion at its peak at June 30, 1993. Between the 1991-92 and 1994-95 Fiscal Years, each budget required multibillion dollar actions to bring projected revenues and expenditures into balance, including significant cuts in health and welfare program expenditures; transfers of program responsibilities and funding from the State to local governments; transfers of about $3.6 billion in annual local property tax revenues from other local governments to local school districts, thereby reducing State funding for schools under Proposition 98; and revenue increases (particularly in the 1991-92 Fiscal Year budget), most of which were for a short duration.

     Despite these budget actions, the effects of the recession led to large, unanticipated deficits in the SFEU, as compared to projected positive balances. By the 1993-94 Fiscal Year, the accumulated deficit was so large that it was impractical to budget to retire such deficits in one year, so a two-year program was implemented, using the issuance of revenue anticipation warrants to carry a portion of the deficit over to the end of the fiscal year. When the economy failed to recover sufficiently in 1993-94, a second two-year plan was implemented in 1994-95, again using cross-fiscal year revenue anticipation warrants to partly finance the deficit into the 1995-96 fiscal year.


     Another consequence of the accumulated budget deficits, together with other factors such as disbursement of funds to local school districts "borrowed" from future fiscal years and hence not shown in the annual budget, was to significantly reduce the State's cash resources available to pay its ongoing obligations. When the Legislature and the Governor failed to adopt a budget for the 1992-93 Fiscal Year by July 1, 1992, which would have allowed the State to carry out its normal annual cash flow borrowing to replenish cash reserves, the State Controller issued registered warrants to pay a variety of obligations representing prior years' or continuing appropriations, and mandates from court orders. Available funds were used to make constitutionally-mandated payments, such as debt service on bonds and warrants. Between July 1 and September 4, 1992, when the budget was adopted, the State Controller issued a total of approximately $3.8 billion of registered warrants.

     For several fiscal years during the recession, the State was forced to rely on external debt markets to meet its cash needs, as a succession of notes and revenue anticipation warrants were issued in the period from June 1992 to July 1994, often needed to pay previously maturing notes or warrants. These borrowings were used also in part to spread out the repayment of the accumulated budget deficit over the end of a fiscal year, as noted earlier. The last and largest of these borrowings was $4.0 billion of revenue anticipation warrants which were issued in July, 1994 and matured on April 25, 1996.

     1995-96 and 1996-97 Fiscal Years. With the end of the recession, and a growing economy beginning in 1994, the State's financial condition improved markedly in the last three fiscal years, with a combination of better than expected revenues, slowdown in growth of social welfare programs, and continued spending restraint based on the actions taken in earlier years. The last of the recession-induced budget deficits was repaid, allowing the SFEU to post a positive cash balance for only the second time in the 1990's, totaling $281 million as of June 30, 1997. The State's cash position also returned to health, as cash flow borrowing was limited to $3 billion in 1996-97, and no deficit borrowing has occurred over the end of these last three fiscal years.

     The economy grew strongly during these fiscal years, and as a result, the General Fund took in substantially greater tax revenues (around $2.2 billion in 1995-96, $1.6 billion in 1996-97 and $2.4 billion in 1997-98) than were initially planned when the budgets were enacted. These additional funds were largely directed to school spending as mandated by Proposition 98, and to make up shortfalls from reduced federal health and welfare aid in 1995-96 and 1996-97. The accumulated budget deficit from the recession years was finally eliminated. The Department of Finance estimates that the State's Budget Reserve (the SFEU) totaled $639.8 million as of June 30, 1997, and $1.782 billion at June 30, 1998.

1998-99 Fiscal Year.

     When the Governor released his proposed 1998-99 Fiscal Year Budget on January 9, 1998, he projected General Fund revenues for the 1998-99 Fiscal Year of $55.4 billion, and proposed expenditures in the same amount. By the time the Governor released the May Revision to the 1998-99 Budget ("May Revision") on May 14, 1998, the Administration projected that revenues for the 1997-98 and 1998-99 Fiscal Years combined would be more than $4.2 billion higher than was projected in January. The Governor proposed that most of this increased revenue be dedicated to fund a 75% cut in the Vehicle License Fee ("VLF").

     The Legislature passed the 1998-99 Budget Bill on August 11, 1998, and the Governor signed it on August 21, 1998. Some 33 companion bills necessary to implement the budget were also signed. In signing the Budget Bill, the Governor used his line-item veto power to reduce expenditures by $1.360 billion from the General Fund, and $160 million from Special Funds. Of this total, the Governor indicated that about $250 million of vetoed funds were "set aside" to fund programs for education. Vetoed items included education funds, salary increases and many individual resources and capital projects.

     The 1998-99 Budget Act is based on projected General Fund revenues and transfers of $57.0 billion (after giving effect to various tax reductions enacted in 1997 and 1998), a 4.2% increase from the revised 1997-98 figures. Special Fund revenues were estimated at $14.3 billion. The revenue projections were based on the May Revision. Economic problems overseas since that time may affect the May Revision projections.

     After giving effect to the Governor's vetoes, the Budget Act provided authority for expenditures of $57.3 billion from the General Fund (a 7.3% increase from 1997-98), $14.7 billion from Special Funds, and $3.4 billion from bond funds. The Budget Act projected a balance in the SFEU at June 30, 1999 (but without including the "set aside" veto amount), of $1.255 billion, a little more than 2% of General Fund revenues. The Budget Act assumed the State will carry out its normal intra-year cash flow borrowing in the amount of $1.7 billion of revenue anticipation notes, which were issued on October 1, 1998.

     The most significant feature of the 1998-99 Budget was agreement on a total of $1.4 billion of tax cuts. The central element is a bill which provides for a phased-in reduction of the VLF. Since the VLF is currently transferred to cities and counties, the bill provides for the General Fund to replace the lost revenues. Starting on January 1, 1999, the VLF will be reduced by 25%, at a cost to the General Fund of approximately $500 million in the 1998-99 Fiscal Year and about $1 billion annually thereafter.

     In addition to the cut in VLF, the 1998-99 Budget includes both a temporary and permanent increase in the personal income tax dependent credit ($612 million General Fund cost in 1998-99 but less in future years), a nonrefundable renters tax credit ($133 million), and various targeted business tax credits ($106 million).

         Other significant elements of the 1998-99 Budget Act are as follows:

     1. Proposition 98 funding for K-12 schools is increased by $1.7 billion in General Fund moneys over revised 1997-98 levels, about $300 million higher than the minimum Proposition 98 guaranty. An additional $600 million was appropriated to "settle up" prior years' Proposition 98 entitlements, and was primarily devoted to one-time uses such as block grants, deferred maintenance, and computer and laboratory equipment. Of the 1998-99 funds, major news programs include money for instructional and library materials, deferred maintenance, support for increasing the school year to 180 days and reduction of class sizes in Grade 9. The Governor held $250 million of education funds which were vetoed as set-aside for enactment of additional reforms. Overall, per-pupil spending for K-12 schools under Proposition 98 is increased to $5,696, more than one-third higher than the level in the last recession year of 1993-94. The Budget also includes $250 million as repayment of prior years' loans to schools, as part of the settlement of the CTA v. Gould lawsuit.

     2. Funding for higher education increased substantially above the level called for in the Governor's four-year compact. General Fund support was increased by $339 million (15.6%) for the University of California and $271 million (14.1%) for the California State University system. In addition, Community Colleges received an increase of $183 million (9%).

     3. The Budget includes increased funding for health, welfare and social services programs. A 4.9% grant increase was included in the basic welfare grants, the first increase in those grants in 9 years. Future increases will depend on sufficient General Fund revenue to trigger the phased cuts in VLF described above.

     4. Funding for the judiciary and criminal justice programs increased by about 15% over 1997- 98, primarily to reflect increased State support for local trial courts and rising prison population.

     5. Various other highlights of the Budget included new funding for resources projects, dedication of $240 million of General Fund moneys for capital outlay projects, funding of a State employee salary increase, funding of 2,000 new Department of Transportation positions to accelerate transportation construction projects, and funding of the Infrastructure and Economic Development Bank ($50 million).

     6. The State of California received approximately $167 million of federal reimbursements to offset costs related to the incarceration of undocumented alien felons for federal fiscal year 1997. The State anticipates receiving approximately $173 million in federal reimbursements for federal fiscal year 1998.

Proposed 1999-00 Budget

     On January 8, 1999, Governor Davis released his proposed budget for Fiscal Year 1999-2000 (the "Governor's Budget"). The Governor's Budget generally reported that General Fund revenues for FY 1998- 99 and FY 1999-00 would be lower than earlier projections (primarily due to the overseas economic downturn), while some caseloads would be higher than earlier projections. The Governor's Budget was designed to meet ongoing caseloads and basic inflation adjustments, and included certain new programs.

     The Governor's Budget projects General Fund revenues and transfers in 1999-00 of $60.3 billion. This includes anticipated initial payments from the tobacco litigation settlement of about $560 million, and receipt of one-time revenue from sale of assets. The Governor also assumes receipt of about $400 million of federal aid for certain health and welfare programs and reimbursement for costs for incarceration of undocumented felons, above amount presently received by California from the federal government. The Governor's Budget notes that more accurate revenue estimates will be available in May and June before adoption of the budget. Among other things, the amount of realized capital gains for 1998 is still unknown, given the large fluctuations in the stock market last year. The Governor has not proposed any tax cuts or increases.

     The Governor's Budget proposes General Fund expenditures of $60.5 billion. The Governor's Budget gives highest priority to education, with Proposition 98 funding increasing by almost 5 percent. The Governor proposed certain new education initiatives focused on improving reading skills, teacher quality and school accountability. The Governor proposed modest increase in funding for higher education and an 8 percent increase in SSP payments (a State-funded welfare program), while assuming decreases in Medi-Cal and CaIWORKs grant costs due to lowering caseloads. The Governor also proposes to reduce expenditures by deferring certain previously budgeted expenditures totaling about $170 million.

     Based on the proposed revenues and expenditures, the Governor's Budget projects the June 30, 2000, balance in the SFEU would drop to about $415 million.

     The Governor's Budget includes a proposal to implement changes in law to make "mid-course corrections" in the State's budget if ongoing revenues fall short of projections during a fiscal year or expenditures increase significantly. The proposals include two components: restoring authority for the Director of Finance to reduce expenditures in certain circumstances, and an automatic "trigger" mechanism which would produce spending cuts if certain conditions were met. These proposals will require legislative action.

     The Orange County Bankruptcy. On December 6, 1994, Orange County, California and its Investment Pool (the "Pool") filed for bankruptcy under Chapter 9 of the United States Bankruptcy Code. The subsequent restructuring led to the sale of substantially all of the Pool's portfolio and resulted in losses estimated to be approximately $1.7 billion (or approximately 22% of amounts deposited by the Pool investors). Approximately 187 California public entities - substantially all of which are public agencies within the county - had various bonds, notes or other forms of indebtedness outstanding. In some instances the proceeds of such indebtedness were invested in the Pool. In April, 1996, the County emerged from bankruptcy after closing on a $900 million recovery bond transaction. At that time, the County and its financial advisors stated that the County had emerged from the bankruptcy without any structural fiscal problems and assured that the County would not slip back into bankruptcy. However, for many of the cities, schools and special districts that lost money in the County portfolio, repayment remains contingent on the outcome of litigation which is pending against investment firms and other finance professionals. Settlement discussions involving a number of the defendants have occurred and a number of agreements have been executed. However, until any such agreements become final and any remaining litigation is resolved, it is impossible to determine the ultimate impact of the bankruptcy and its aftermath on these various agencies and their claims.

Constitutional, Legislative and Other Factors.

     Certain  California   constitutional   amendments,   legislative  measures,
executive orders, administrative regulations and voter initiatives could produce the adverse effects described below.

     Revenue Distribution. Certain Debt Obligations in the Portfolio may be obligations of issuers which rely in whole or in part on California State revenues for payment of these obligations. Property tax revenues and a portion of the State's general fund surplus are distributed to counties, cities and their various taxing entities and the State assumes certain obligations theretofore paid out of local funds. Whether and to what extent a portion of the State's general fund will be distributed in the future to counties, cities and their various entities, is unclear.

     Health Care Legislation. Certain Debt Obligations in the Portfolio may be obligations which are payable solely from the revenues of health care institutions. Certain provisions under California law may adversely affect these revenues and, consequently, payment on those Debt Obligations.

     The Federally sponsored Medicaid program for health care services to eligible welfare beneficiaries in California is known as the Medi-Cal program. Historically, the Medi-Cal program has provided for a cost-based system of reimbursement for inpatient care furnished to Medi-Cal beneficiaries by any hospital wanting to participate in the Medi-Cal program, provided such hospital met applicable requirements for participation. California law now provides that the State of California shall selectively contract with hospitals to provide acute inpatient services to Medi-Cal patients. Medi-Cal contracts currently apply only to acute inpatient services. Generally, such selective contracting is made on a flat per diem payment basis for all services to Medi-Cal beneficiaries, and generally such payment has not increased in relation to inflation, costs or other factors. Other reductions or limitations may be imposed on payment for services rendered to Medi-Cal beneficiaries in the future.

     Under this approach, in most geographical areas of California, only those hospitals which enter into a Medi-Cal contract with the State of California will be paid for non-emergency acute inpatient services rendered to Medi-Cal beneficiaries. The State may also terminate these contracts without notice under certain circumstances and is obligated to make contractual payments only to the extent the California legislature appropriates adequate funding therefor.

     California enacted legislation in 1982 that authorizes private health plans and insurers to contract directly with hospitals for services to beneficiaries on negotiated terms. Some insurers have introduced plans known as "preferred provider organizations" ("PPOs"), which offer financial incentives for subscribers who use only the hospitals which contract with the plan. Under an exclusive provider plan, which includes most health maintenance organizations ("HMOs"), private payors limit coverage to those services provided by selected hospitals. Discounts offered to HMOs and PPOs may result in payment to the contracting hospital of less than actual cost and the volume of patients directed to a hospital under an HMO or PPO contract may vary significantly from projections. Often, HMO or PPO contracts are enforceable for a stated term, regardless of provider losses or of bankruptcy of the respective HMO or PPO. It is expected that failure to execute and maintain such PPO and HMO contracts would reduce a hospital's patient base or gross revenues. Conversely, participation may maintain or increase the patient base, but may result in reduced payment and lower net income to the contracting hospitals.

     These Debt Obligations may also be insured by the State of California pursuant to an insurance program implemented by the Office of Statewide Health Planning and Development for health facility construction loans. If a default occurs on insured Debt Obligations, the State Treasurer will issue debentures payable out of a reserve fund established under the insurance program or will pay principal and interest on an unaccelerated basis from unappropriated State funds. At the request of the Office of Statewide Health Planning and Development, Arthur D. Little, Inc. prepared a study in December, 1983, to evaluate the adequacy of the reserve fund established under the insurance program and based on certain formulations and assumptions found the reserve fund substantially underfunded. In September of 1986, Arthur D. Little, Inc. prepared an update of the study and concluded that an additional 10% reserve be established for "multi-level" facilities. For the balance of the reserve fund, the update recommended maintaining the current reserve calculation method. In March of 1990, Arthur D. Little, Inc. prepared a further review of the study and recommended that separate reserves continue to be established for "multi-level" facilities at a reserve level consistent with those that would be required by an insurance company.

     Mortgages and Deeds. Certain Debt Obligations in the Portfolio may be obligations which are secured in whole or in part by a mortgage or deed of trust on real property. California has five principal statutory provisions which limit the remedies of a creditor secured by a mortgage or deed of trust. Two statutes limit the creditor's right to obtain a deficiency judgment, one limitation being based on the method of foreclosure and the other on the type of debt secured. Under the former, a deficiency judgment is barred when the foreclosure is accomplished by means of a nonjudicial trustee's sale. Under the latter, a deficiency judgment is barred when the foreclosed mortgage or deed of trust secures certain purchase money obligations. Another California statute, commonly known as the "one form of action" rule, requires creditors secured by real property to exhaust their real property security by foreclosure before bringing a personal action against the debtor. The fourth statutory provision limits any deficiency judgment obtained by a creditor secured by real property following a judicial sale of such property to the excess of the outstanding debt over the fair value of the property at the time of the sale, thus preventing the creditor from obtaining a large deficiency judgment against the debtor as the result of low bids at a judicial sale. The fifth statutory provision gives the debtor the right to redeem the real property from any judicial foreclosure sale as to which a deficiency judgment may be ordered against the debtor.

     Upon the default of a mortgage or deed of trust with respect to California real property, the creditor's nonjudicial foreclosure rights under the power of sale contained in the mortgage or deed of trust are subject to the constraints imposed by California law upon transfers of title to real property by private power of sale. During the three-month period beginning with the filing of a formal notice of default, the debtor is entitled to reinstate the mortgage by making any overdue payments. Under standard loan servicing procedures, the filing of the formal notice of default does not occur unless at least three full monthly payments have become due and remain unpaid. The power of sale is exercised by posting and publishing a notice of sale for at least 20 days after expiration of the three-month reinstatement period. The debtor may reinstate the mortgage in the manner described above, up to five business days prior to the scheduled sale date. Therefore, the effective minimum period for foreclosing on a mortgage could be in excess of seven months after the initial default. Such time delays in collections could disrupt the flow of revenues available to an issuer for the payment of debt service on the outstanding obligations if such defaults occur with respect to a substantial number of mortgages or deeds of trust securing an issuer's obligations.

     In addition, a court could find that there is sufficient involvement of the issuer in the nonjudicial sale of property securing a mortgage for such private sale to constitute "state action," and could hold that the private-right-of-sale proceedings violate the due process requirements of the Federal or State Constitutions, consequently preventing an issuer from using the nonjudicial foreclosure remedy described above.

     Certain Debt Obligations in the Portfolio may be obligations which finance the acquisition of single family home mortgages for low and moderate income mortgagors. These obligations may be payable solely from revenues derived from the home mortgages, and are subject to California's statutory limitations described above applicable to obligations secured by real property. Under California antideficiency legislation, there is no personal recourse against a mortgagor of a single family residence purchased with the loan secured by the mortgage, regardless of whether the creditor chooses judicial or nonjudicial foreclosure.

     Under California law, mortgage loans secured by single-family owner-occupied dwellings may be prepaid at any time. Prepayment charges on such mortgage loans may be imposed only with respect to voluntary prepayments made during the first five years during the term of the mortgage loan, and then only if the borrower prepays an amount in excess of 20% of the original principal amount of the mortgage loan in a 12-month period; a prepayment charge cannot in any event exceed six months' advance interest on the amount prepaid during the 12-month period in excess of 20% of the original principal amount of the loan. This limitation could affect the flow of revenues available to an issuer for debt service on the outstanding debt obligations which financed such home mortgages.

     Proposition 13. Certain of the Debt Obligations may be obligations of issuers who rely in whole or in part on ad valorem real property taxes as a source of revenue. On June 6, 1978, California voters approved an amendment to the California Constitution known as Proposition 13, which added Article XIIIA to the California Constitution. The effect of Article XIIIA was to limit ad valorem taxes on real property and to restrict the ability of taxing entities to increase real property tax revenues.

     Section 1 of Article XIIIA, as amended, limits the maximum ad valorem tax on real property to 1% of full cash value, to be collected by the counties and apportioned according to law. The 1% limitation does not apply to ad valorem taxes or special assessments to pay the interest and redemption charges on any bonded indebtedness for the acquisition or improvement of real property approved, by two-thirds of the votes cast by the voters voting on the proposition. Section 2 of Article XIIIA defines "full cash value" to mean "the County Assessor's valuation of real property as shown on the 1975/76 tax bill under "full cash value" or, thereafter, the appraised value of real property when purchased, newly constructed, or a change in ownership has occurred after the 1975 assessment." The full cash value may be adjusted annually to reflect inflation at a rate not to exceed 2% per year, or reduction in the consumer price index or comparable local data, or reduced in the event of declining property value caused by damage, destruction or other factors.

     Legislation enacted by the California Legislature to implement Article XIIIA provides that notwithstanding any other law, local agencies may not levy any ad valorem property tax except to pay debt service on indebtedness approved by the voters prior to July 1, 1978, and that each county will levy the maximum tax permitted by Article XIIIA.

     Proposition 9. On November 6, 1979, an initiative known as "Proposition 9" or the "Gann Initiative" was approved by the California voters, which added
Article XIIIB to the California Constitution. Under Article XIIIB, State and local governmental entities have an annual "appropriations limit" and are not allowed to spend certain moneys called "appropriations subject to limitation" in an amount higher than the "appropriations limit." Article XIIIB does not affect the appropriation of moneys which are excluded from the definition of "appropriations subject to limitation," including debt service on indebtedness existing or authorized as of January 1, 1979, or bonded indebtedness subsequently approved by the voters. In general terms, the "appropriations limit" is required to be based on certain 1978/79 expenditures, and is to be adjusted annually to reflect changes in consumer prices, population, and certain services provided by these entities. Article XIIIB also provides that if these entities' revenues in any year exceed the amounts permitted to be spent, the excess is to be returned by revising tax rates or fee schedules over the subsequent two years.

     Proposition 98. On November 8, 1988, voters of the State approved Proposition 98, a combined initiative constitutional amendment and statute called the "Classroom Instructional Improvement and Accountability Act." Proposition 98 changed State funding of public education below the university level and the operation of the State Appropriations Limit, primarily by guaranteeing K-14 schools a minimum share of General Fund revenues. Under Proposition 98 (modified by Proposition 111 as discussed below), K-14 schools are guaranteed the greater of (a) in general, a fixed percent of General Fund revenues ("Test 1"), (b) the amount appropriated to K-14 schools in the prior year, adjusted for changes in the cost of living (measured as in Article XIII B by reference to State per capita personal income) and enrollment ("Test 2"), or
(c) a third test, which would replace Test 2 in any year when the percentage growth in per capita General Fund revenues from the prior year plus one half of one percent is less than the percentage growth in State per capita personal income ("Test 3"). Under Test 3, schools would receive the amount appropriated in the prior year adjusted for changes in enrollment and per capita General Fund revenues, plus an additional small adjustment factor. If Test 3 is used in any year, the difference between Test 3 and Test 2 would become a "credit" to schools which would be the basis of payments in future years when per capita General Fund revenue growth exceeds per capita personal income growth.

     Proposition 98 permits the Legislature - by two-thirds vote of both houses, with the Governor's concurrence - to suspend the K-14 schools' minimum funding formula for a one-year period. Proposition 98 also contains provisions transferring certain State tax revenues in excess of the Article XIII B limit to K-14 schools.

     During the recession years of the early l990s, General Fund revenues for several years were less than originally projected, so that the original Proposition 98 appropriations turned out to be higher than the minimum percentage provided in the law. The Legislature responded to these developments by designating the "extra" Proposition 98 payments in one year as a "loan" from future years' Proposition 98 entitlements, and also intended that the "extra" payments would not be included in the Proposition 98 "base" for calculating future years' entitlements. In 1992, a lawsuit was filed, California Teachers' Association v. Gould, which challenged the validity of these off-budget loans. During the course of this litigation, a trial court determined that almost $2 billion in "loans" which had been provided to school districts during the recession violated the constitutional protection of support for public education. A settlement was reached on April 12, 1996 which ensures that future school funding will not be in jeopardy over repayment of these so-called loans.

     Proposition 111. On June 30, 1989, the California Legislature enacted Senate Constitutional Amendment 1, a proposed modification of the California Constitution to alter the spending limit and the education funding provisions of Proposition 98. Senate Constitutional Amendment 1, on the June 5, 1990 ballot as Proposition 111, was approved by the voters and took effect on July 1, 1990. Among a number of important provisions, Proposition 111 recalculated spending limits for the State and for local governments, allowed greater annual increases in the limits, allowed the averaging of two years' tax revenues before requiring action regarding excess tax revenues, reduced the amount of the funding guarantee in recession years for school districts and community college districts (but with a floor of 40.9 percent of State general fund tax revenues), removed the provision of Proposition 98 which included excess moneys transferred to school districts and community college districts in the base calculation for the next year, limited the amount of State tax revenue over the limit which would be transferred to school districts and community college districts, and exempted increased gasoline taxes and truck weight fees from the State appropriations limit. Additionally, Proposition 111 exempted from the State appropriations limit funding for capital outlays.

     Proposition 62. On November 4, 1986, California voters approved an initiative statute known as Proposition 62. This initiative provided the following: (i) requires that any tax for general governmental purposes imposed by local governments be approved by resolution or ordinance adopted by a two-thirds vote of the governmental entity's legislative body and by a majority vote of the electorate of the governmental entity, (ii) requires that any special tax (defined as taxes levied for other than general governmental purposes) imposed by a local governmental entity be approved by a two-thirds vote of the voters within that jurisdiction, (iii) restricts the use of revenues from a special tax to the purposes or for the service for which the special tax was imposed, (iv) prohibits the imposition of ad valorem taxes on real property by local governmental entities except as permitted by Article XIIIA, (v) prohibits the imposition of transaction taxes and sales taxes on the sale of real property by local governments, (vi) requires that any tax imposed by a local government on or after August 1, 1985 be ratified by a majority vote of the electorate within two years of the adoption of the initiative, (vii) requires that, in the event a local government fails to comply with the provisions of this measure, a reduction in the amount of property tax revenue allocated to such local government occurs in an amount equal to the revenues received by such entity attributable to the tax levied in violation of the initiative, and (viii) permits these provisions to be amended exclusively by the voters of the State of California.

     In September 1988, the California Court of Appeal in City of Westminster v. County of Orange, 204 Cal. App. 3d 623, 215 Cal. Rptr. 511 (Cal. Ct. App. 1988), held that Proposition 62 is unconstitutional to the extent that it requires a general tax by a general law city, enacted on or after August 1, 1985 and prior to the effective date of Proposition 62, to be subject to approval by a majority of voters. The Court held that the California Constitution prohibits the imposition of a requirement that local tax measures be submitted to the electorate by either referendum or initiative. It is not possible to predict the impact of this decision on charter cities, on special taxes or on new taxes imposed after the effective date of Proposition 62.

     The California Court of Appeal in City of Woodlake v. Logan, (1991) 230 Cal.App.3d 1058, subsequently held that Proposition 62's popular vote requirements for future local taxes also provided for an unconstitutional referenda. The California Supreme Court declined to review both the City of Westminster and the City of Woodlake decisions.

     In Santa Clara Local Transportation Authority v. Guardino, (Sept. 28, 1995) 11 Cal.4th 220, reh'gdenied, modified (Dec. 14, 1995) 12 Cal.4th 344e, the California Supreme Court upheld the constitutionality of Proposition 62's popular vote requirements for future taxes, and specifically disapproved of the City of Woodlake decision as erroneous. The Court did not determine the correctness of the City of Westminster decision, because that case appeared distinguishable, was not relied on by the parties in Guardino, and involved taxes not likely to still be at issue. It is impossible to predict the impact of the Supreme Court's decision on charter cities or on taxes imposed in reliance on the City of Woodlake case.

     In McBrearty v. City of Brawley, 59 Cal. App. 4th 1441, 69 Cal. Rptr. 2d 862 (Cal. Ct. App, 1997), the Court of Appeal held that the city of Brawley must either hold an election or cease collection of utility taxes that were not submitted to a vote. In 1991, the city of Brawley adopted an ordinance imposing a utility tax on its residents and began collecting the tax without first seeking voter approval. In 1996, the taxpayer petitioned for writ of mandate contending that Proposition 62 required the city to submit its utility tax on residents to vote of local electorate. The trial court issued a writ of mandamus and the city appealed.

     First, the Court of Appeal held that the taxpayer's cause of action accrued for statute of limitation purposes at the time of the Guardino decision rather than at the time when the city adopted the tax ordinance which was July, 1991. Second, the Court held that the voter approval requirement in Proposition 62 was not an invalid mechanism under the state constitution for the involvement of the electorate in the legislative process. Third, the Court rejected the city's argument that Guardino should only be applied on a prospective basis. Finally, the Court held Proposition 218 (see discussion below) did not impliedly protect any local general taxes imposed prior January 1, 1995, against challenge.

     Assembly Bill 1362 (Mazzoni), introduced February 28, 1997, which would have made the Guardino decision inapplicable to any tax first imposed or increased by an ordinance or resolution adopted before December 14, 1995, was vetoed by the Governor on October 11, 1997. The California State Senate had passed the Bill on May 16, 1996, and the California State Assembly had passed the bill on September 11, 1997. It is not clear whether the Bill, if enacted, would have been constitutional as a non-voted amendment to Proposition 62 or as a non-voted change to Proposition 62's operative date.

     Proposition 218. On November 5, 1996, the voters of the State approved Proposition 218, a constitutional initiative, entitled the "Right to Vote on Taxes Act" ("Proposition 218"). Proposition 218 adds Articles XIII C and XIII D to the California Constitution and contains a number of interrelated provisions affecting the ability of local governments to levy and collect both existing and future taxes, assessments, fees and charges. Proposition 218 became effective on November 6, 1996. The Sponsors are unable to predict whether and to what extent Proposition 218 may be held to be constitutional or how its terms will be interpreted and applied by the courts. However, if upheld, Proposition 218 could substantially restrict certain local governments' ability to raise future revenues and could subject certain existing sources of revenue to reduction or repeal, and increase local government costs to hold elections, calculate fees and assessments, notify the public and defend local government fees and assessments in court.

     Article XIII C of Proposition 218 requires majority voter approval for the imposition, extension or increase of general taxes and two-thirds voter approval for the imposition, extension or increase of special taxes, including special taxes deposited into a local government's general fund. Proposition 218 also provides that any general tax imposed, extended or increased without voter approval by any local government on or after January 1, 1995 and prior to November 6, 1996 shall continue to be imposed only if approved by a majority vote in an election held within two years of November 6, 1996.

     Article XIII C of Proposition 218 also expressly extends the initiative power to give voters the power to reduce or repeal local taxes, assessments, fees and charges, regardless of the date such taxes, assessments, fees or charges were imposed. This extension of the initiative power to some extent constitutionalizes the March 6, 1995 State Supreme Court decision in Rossi v. Brown, which upheld an initiative that repealed a local tax and held that the State constitution does not preclude the repeal, including the prospective repeal, of a tax ordinance by an initiative, as contrasted with the State constitutional prohibition on referendum powers regarding statutes and ordinances which impose a tax. Generally, the initiative process enables California voters to enact legislation upon obtaining requisite voter approval at a general election. Proposition 218 extends the authority stated in Rossi v. Brown by expanding the initiative power to include reducing or repealing assessments, fees and charges, which had previously been considered administrative rather than legislative matters and therefore beyond the initiative power.

     The initiative power granted under Article XIII C of Proposition 218, by its terms, applies to all local taxes, assessments, fees and charges and is not limited to local taxes, assessments, fees and charges that are property related.

     Article XIII D of Proposition 218 adds several new requirements making it generally more difficult for local agencies to levy and maintain "assessments" for municipal services and programs. "Assessment" is defined to mean any levy or charge upon real property for a special benefit conferred upon the real property.

     Article XIII D of Proposition 218 also adds several provisions affecting "fees" and "charges" which are defined as "any levy other than an ad valorem tax, a special tax, or an assessment, imposed by a local government upon a parcel or upon a person as an incident of property ownership, including a user fee or charge for a property related service." All new and, after June 30, 1997, existing property related fees and charges must conform to requirements prohibiting, among other things, fees and charges which (i) generate revenues exceeding the funds required to provide the property related service, (ii) are used for any purpose other than those for which the fees and charges are imposed, (iii) are for a service not actually used by, or immediately available to, the owner of the property in question, or (iv) are used for general governmental services, including police, fire or library services, where the service is available to the public at large in substantially the same manner as it is to property owners. Further, before any property related fee or charge may be imposed or increased, written notice must be given to the record owner of each parcel of land affected by such fee or charges. The local government must then hold a hearing upon the proposed imposition or increase of such property based fee, and if written protests against the proposal are presented by a majority of the owners of the identified parcels, the local government may not impose or increase the fee or charge. Moreover, except for fees or charges for sewer, water and refuse collection services, no property related fee or charge may be imposed or increased without majority approval by the property owners subject to the fee or charge or, at the option of the local agency, two-thirds voter approval by the electorate residing in the affected area.

     Proposition 87. On November 8, 1988, California voters approved Proposition
87. Proposition 87 amended Article XVI, Section 16, of the California Constitution by authorizing the California Legislature to prohibit redevelopment agencies from receiving any of the property tax revenue raised by increased property tax rates levied to repay bonded indebtedness of local governments which is approved by voters on or after January 1, 1989.

COLORADO

     RISK FACTORS-Generally. The portfolio of the Colorado Trust consists primarily of obligations issued by or on behalf of the State of Colorado and its political subdivisions. The State's political subdivisions include approximately 1,600 units of local government in Colorado, including counties, statutory cities and towns, home-rule cities and counties, school districts and a variety of water, irrigation, and other special districts and special improvement districts, all with various degrees of constitutional and statutory authority to levy taxes and incur indebtedness.

     Following is a brief summary of some of the factors which may affect the financial condition of the State of Colorado and its political subdivisions. It is not a complete or comprehensive description of these factors or analysis of financial conditions and may not be indicative of the financial condition of issuers of obligations contained in the portfolio of the Colorado Trust or any particular projects financed by those obligations. Many factors not included in the summary, such as the national economy, social and environmental policies and conditions, and the national and international markets for petroleum, minerals and metals, could have an adverse impact on the financial condition of the State and its political subdivisions, including the issuers of obligations contained in the portfolio of the Colorado Trust. It is not possible to predict whether and to what extent those factors may affect the financial condition of the State and its political subdivisions, including the issuers of obligations contained in the portfolio of the Colorado Trust. Prospective investors should study with care the issues contained in the portfolio of the Colorado Trust, review carefully the information set out in the Prospectus under the caption "Colorado Risk Factors" and consult with their investment advisors as to the merits of particular issues in the portfolio.

     The following summary is based on publicly available information which has not been independently verified by the Sponsor or its legal counsel.

     The State Economy. The State's economic growth continues to exceed that of the nation. Since 1995, Colorado's growth rates have been higher than the nation's in all of the following categories: income, population, employment, inflation, retail trade sales, and housing starts. Existing home sales set a record of $6.2 billion in 1997 that was shattered by $7.7 billion in sales in 1998. Personal income growth was the second fastest in the U.S.

     Net migration into the State peaked in 1993 at 72,667 (an increase of approximately 15.7% over 1992's net migration), with the overall State population increasing 3.0% in 1993. Net migration into the State is estimated to have been 45,216 in 1996 (a decrease of approximately 19.0% from 1995's net migration of 55,854, but with the overall State population still increasing approximately 2.0% in 1996). Population growth in 1998, holding at 2%, was faster than all but two states. As of July, 1998, Colorado's population topped
3.971 million. The State's job growth rate was 3.7% in 1998, compared to 2.3% at the national level, and 4.0% for 1997, compared to 2.6% at the national level. Non-farm employment increased 3.5% in 1998. The State's unemployment rate of 3.3% in 1998 was the same as in 1997, but was 1.2% lower than the national average of 4.5% in 1998.

     State Revenues. The State operates on a fiscal year beginning July 1 and ending June 30. Fiscal year 1997 refers to the year ended June 30, 1997, and fiscal year 1998 refers to the year ended June 30, 1998.

     The State derives substantially all of its General Fund revenues from taxes. The two most important sources of these revenues are sales and use taxes and individual income taxes, which accounted for approximately 28.6% and 56.4%, respectively, of total net General Fund revenues during fiscal year 1998. Based upon Office of State Planning and Budgeting figures it is estimated that, during fiscal year 1999, sales and use taxes will account for approximately 28.9% of total General Fund revenues and individual income taxes will account for approximately 58.2% of total net General Fund revenues. The ending General Fund balance, before statutory and constitutional reserve requirements, for fiscal year 1997 was $514.1 million and for fiscal year 1998 was $904.0 million. After allowances for such reserves, the net amounts of fund balance at such dates were $347.4 million and $727.0 million respectively.

     The Colorado Constitution contains strict limitations on the ability of the State to create debt except under certain very limited circumstances. However, the constitutional provisions have been interpreted not to limit the ability of the State or its political subdivisions to issue certain obligations which do not constitute debt in the constitutional sense, including short-term obligations which do not extend beyond the fiscal year in which they are incurred and lease purchase obligations which are made subject to annual appropriation.

     The State is authorized pursuant to State statute to issue short-term notes to alleviate temporary cash flow shortfalls. The most recent issue of such notes, issued on July 1, 1998 and maturing June 25, 1999, was given the highest rating available for short-term obligations by Standard & Poor's Ratings Group a division of The McGraw-Hill Companies, Inc. and Fitch Investors Service, Inc. Because of the short-term nature of such notes, their ratings should not necessarily be considered indicative of the State's general financial condition. It is not known whether the State will issue similar short-term notes in 1999. Tax and Spending Limitation Amendment. On November 3, 1992, Colorado voters approved a State constitutional amendment ("TABOR") that restricts the ability of the State and local governments to increase taxes, revenues, debt and spending. TABOR provides that its provisions supersede conflicting State constitutional, State statutory, charter or other State or local provisions.

     The provisions of TABOR apply to "districts," which are defined in TABOR as the State or any local government, with certain exclusions. Under the terms of TABOR, districts must have prior voter approval to impose any new tax, tax rate increase, mill levy increase, valuation for assessment ratio increase or extension of an expiring tax. Prior voter approval is also required, except in certain limited circumstances, for the creation of "any multiple-fiscal year direct or indirect district debt or other financial obligation." TABOR prescribes the timing and procedures for any elections required by it.

     Colorado appellate court cases decided since the adoption of TABOR have resolved a number of questions concerning the required methods for authorizing new indebtedness, the treatment of tax levies for existing indebtedness and other purposes, the procedures for conducting elections under TABOR, the ability of local governments to obtain voter approval for the exclusion of certain revenues from the limitations on revenues and spending, the ability of local governments to enter into annually-appropriated lease purchase obligations without voter approval, and other interpretive matters.

     Because TABOR's voter approval requirements apply to any "multiple-fiscal year" debt or financial obligation, short-term obligations which do not extend beyond the fiscal year in which they are incurred are treated as exempt from the voter approval requirements of TABOR. Case law both prior to and after the adoption of TABOR held that obligations maturing in the current fiscal year, as well as lease purchase obligations subject to annual appropriation, do not constitute debt under the Colorado Constitution.

     TABOR's voter approval requirements and other limitations (discussed in the following paragraph) do not apply to "enterprises," which term is defined to include government-owned businesses authorized to issue their own revenue bonds and receiving under 10% of annual revenue in grants from all Colorado state and local governments combined. Enterprise status under TABOR has been and is likely to continue to be subject to legislative and judicial interpretation.

     Among other provisions, TABOR requires the establishment of emergency reserves, limits increases in district revenues and limits increases in district fiscal year spending. As a general matter, annual State fiscal year spending may change no more than inflation plus the percentage change in State population in the prior calendar year. Annual local district fiscal year spending may change no more than inflation in the prior calendar year plus annual local growth, as defined in and subject to the adjustments provided in TABOR. TABOR provides that annual district property tax revenues may change no more than inflation in the prior calendar year plus annual local growth, as defined in and subject to the adjustments provided in TABOR. District revenues in excess of the limits prescribed by TABOR are required, absent voter approval, to be refunded by any reasonable method, including temporary tax credits or rate reductions. In addition, TABOR prohibits new or increased real property transfer taxes, new State real property taxes and new local district income taxes. TABOR also provides that a local district may reduce or end its subsidies to any program (other than public education through grade 12 or as required by federal law) delegated to it by the State General Assembly for administration.

     The foregoing is not intended as a complete description of all of the provisions of TABOR. Many provisions of TABOR are ambiguous and will require judicial interpretation. Several statutes enacted or proposed in the State General Assembly have attempted to clarify the application of TABOR with respect to certain governmental entities and activities. However, many provisions of TABOR are likely to continue to be the subject of further legislation or judicial proceedings. The application of TABOR, particularly in periods of slow or negative growth, may adversely affect the financial condition and operations of the State and local governments in the State to an extent which cannot be predicted.

CONNECTICUT

     RISK FACTORS - The State Economy. Manufacturing has historically been of prime economic importance to Connecticut (sometimes referred to as the State). The manufacturing industry is diversified, with transportation equipment (primarily aircraft engines, helicopters and submarines) the dominant industry, followed by fabricated metals, non-electrical machinery, and electrical machinery. As a result of a rise in employment in service-related industries and a decline in manufacturing employment, manufacturing accounted for only 17.1% of total non-agricultural employment in Connecticut in 1997. Defense-related business represents a relatively high proportion of the manufacturing sector. On a per capita basis, defense awards to Connecticut have traditionally been among the highest in the nation, and reductions in defense spending have had a substantial adverse impact on Connecticut's economy.

     The annual average unemployment rate (seasonally adjusted) in Connecticut increased from a low of 3.0% in 1988 to a high of 7.6% in 1992 and, after a number of important changes in the method of calculation, was reported to be 5.8% in 1996. Average per-capita income of Connecticut residents increased in every year from 1989 to 1997, rising from $25,443 to $36,434. However, pockets of significant unemployment and poverty exist in some of Connecticut's cities and towns.

     State Revenues and Expenditures. At the end of the 1990-91 fiscal year, the General Fund had an accumulated unappropriated deficit of $965,712,000. For the seven fiscal years ended June 30, 1998, the General Fund recorded operating surpluses, based on the State's budgetary method of accounting, of approximately $110,200,000, $113,500,000, $19,700,000, $80,500,000, $250,000,000,
$262,600,000, and $312,900,000, respectively. General Fund budgets for the biennium ending June 30, 1999, were adopted in 1997. General Fund expenditures and revenues are expected to exceed budgeted amounts for the 1998-99 fiscal year, and a surplus in excess of $170,000,000 is expected, but the Governor is recommending spending modifications that would reduce the projected surplus to $30,000,000.

     State Debt. During 1991 the State issued a total of $965,710,000 Economic Recovery Notes, of which $78,055,000 were outstanding as of December 1, 1998. The notes were to be payable no later than June 30, 1996, but as part of the budget adopted for the biennium ended June 30, 1997, payment of the notes scheduled to be paid during the 1995-96 fiscal year was rescheduled to be made over the four fiscal years ending June 30, 1999.

     The primary method for financing capital projects by the State is through the sale of the general obligation bonds of the State. These bonds are backed by the full faith and credit of the State. As of December 1, 1998, there was a total legislatively authorized bond indebtedness of $12,398,200,000, of which $11,057,371,000 had been approved for issuance by the State Bond Commission and $9,814,857,000 had been issued. As of December 1, 1998, State direct general obligation indebtedness outstanding was $6,837,131,000.

     In 1995, the State established the University of Connecticut as a separate corporate entity to issue bonds and construct certain infrastructure improvements. The improvements are to be financed by $18 million of general obligation bonds of the State and $962 million bonds of the University. The
University's bonds will be secured by a State debt service commitment, the aggregate amount of which is limited to $382 million for the four fiscal years ending June 30, 1999, and $580 million for the six fiscal years ending June 30, 2005.

     In addition, the State has limited or contingent liability on a significant amount of other bonds. Such bonds have been issued by the following quasi-public agencies: the Connecticut Housing Finance Authority, the Connecticut Development Authority, the Connecticut Higher Education Supplemental Loan Authority, the Connecticut Resources Recovery Authority and the Connecticut Health and Educational Facilities Authority. Such bonds have also been issued by the cities of Bridgeport and West Haven and the Southeastern Connecticut Water Authority. As of December 1, 1998, the amount of bonds outstanding on which the State has limited or contingent liability totaled $4,054,900,000.

     To meet the need for reconstructing, repairing, rehabilitating and improving the State transportation system (except Bradley International Airport), the State adopted legislation which provides for, among other things, the issuance of special tax obligation ("STO") bonds the proceeds of which will be used to pay for improvements to the State's transportation system. The STO bonds are special tax obligations of the State payable solely from specified motor fuel taxes, motor vehicle receipts, and license, permit and fee revenues pledged therefor and deposited in the special transportation fund, which was established to budget and account for such revenues.

     As of December 1, 1998, the General Assembly had authorized STO bonds for the program in the aggregate amount of $4,489,200,000, of which $4,119,700,000 of new money borrowings had been issued. It is anticipated that additional STO bonds will be authorized by the General Assembly annually in an amount necessary to finance and to complete the infrastructure program. Such additional bonds may have equal rank with the outstanding bonds provided certain pledged revenue coverage requirements of the STO indenture controlling the issuance of such bonds are met. The State expects to continue to offer bonds for this program.

     The State's general obligation bonds are rated Aa3 by Moody's and AA by Fitch. On October 8, 1998, Standard & Poor's upgraded its rating of the State's general obligation bonds from AA- to AA.

     Litigation. The State, its officers and its employees are defendants in numerous lawsuits. Although it is not possible to determine the outcome of these lawsuits, the Attorney General has opined that an adverse decision in any of the following cases might have a significant impact on the State's financial position: (i) a class action by the Connecticut Criminal Defense Lawyers Association claiming a campaign of illegal surveillance activity and seeking damages and injunctive relief; (ii) an action on behalf of all persons with traumatic brain injury, claiming that their constitutional rights are violated by placement in State hospitals alleged not to provide adequate treatment and training, and seeking placement in community residential settings with appropriate support services; (iii) litigation involving claims by Indian tribes to portions of the State's land area; and (iv) an action by certain students and municipalities claiming that the State's formula for financing public education violates the State's Constitution and seeking a declaratory judgment and injunctive relief.

     As a result of litigation on behalf of black and Hispanic school children in the City of Hartford seeking "integrated education" within the Greater Hartford metropolitan area, on July 9, 1996, the State Supreme Court directed the legislature to develop appropriate measures to remedy the racial and ethnic segregation in the Hartford public schools. The Superior Court recently ordered the State to show cause as to whether there has been compliance with the Supreme Court's ruling. The fiscal impact of this decision might be significant but is not determinable at this time.

     The State's Department of Information Technology is reviewing the State's Year 2000 exposure and developing plans for modification or replacement of existing software that it believes will prevent significant operations problems. There is a risk that the plan will not be completed on time, that planned testing will not reveal all problems, or that systems of others on whom the State relies will not be timely updated. If the necessary remediations are not completed in a timely fashion, the Year 2000 problem may have a material impact on the operations of the State.

     Municipal Debt Obligations. General obligation bonds issued by municipalities are usually payable from ad valorem taxes on property subject to taxation by the municipality. A municipality's property tax base is subject to many factors outside the control of the municipality, including the decline in Connecticut's manufacturing industry. Certain Connecticut municipalities have experienced severe fiscal difficulties and have reported operating and accumulated deficits in recent years. The most notable of these is the City of Bridgeport, which filed a bankruptcy petition on June 7, 1991. The State opposed the petition. The United States Bankruptcy Court for the District of Connecticut held that Bridgeport has authority to file such a petition but that its petition should be dismissed on the grounds that Bridgeport was not insolvent when the petition was filed. State legislation enacted in 1993 prohibits municipal bankruptcy filings without the prior written consent of the Governor.

     In addition to general obligation bonds backed by the full faith and credit of the municipality, certain municipal authorities may issue bonds that are not considered to be debts of the municipality. Such bonds may only be repaid from the revenues of projects financed by the municipal authority, which revenues may be insufficient to service the authority's debt obligations.

     Regional economic difficulties, reductions in revenues, and increased expenses could lead to further fiscal problems for the State and its political subdivisions, authorities, and agencies. This could result in declines in the value of their outstanding obligations, increases in their future borrowing costs, and impairment of their ability to pay debt service on their obligations.

FLORIDA

     The Portfolio of the Florida Trust contains different issues of long-term debt obligations issued by or on behalf of the State of Florida (the "State") and counties, municipalities and other political subdivisions and public authorities thereof or by the Government of Puerto Rico or the Government of Guam or by their respective authorities, all rated in the category A or better by at least one national rating organization. Investment in the Florida Trust should be made with an understanding that the value of the underlying Portfolio may decline with increases in interest rates.

     RISK FACTORS-The State Economy. In 1980 Florida ranked seventh among the fifty states with a population of 9.7 million people. The State has grown dramatically since then and, as of April 1, 1997, ranked fourth with an estimated population of 14.7 million. Since the beginning of the eighties, Florida has surpassed Ohio, Illinois and Pennsylvania in total population. Because of the national recession, Florida's net migration declined to 138,000 in 1992, but migration has since recovered and reached 255,000 in 1996. In recent years the prime working age population (18-64) has grown at an average annual rate of more than 2.0%. The share of Florida's total working age population (18-64) to total State population is about 60%. Non-farm employment has grown by over 21.2% since 1991. Total non-farm employment in Florida is expected to increase 3.4% in 1998-99 and rise 2.9% in 1999-00. By the end of 1999-00, non-farm employment in the State is expected to reach almost 7.0 million jobs. The State is gradually becoming less dependent on employment related to construction, agriculture and manufacturing, and more dependent on employment related to trade and services. Presently services constitute 34.9% and trade 25.6% of the State's total non-farm jobs. Manufacturing jobs in Florida are concentrated in the area of high-tech and value-added sectors, such as electrical and electronic equipment, as well as printing and publishing. While both the State and national proportion of manufacturing jobs has declined over time, Florida's proportion of manufacturing jobs has been about half the nation's for many years. Foreign trade has contributed significantly to Florida's employment growth. Trade jobs are expected to grow 2.8% in 1998-99 and 2.8% in 1999-00. Florida's dependence on highly cyclical construction and construction related manufacturing has declined. Total contract construction employment as a share of total non-farm employment reached a peak of 10% in 1973. Before the recession of the early 1980's the share was 7.7%. In the late eighties, construction's share was 7.5% and in 1997 it was 5.7%. The job creation rate for the State of Florida is almost twice the rate for the nation as a whole. Throughout most of the 1980's the unemployment rate for the State tracked below that of the nation's. In the nineties, the trend was reversed until 1995, when the state's unemployment rate again tracked below or about the same as the U.S. In 1997, Florida's unemployment rate was 4.8% while the nation's was 4.9%. Florida's unemployment rate is forecasted at 4.5% in 1998-99 and 4.6% in 1999-00. Because Florida has a proportionately greater retirement age population, property income (dividends, interest and rent) and transfer payments (Social Security and pension benefits) are a relatively more important source of income. From 1992 to 1997, Florida's total nominal personal income grew by 36.6% and per capita income expanded approximately 25.9%. For the nation, total and per capita personal income increased by 30.2% and 24.1% respectively. From 1992 through 1997, Florida's total nominal personal income grew by 36.6% and per capita income expanded approximately 25.9%. For the nation, total and per capita personal income increased by 30.2% and 24.1% respectively. Real personal income in Florida is forecasted to increase 4.9% in 1998-99 and increase 3.5% in 1999-00. During this time real personal income per capita is expected to grow at 3.1% in 1998-99 and 1.8% in 1999-00.

     The ability of the State and its local units of government to satisfy the Debt Obligations may be affected by numerous factors which impact on the economic vitality of the State in general and the particular region of the State in which the issuer of the Debt Obligation is located. South Florida is particularly susceptible to international trade and currency imbalances and to economic dislocations in Central and South America, due to its geographical location and its involvement with foreign trade, tourism and investment capital. The central and northern portions of the State are impacted by problems in the agricultural sector, particularly with regard to the citrus and sugar industries. Short-term adverse economic conditions may be created in these areas, and in the State as a whole, due to crop failures, severe weather conditions or other agriculture-related problems. The State economy also has historically been somewhat dependent on the tourism and construction industries and is sensitive to trends in those sectors.

     Some of the computer hardware and software and embedded technology used by the State, its agencies, bond registrars or paying agents may not have been designed to recognize calendar years after 1999, the so-called "Year 2000 problem." Since the operations necessary to assure the uninterrupted flow of funds to bondholders depend upon computer technologies, the failure of any such system to become Year 2000 compliant on a timely basis could have an adverse effect on the collection and payment of revenues to bondholders.

     The State has established a Year 2000 Task Force, allocated funds and expects to complete the remediation of all state agency computer systems by June, 1999. The State Legislature has enacted legislation applying the State's sovereign immunity provision to State and local government entities in the event of Year 2000 computer system failures and granting the Governor the power to transfer State resources if necessary to address Year 2000 problems in State agencies.

     There can be no assurance that Year 2000 compliance will be achieved in a timely manner by State agencies, and there can be no assurance that any other entity or governmental agency with which they interact electronically will be Year 2000 compliant. At this time, the potential impact of such noncompliance is not known.

     The State Budget. Florida prepares an annual budget which is formulated each year and presented to the Governor and Legislature. Under the State Constitution and applicable statutes, the State budget as a whole, and each separate fund within the State budget, must be kept in balance from currently available revenues during each State fiscal year. (The State's fiscal year runs from July 1 through June 30). The Governor and the Comptroller of the State are charged with the responsibility of ensuring that sufficient revenues are collected to meet appropriations and that no deficit occurs in any State fund.

     The financial operations of the State covering all receipts and expenditures are maintained through the use of four types of funds: the General Revenue Fund, Trust Funds, the Working Capital Fund and the Budget Stabilization Fund. The majority of the State's tax revenues are deposited in the General Revenue Fund and monies for all funds are expended pursuant to appropriations acts. In fiscal year 1996-97, expenditures for education, health and welfare and public safety amounted to approximately 53%, 26% and 14%, respectively, of total General Revenue Funds available. The Trust Funds consist of monies received by the State which under law or trust agreement are segregated for a purpose authorized by law. Revenues in the General Revenue Fund which are in excess of the amount needed to meet appropriations may be transferred to the Working Capital Fund.

     State Revenues. For fiscal year 1998-99 the estimated General Revenue plus Working Capital and Budget Stabilization Funds available total $19,463.7 million, a 5.1% increase over 1997-98. The $17,692.4 million in Estimated Revenues represent an increase of 4.4% over the analogous figure in 1997- 98. With combined General Revenue, Working Capital and Budget Stabilization Funds appropriations at $18,185.0 million, unencumbered reserves at the end of 1998-99 are estimated at $1,379.6 million. For fiscal year 1999-00, the estimated General Revenue plus Working Capital and Budget Stabilization Funds available total $19,923.7 million, a 2.4% increase over 1998-99. The $18,386.1 million in Estimated Revenues represent a 3.9% increase over the analogous figure in 1998-99.

     In fiscal year 1996-97, the State derived approximately 67% of its total direct revenues for deposit in the General Revenue Fund, Trust Funds, Working Capital Fund and Budget Stabilization Fund from State taxes and fees. Federal funds and other special revenues accounted for the remaining revenues. The largest single source of tax receipts in the State is the 6% sales and use tax. For the fiscal year ended June 30, 1997, receipts from the sales and use tax totaled $12,089 million, an increase of 5.5% from the prior fiscal year. The second largest source of State tax receipts is the tax on motor fuels including the tax receipts distributed to local governments. Receipts from the taxes on motor fuels are almost entirely dedicated to trust funds for specific purposes or transferred to local governments and are not included in the General Revenue Fund. Preliminary data for the fiscal year ended June 30, 1997, show collections of this tax totaled $2,012.0 million.

     The State currently does not impose a personal income tax. However, the State does impose a corporate income tax on the net income of corporations, organizations, associations and other artificial entities for the privilege of conducting business, deriving income or existing within the State. For the fiscal year ended June 30, 1997, receipts from the corporate income tax totaled $1,362.3 million, an increase of 17.2% from fiscal year 1995-96. The Documentary Stamp Tax collections totaled $844.2 million during fiscal year 1996-97, posting an 8.9% increase from the previous fiscal year. The Alcoholic Beverage Tax, an excise tax on beer, wine and liquor totaled $447.2 million in fiscal year ending June 30, 1997. The Florida Lottery produced sales of $2.09 billion in fiscal year 1996-97 of which $792.3 million was used for education purposes.

     While the State does not levy ad valorem taxes on real property or tangible personal property, counties, municipalities and school districts are authorized by law, and special districts may be authorized by law, to levy ad valorem taxes. Under the State Constitution, ad valorem taxes may not be levied by counties, municipalities, school districts and water management districts in excess of the following respective millages upon the assessed value of real estate and tangible personal property: for all county, municipal or school purposes, ten mills, and for water management districts no more than 0.05 mill or 1.0 mill, depending upon geographic location. These millage limitations do not apply to taxes levied for payment of bonds and taxes levied for periods not longer than two years when authorized by a vote of the electors. (Note: one mill equals one-tenth of one cent.)

     The State Constitution and statutes provide for the exemption of homesteads from certain taxes. The homestead exemption is an exemption from all taxation, except for assessments for special benefits, up to a specific amount of the assessed valuation of the homestead. This exemption is available to every person who has the legal or equitable title to real estate and maintains thereon his or her permanent home. All permanent residents of the State are currently entitled to a $25,000 homestead exemption from levies by all taxing authorities, however, such exemption is subject to change upon voter approval.

     As of January 1, 1994, the property valuations for homestead property are subject to a growth cap of the lesser of 3% or the change in the Consumer Price Index during the relevant year, except in the event of a sale thereof during such year, and except as to improvements thereto during such year. If the property changes ownership or homestead status, it is to be re-valued at full just value on the next tax roll.

     Since municipalities, counties, school districts and other special purpose units of local governments with power to issue general obligation bonds have authority to increase the millage levy for voter approved general obligation debt to the amount necessary to satisfy the related debt service requirements, the property valuation growth cap is not expected to adversely affect the ability of these entities to pay the principal of or interest on such general obligation bonds. However, in periods of high inflation, those local government units whose operating millage levies are approaching the constitutional cap and whose tax base consists largely of residential real estate, may, as a result of the above-described property valuation growth cap, need to place greater reliance on non-ad valorem revenue sources to meet their operating budget needs.

     At the November 1994 general election, voters approved an amendment to the State Constitution that limits the amount of taxes, fees, licenses and charges imposed by the Legislature and collected during any fiscal year to the amount of revenues allowed for the prior fiscal year, plus an adjustment for growth. The revenue limit is determined by multiplying the average annual rate of growth in Florida personal income over the previous five years times the maximum amount of revenues permitted under the cap for the prior fiscal year. The revenues allowed for any fiscal year can be increased by a two-thirds vote of the Legislature. The limit was effective starting with fiscal year 1995-96 based on actual revenues from fiscal year 1994-95. Any excess revenues generated will be deposited in the Budget Stabilization Fund. Included among the categories of revenues which are exempt from the proposed revenue limitation, however, are revenues pledged to state bonds.

     State General Obligation Bonds and State Revenue Bonds. The State Constitution does not permit the State to issue debt obligations to fund governmental operations. Generally, the State Constitution authorizes the State bonds pledging the full faith and credit of the State only to finance or refinance the cost of State fixed capital outlay projects, upon approval by a vote of the electors, and provided that the local outstanding principal amount of such bonds does not exceed 50% of the total tax revenues of the State for the two preceding fiscal years. Revenue bonds may be issued by the State or its agencies without a vote of the electors only to finance or refinance the cost of State fixed capital outlay projects which are payable solely from funds derived directly from sources other than State tax revenues.

     Exceptions to the general provisions regarding the full faith and credit pledge of the State are contained in specific provisions of the State Constitution which authorize the pledge of the full faith and credit of the State, without electorate approval, but subject to specific coverage requirements, for: certain road projects, county education projects, State higher education projects, State system of Public Education and construction of air and water pollution control and abatement facilities, solid waste disposal facilities and certain other water facilities.

     Local Bonds. The State Constitution provides that counties, school districts, municipalities, special districts and local governmental bodies with taxing powers may issue debt obligations payable from ad valorem taxation and maturing more than 12 months after issuance, only (i) to finance or refinance capital projects authorized by law, provided that electorate approval is obtained, or (ii) to refund outstanding debt obligations and interest and redemption premium thereon at a lower net average interest cost rate.

     Counties, municipalities and special districts are authorized to issue revenue bonds to finance a variety of self-liquidating projects pursuant to the laws of the State, such revenue bonds to be secured by and payable from the rates, fees, tolls, rentals and other charges for the services and facilities furnished by the financed projects. Under State law, counties and municipalities are permitted to issue bonds payable from special tax sources for a variety of purposes, and municipalities and special districts may issue special assessment bonds.

     Bond Ratings. General obligation bonds of the State are currently rated Aa2 by Moody's, AA+ by Standard & Poor's, and AA by Fitch Investors Services, Inc.

     Litigation. Due to its size and its broad range of activities, the State (and its officers and employees) are involved in numerous routine lawsuits. The managers of the departments of the State involved in such routine lawsuits believe that the results of such pending litigation would not materially affect the State's financial position. In addition to the routine litigation pending against the State, its officers and employees, the following lawsuits and claims are also pending:

     A. In an inverse condemnation suit, plaintiff claims that the action of State constitutes a taking of plaintiff's leases for which compensation is due. The Circuit Judge granted the State's motion for summary judgment finding that as a matter of law, the State had not deprived plaintiff of any royalty rights. Plaintiff appealed to the First District Court of Appeals, but the case was remanded to the Circuit Court for trial. Final judgment was made in favor of the State. Although plaintiff filed for a review by the Florida Supreme Court, the Supreme Court denied review and the petition for certiorari.

     B. The Florida Department of Transportation has filed an action against owners of property adjoining property that is subject to a claim by the U.S. Environmental Protection Agency, seeking a declaratory judgment that the Department is not the owner of such property. Although the case was dismissed the EPA could file a claim against the FDOT for clean-up costs. These clean-up costs could exceed $25 million.

     C. In a class action suit on behalf of clients of residential placement for the developmentally disabled seeking refunds for services where children were entitled to free education under the Education for Handicapped Act, the District court held that the State could not charge maintenance fees for children between the ages of 5 and 17 based on the Act. All appeals have been exhausted. The State's potential cost of refunding these charges could exceed $42 million. However, attorneys are in the process of negotiating a settlement amount.

     D. In an action challenging the constitutionality of the Public Medical Assistance Trust Fund annual assessment on net operating revenue of free-standing out-patient facilities offering sophisticated radiology services, a trial has not been scheduled. If the State does not prevail, the potential refund liability could be approximately $70 million.

     E. In an action challenging whether Florida's statute for dealer repossessions authorizes the Department of Revenue to grant a refund to a financial institution as the assignee of numerous security agreements governing the sale of automobiles and other property sold by dealers, the question turns on whether the Legislature intended the statute only to provide a refund or credit to the dealer who actually sold the tangible personal property and collected and remitted the tax or intended that right to be assignable. Final judgment has been issued against the Department; however, the Department plans to appeal the decision. Several banks have applied for refunds; the potential refund to financial institutions exceeds $30,000,000, annually.

     F. In an action challenging whether the State of Florida and the Department of Environmental Protection (DEP) breached contracts with the plaintiff by "freezing" the process of reimbursement applications and then terminating the petroleum contamination clean-up reimbursement process, the plaintiff alleges the State's and DEP's actions constitute torts or impairment of contractual obligations. Plaintiff also alleges that the termination of the petroleum contamination clean-up reimbursement program constitutes a breach of contract. In addition to damages, plaintiff seeks recovery of attorneys fees and costs. If attorneys fees and costs are awarded, the potential liability could be as high as $60 million.

     G. In an action against the Florida Department of Transportation, plaintiff claims the Department has been responsible for construction of roads and attendant drainage facilities in Hillsborough County, and as a result of its construction, has caused plaintiff's property to become subject to flooding, thereby amounting to an uncompensated taking. The Court granted the State's Motion for More Definite Statement as to certain portions of the plaintiff's complaint. If the State is unsuccessful in its action, potential losses could exceed $40 million.

     H. In a case challenging the date of the imposition of interest on additional amounts of corporate income tax due as a result of Federal audit adjustments, the Florida Department of Revenue's historical position is that interest is due from the due date of the return until payment of the additional amount of tax is made. The taxpayer contends that interest should accrue from the date the Federal audit adjustments were due to be reported to Florida. A Final Order was issued adopting the Department's position; however, the taxpayer filed an appeal of the Final Order. Based on the best available information, the potential exposure for refunds or lost revenue is in the range of $12 to $20 million per year.

     Summary. Many factors including national, economic, social and environmental policies and conditions, most of which are not within the control of the State or its local units of government, could affect or could have an adverse impact on the financial condition of the State. Additionally, the limitations placed by the State Constitution on the State and its local units of government with respect to income taxation, ad valorem taxation, bond indebtedness and other matters, discussed above, as well as other applicable statutory limitations, may constrain the revenue-generating capacity of the State and its local units of government and, therefore, the ability of the issuers of the Debt Obligations to satisfy their obligations thereunder.

     The Sponsors believe that the information summarized above describes some of the more significant matters relating to the Florida Trust. For a discussion of the particular risks with each of the Debt Obligations, and other factors to be considered in connection therewith, reference should be made to the Official Statement and other offering materials relating to each of the Debt Obligations included in the portfolio of the Florida Trust. The foregoing information regarding the State, its political subdivisions and its agencies and authorities constitutes only a brief summary, does not purport to be a complete description of the matters covered and is based solely upon information drawn from official statements relating to offerings of certain bonds of the State. The Sponsors and their counsel have not independently verified this information, and the Sponsors have no reason to believe that such information is incorrect in any material respect. None of the information presented in this summary is relevant to Puerto Rico or Guam Debt Obligations which may be included in the Florida Trust.

     For a general description of the risks associated with the various types of Debt Obligations comprising the Florida Trust, see the discussion under "Risk Factors", above.

LOUISIANA

     RISK FACTORS. The following discussion regarding the financial condition of the State government may not be relevant to general obligation or revenue bonds issued by political subdivisions of and other issuers in the State of Louisiana (the "State"). Such financial information is based upon information about general financial conditions that may or may not affect issuers of the Louisiana obligations. The Sponsors have not independently verified any of the information contained in such publicly available documents, but are not aware of any facts which would render such information inaccurate.

     In July, 1995, Standard & Poor's downgraded the rating the State received for its general obligation bonds from A to A-. Standard & Poor's cited problems with the State's Medicaid program as the primary factor in its decision. The current Moody's rating on the State's general obligation bonds was not downgraded and remains at Baaa1. There can be no assurance that the economic conditions on which these ratings were based will continue or that particular bond issues may not be adversely affected by changes in economic or political conditions.

     The Revenue Estimating Conference (the "Conference") was established by Act No. 814 of the 1987 Regular Session of the State Legislature. The Conference was established by the Legislature to provide an official estimate of anticipated State revenues upon which the executive budget shall be based, to provide for a more stable and accurate method of financial planning and budgeting and to facilitate the adoption of a balanced budget as is required by Article VII,
Section 10(E) of the State Constitution. Act No. 814 provides that the Governor shall cause to be prepared an executive budget presenting a complete financial and programmatic plan for the ensuing fiscal year based only upon the official estimate of anticipated State revenues as determined by the Revenue Estimating Conference. Act No. 814 further provides that at no time shall appropriations or expenditures for any fiscal year exceed the official estimate of anticipated State revenues for that fiscal year. An amendment to the Louisiana Constitution was approved by the Louisiana Legislature in 1990 and enacted by the electorate which granted constitutional status to the existence of the Revenue Estimating Conference.

     State General Fund: The State General Fund is the principal operating fund of the State and was established administratively to provide for the distribution of funds appropriated by the Louisiana Legislature for the ordinary expenses of the State government. Revenue is provided from the direct deposit of federal grants and the transfer of State revenues from the Bond Security and Redemption Fund after general obligation debt requirements are met. The beginning accumulated State General Fund balance for fiscal year 1996-1997 was $586 million.

     On January 29, 1997, the Revenue Estimating Conference (the "Conference") adopted its official forecast of revenues for Fiscal Year 1997-98 at $5.489 billion of state general fund monies plus $94.9 million in Lottery Proceeds, or a total of $5.584 billion, as the basis for legislative enactment of the operating budget during the 1997 regular session, which commences March 31, 1997. Based upon that estimate, forecasted revenues would be approximately $192.9 million short of the amount needed to continue state operations in the fiscal year 1997-1998 at a level equivalent to Fiscal Year 1996-1997. The state believes it may be possible to close this gap by providing stand-still dollar recommendations in a number of expenditure categories.

     Transportation Trust Fund: The Transportation Trust Fund was established pursuant to (i) Section 27 of Article VII of the State Constitution and (ii) Act No. 16 of the First Extraordinary Session of the Louisiana Legislature for the year 1989 (collectively the "Act") for the purpose of funding construction and maintenance of state and federal roads and bridges, the statewide flood-control program, ports, airports, transit and state police traffic control projects and to fund the Parish Transportation Fund. The Transportation Trust Fund is funded by a levy of $0.20 per gallon on gasoline and motor fuels and on special fuels (diesel, propane, butane and compressed natural gas) used, sold or consumed in the state (the "Gasoline and Motor Fuels Taxes and Special Fuels Taxes"). This levy was increased from $0.16 per gallon (the "Existing Taxes") to the current $0.20 per gallon pursuant to Act No. 16 of the First Extraordinary Session of the Louisiana Legislature for the year 1989, as amended. The additional tax of $0.04 per gallon (the "Act 16 Taxes") became effective January 1, 1990, and will expire on the earlier of January 1, 2005, or the date on which obligations secured by the Act No. 16 taxes are no longer outstanding. The Transportation Infrastructure Model for Economic Development Account (the "TIME Account") was established in the Transportation Trust Fund. Moneys in the TIME account will be expended for certain projects identified in the Act aggregating $1.4 billion and to fund not exceeding $160 million of additional capital transportation projects. The State issued $263,902,639.95 of Gasoline and Fuels Tax Revenue Bonds, 1990 Series A, dated April 15, 1990, payable from the (i) Act No. 16 Taxes, (ii) any Act No. 16 Taxes and Existing Taxes deposited in the Transportation Trust Fund, and (iii) any additional taxes on gasoline and motor fuels and special fuels pledged for the payment of said Bonds. As of December 31, 1995, the outstanding principal amount of said Bonds was $193,323,000.00.

     Ad Valorem Taxation: Only local governmental units presently levy ad valorem taxes. Under the 1921 State Constitution a $5.75 mills ad valorem tax was being levied by the State until January 1, 1973, at which time a constitutional amendment to the 1921 Constitution abolished the ad valorem tax. Under the 1974 State Constitution a State ad valorem tax of up to $5.75 mills was provided for but is not presently being levied. The property tax is underutilized at the parish level due to a constitutional homestead exemption from the property tax applicable to the first $75,000 of the full market value of single family residences. Homestead exemptions do not apply to ad valorem property taxes levied by municipalities, with the exception of the City of New Orleans. Because local governments also are prohibited from levying an individual income tax by the constitution, their reliance on State government is increased under the existing tax structure.

     Litigation: In 1988, the Louisiana legislature created a Self-Insurance Fund within the Department of Treasury. That Fund consists of all premiums paid by State agencies under the State's Risk Management program, the investment earnings on those premiums and commissions retained. The Self-Insurance Fund may only be used for payment of losses incurred by State agencies under the Self-Insurance program, together with insurance premiums, legal expenses and administration costs. For fiscal year 1995-1996, the sum of $119,946,754.00 was paid from the Self-Insurance Fund to satisfy claims and judgments. It is the opinion of the Attorney General for the State of Louisiana that only a portion of the dollar amount of potential liability of the State resulting from litigation which is pending against the State and is not being handled through the Office of Risk Management ultimately will be recovered by plaintiffs. It is the opinion of the Attorney General that the estimated future liability for existing claims is in excess of $31 million. However, there are other claims with future possible liabilities for which the Attorney General cannot make a reasonable estimate.
     The foregoing information constitutes only a brief summary of some of the financial difficulties which may impact certain issuers of Bonds and does not purport to be a complete or exhaustive description of all adverse conditions to which the issuers of the Louisiana Trust are subject. Additionally, many factors including national economic, social and environmental policies and conditions, which are not within the control of the issuers of Bonds, could affect or could have an adverse impact on the financial condition of the State and various agencies and political subdivisions located in the State. The Sponsors are unable to predict whether or to what extent such factors may affect the issuers of Bonds, the market value or marketability of the Bonds or the ability of the respective issuers of the Bonds acquired by the Louisiana Trust to pay interest on or principal of the Bonds.

     Prospective investors should study with care the Portfolio of Bonds in the Louisiana Trust and should consult with their investment advisors as to the merits of particular issues in that Trust's Portfolio.

MARYLAND

     RISK FACTORS-State Debt. The Public indebtedness of the State of Maryland and its instrumentalities is divided into three general types. The State issues general obligation bonds for capital improvements and for various State projects to the payment of which the State ad valorem property tax is exclusively pledged. In addition, the Maryland Department of Transportation issues for transportation purposes its limited, special obligation bonds payable primarily from specific, fixed-rate excise taxes and other revenues related mainly to highway use. Certain authorities issue obligations payable solely from specific non-tax, enterprise fund revenues and for which the State has no liability and has given no moral obligation assurance. The State and certain of its agencies also have entered into a variety of lease purchase agreements to finance the acquisition of capital assets. These lease agreements specify that payments thereunder are subject to annual appropriation by the General Assembly.

     General Obligation Bonds. General obligation bonds of the State are authorized and issued primarily to provide funds for State-owned capital improvements, including institutions of higher learning, and the construction of locally owned public schools. Bonds have also been issued for local government improvements, including grants and loans for water quality improvement projects and correctional facilities, and to provide funds for repayable loans or outright grants to private, non-profit cultural or educational institutions.

     The Maryland Constitution prohibits the contracting of State debt unless it is authorized by a law levying an annual tax or taxes sufficient to pay the debt service within 15 years and prohibiting the repeal of the tax or taxes or their use for another purpose until the debt is paid. As a uniform practice, each separate enabling act which authorizes the issuance of general obligation bonds for a given object or purpose has specifically levied and directed the collection of an ad valorem property tax on all taxable property in the State. The Board of Public Works is directed by law to fix by May 1 of each year the precise rate of such tax necessary to produce revenue sufficient for debt service requirements of the next fiscal year, which begins July 1. However, the taxes levied need not be collected if or to the extent that funds sufficient for debt service requirements in the next fiscal year have been appropriated in the annual State budget. Accordingly, the Board, in annually fixing the rate of property tax after the end of the regular legislative session in April, takes account of appropriations of general funds for debt service.

     In the opinion of counsel, the courts of Maryland have jurisdiction to entertain proceedings and power to grant mandatory injunctive relief to (i) require the Governor to include in the annual budget a sufficient appropriation to pay all general obligation bond debt service for the ensuing fiscal year;
(ii) prohibit the General Assembly from taking action to reduce any such appropriation below the level required for that debt service; (iii) require the Board of Public Works to fix and collect a tax on all property in the State subject to assessment for State tax purposes at a rate and in an amount sufficient to make such payments to the extent that adequate funds are not provided in the annual budget; and (iv) provide such other relief as might be necessary to enforce the collection of such taxes and payment of the proceeds of the tax collection to the holders of general obligation bonds, pari passu, subject to the inherent constitutional limitations referred to below.

     It is also the opinion of counsel that, while the mandatory injunctive remedies would be available and while the general obligation bonds of the State are entitled to constitutional protection against the impairment of the obligation of contracts, such constitutional protection and the enforcement of such remedies would not be absolute. Enforcement of a claim for payment of the principal of or interest on the bonds could be subject to the provisions of any statutes that may be constitutionally enacted by the United States Congress or the Maryland General Assembly extending the time for payment or imposing other constraints upon enforcement.

     There is no general debt limit imposed by the Maryland Constitution or public general laws, but a special committee created by statute annually submits to the Governor an estimate of the maximum amount of new general obligation debt that prudently may be authorized. Although the committee's responsibilities are advisory only, the Governor is required to give due consideration to the committee's findings in preparing a preliminary allocation of new general debt authorization for the next ensuing fiscal year.

     Department of Transportation Bonds. Consolidated Transportation Bonds are limited obligations issued by the Maryland Department of Transportation, the principal of which must be paid within 15 years from the date of issue, for highway, port, transit, rail or aviation facilities or any combination of such facilities. Debt service on Consolidated Transportation Bonds is payable from those portions of the excise tax on each gallon of motor vehicle fuel and the motor vehicle titling tax, all mandatory motor vehicle registration fees, motor carrier fees, and the corporate income tax as are credited to the Maryland Department of Transportation, plus all departmental operating revenues and receipts. Holders of such bonds are not entitled to look to other sources for payment.

     The Maryland Department of Transportation also issues its bonds to provide financing of local road construction and various other county transportation projects and facilities. Debt service on these bonds is payable from the subdivisions' share of highway user revenues held to their credit in a special State fund.

     The Maryland Transportation Authority operates certain highway, bridge and tunnel toll facilities in the State. The tolls and other revenues received from these facilities are pledged as security for revenue bonds of the Authority issued under and secured by a trust agreement between the authority and a corporate trustee. As of December 31, 1998, $340.8 million of the Transportation Authority's revenue bonds were outstanding.

     Maryland Stadium Authority Bonds. The Maryland Stadium Authority is responsible for financing and directing the acquisition and construction of one or more new professional sports facilities in Maryland. Currently, the Stadium Authority operates Oriole Park at Camden Yards which opened in 1992. In connection with the construction of that facility, the Authority issued $155 million in notes and bonds. These notes and bonds are lease-backed revenue obligations, the payment of which is secured by, among other things, an assignment of revenues received under a lease of the sports facilities from the Stadium Authority to the State.

     The Stadium Authority also has been assigned responsibility for constructing an expansion of the Convention Centers in Baltimore and Ocean City and construction of a conference center in Montgomery County. The Baltimore Convention Center expansion cost $167 million and is being financed through a combination of funding from Baltimore City, Stadium Authority revenue bonds, State general obligation bonds and other state appropriations. The Ocean City Convention Center expansion cost $33.2 million and is being financed through a matching grant from the State and a combination of funding from Ocean City and the Stadium Authority. The Montgomery County conference center is expected to cost $27.5 million and is being financed through a combination of funding from Montgomery County and the Stadium Authority.

     In October, 1995, the Stadium Authority and the Baltimore Ravens (formally known as the Cleveland Browns) executed a Memorandum of Agreement which commits the Ravens to occupy a to be constructed football stadium in Baltimore City. The Agreement was approved by the Board of Public Works and constitutes a "long-term lease with a National Football League team" as required by statute for the issuance of Stadium Authority bonds. The Stadium Authority sold $87.565 million in lease-backed revenue bonds on May 1, 1996. The proceeds from the bonds, along with cash available from State lottery proceeds, investment earnings, and other sources will be used to pay project design and construction expenses of approximately $220 million. The bonds are solely secured by an assignment of revenues received under a lease of the project from the Stadium Authority to the State.

     Miscellaneous Revenue and Enterprise Financings. Certain other instrumentalities of the State government are authorized to borrow money under legislation which expressly provides that the loan obligations shall not be deemed to constitute a debt or a pledge of the faith and credit of the State. The Community Development Administration of the Department of Housing and Community Development ("CDA"), higher educational institutions (including St. Mary's College of Maryland, the University of Maryland System, and Morgan State University), the Maryland Water Quality Financing Administration and the Maryland Environmental Service ("MES") have issued and have outstanding bonds of this type. The principal of and interest on bonds issued by these bodies are payable solely from various sources, principally fees generated from use of the facilities or enterprises financed by the bonds.

     The Water Quality Revolving Loan Fund is administered by the Water Quality Financing Administration in the Department of the Environment. The Fund may be used to provide loans, subsidies and other forms of financial assistance to local government units for wastewater treatment projects as contemplated by the 1987 amendments to the federal Water Pollution Control Act. The Administration is authorized to issue bonds secured by revenues of the Fund, including loan repayments, federal capitalization grants, and matching State grants.

     The University of Maryland System, Morgan State University, and St. Mary's College of Maryland are authorized to issue revenue bonds for the purpose of financing academic and auxiliary facilities. Auxiliary facilities are any facilities that furnish a service to students, faculty, or staff, and that generate income. Auxiliary facilities include housing, eating, recreational, campus, infirmary, parking, athletic, student union or activity, research laboratory, testing, and any related facilities.

     CDA is responsible for housing finance and assistance programs. CDA issues bonds and notes to provide funding for various home ownership and rental housing loan programs. The debt service on CDA's revenue bonds and notes generally is paid from mortgage repayments.

     MES was established to provide water supply, waste water treatment, and waste management services to state agencies, local governments, and private entities. MES is authorized to issue revenue bonds secured by the revenue derived from its various facilities and projects. MES plans to issue additional revenue bonds in fiscal year 1999.

     Although the State has authority to make short-term borrowings in anticipation of taxes and other receipts up to a maximum of $100 million, in the past it has not issued short-term tax anticipation and bond anticipation notes or made any other similar short-term borrowings. However, the State has issued certain obligations in the nature of bond anticipation notes for the purpose of assisting several savings and loan associations in qualifying for Federal insurance and in connection with the assumption by a bank of the deposit liabilities of an insolvent savings and loan association.

     Lease and Conditional Purchase Financings. The State has financed and expects to continue to finance the construction and acquisition of various facilities through conditional purchase, sale-leaseback, and similar transactions. All of the lease payments under these arrangements are subject to annual appropriation by the Maryland General Assembly. In the event that appropriations are not made, the State may not be held contractually liable for the payments.

     Ratings. The general obligation bonds of the State of Maryland have been rated by Moody's Investors Service, Inc. as Aaa, by Standard & Poor's Corporation as AAA, and by Fitch Investors Service, Inc. as AAA.

     Local Subdivision Debt. The counties and incorporated municipalities in Maryland issue general obligation debt for general governmental purposes. The general obligation debt of the counties and incorporated municipalities is generally supported by ad valorem taxes on real estate, tangible personal property and intangible personal property subject to taxation. The issuer typically pledges its full faith and credit and unlimited taxing power to the prompt payment of the maturing principal and interest on the general obligation debt and to the levy and collection of the ad valorem taxes as and when such taxes become necessary in order to provide sufficient funds to meet the debt service requirements. The amount of debt which may be authorized may in some cases be limited by the requirement that it not exceed a stated percentage of the assessable base upon which such taxes are levied.

     In the opinion of counsel, the issuer may be sued in the event that it fails to perform its obligations under the general obligation debt to the holders of the debt, and any judgments resulting from such suits would be enforceable against the issuer. Nevertheless, a holder of the debt who has obtained any such judgment may be required to seek additional relief to compel the issuer to levy and collect such taxes as may be necessary to provide the funds from which a judgment may be paid. Although there is no Maryland law on this point, it is the opinion of counsel that the appropriate courts of Maryland have jurisdiction to entertain proceedings and power to grant additional relief, such as a mandatory injunction, if necessary, to enforce the levy and collection of such taxes and payment of the proceeds of the collection of the taxes to the holders of general obligation debt, pari passu, subject to the same constitutional limitations on enforcement, as described above, as apply to the enforcement of judgments against the State.

     Local subdivisions, including counties and municipal corporations, are also authorized by law to issue special and limited obligation debt for certain purposes other than general governmental purposes. The source of payment of that debt is limited to certain revenues of the issuer derived from commercial activities operated by the issuer, payments made with respect to certain facilities or loans, and any funds pledged for the benefit of the holders of the debt. That special and limited obligation debt does not constitute a debt of the State, the issuer or any other political subdivision of either within the meaning of any constitutional or statutory limitation. Neither the State nor the issuer or any other political subdivision of either is obligated to pay the debt or the interest on the debt except from the revenues of the issuer specifically pledged to the payment of the debt. Neither the faith and credit nor the taxing power of the State, the issuer or any other political subdivision of either is pledged to the payment of the debt. The issuance of the debt is not directly or indirectly or contingently an obligation, moral or other, of the State, the issuer or any other political subdivision of either to levy any tax for its payment.

     Special Authority Debt. The State and local governments have created several special authorities with the power to issue debt on behalf of the State or local government for specific purposes, such as providing facilities for non-profit health care and higher educational institutions, facilities for the disposal of solid waste, funds to finance single family and low-to-moderate income housing, and similar purposes. The Maryland Health and Higher Educational Facilities Authority, the Northeast Maryland Waste Disposal Authority, the Housing Opportunities Commission of Montgomery County, and the Housing Authority of Prince George's County are some of the special authorities which have issued and have outstanding debt of this type.

     The debts of the authorities issuing debt on behalf of the State and the local governments are limited obligations of the authorities payable solely from and secured by a pledge of the revenues derived from the facilities or loans financed with the proceeds of the debt and from any other funds and receipts pledged under an indenture with a corporate trustee. The debt does not constitute a debt, liability or pledge of the faith and credit of the State or of any political subdivision or of the authorities. Neither the State nor any political subdivision thereof nor the authorities shall be obligated to pay the debt or the interest on the debt except from such revenues, funds and receipts. Neither the faith and credit nor the taxing power of the State or of any political subdivision of the State or the authorities is pledged to the payment of the principal of or the interest on such debt. The issuance of the debt is not directly or indirectly an obligation, moral or other, of the State or of any political subdivision of the State or of the authority to levy or to pledge any form of taxation whatsoever, or to make any appropriation, for their payment. The authorities have no taxing power.

     Other Risk Factors. The manufacturing sector of Maryland's economy, which historically has been a significant element of the State's economic health, has experienced severe financial pressures and an overall contraction in recent years. This is due in part to the reduction in defense-related contracts and grants, which has had an adverse impact that is substantial and is believed to be disproportionately large compared with the impact on most other states. The State has endeavored to promote economic growth in other areas, such as financial services, health care and high technology. Whether the State can successfully make the transition from an economy reliant on heavy industries to one based on service-and science-oriented businesses is uncertain. Moreover, future economic difficulties in the service sector and high technology industries could have an adverse impact on the finances of the State and its subdivisions, and could adversely affect the market value of the Bonds in the Maryland Trust or the ability of the respective obligors to make payments of interest and principal due on such Bonds.

     The State and its subdivisions, and their respective officers and employees, are defendants in numerous legal proceedings, including alleged torts and breaches of contract and other alleged violations of laws. Adverse decisions in these matters could require extraordinary appropriations not budgeted for, which could adversely affect the ability to pay obligations on indebtedness.

MASSACHUSETTS

     RISK FACTORS-  GENERAL.  The following  description  highlights some of the
more   significant   financial   information   regarding  the   Commonwealth  of
Massachusetts.

     STATE BUDGET AND REVENUES. The Commonwealth's operating fund structure satisfies the requirements of state finance law and is in accordance with GAAP. The General Fund and those special revenue funds which are appropriated in the annual state budget receive most of the non-bond and non- federal grant revenues of the Commonwealth. They do no include the Capital Projects Fund of the Commonwealth, into which the proceeds of commonwealth bonds are deposited. The three principal budgeted operating funds are the General Fund, the Highway Fund and the Local Aid Fund. Expenditures from these three funds generally account for approximately 93% of total expenditures of the budgeted operating funds.

     Generally, funds for the Commonwealth's programs and services must be appropriated by the Legislature. The process of preparing a budget at the administrative level begins early in the fiscal year preceding the fiscal year for which the budget will take effect. The Commonwealth's fiscal year ends June
30. The legislative budgetary process begins in late January (or, in the case of a newly elected Governor, not later than March) with the Governor's submission to the Legislature of a budget recommendation for the fiscal year commencing in the ensuing July. The Massachusetts Constitution requires that the Governor recommend to the Legislature a budget which contains a statement of all proposed expenditures of the Commonwealth for the fiscal year, including those already authorized by law, and of all taxes, revenues, loans and other means by which such expenditures are to be defrayed. By statue, the Legislature and the Governor must approve a balanced budget for each fiscal year, and no supplementary appropriation bill may be approved by the Governor if it will result in an unbalanced budget. However, this is a statutory requirement that may be superseded by an appropriation act.

     It should be noted that by statute, the Commonwealth maintains a tax revenue growth limit for each fiscal year equal to the average positive rate of growth in total wages and salaries in the Commonwealth, as reported by the federal government, during the three calendar years immediately preceding the end of such fiscal year. The limit could affect the Commonwealth's ability to pay principal and interest on its debt obligations. It is possible that other measures affecting the taxing or spending authority of Massachusetts or its political subdivisions may be approved or enacted in the future. State tax revenues in fiscal 1994 through fiscal 1998 were lower than the limits. The Executive Office for Administration and Finance currently estimates that state tax revenues in fiscal 1998 will not reach the limit imposed by either the initiative petition or the legislative enactment.

     State finance law provides for a Stabilization Fund, a Capital Projects Fund and a Tax Reduction Fund relating to the use of fiscal year-end surpluses. A limitation equal to 0.5% of total tax revenues is imposed on the amount of any aggregate surplus which may be carried forward as a beginning balance for the next fiscal year. For any fiscal year for which the Comptroller determines on or before October 31 of the succeeding fiscal year that there is a negative balance in the state's capital projects funds, the Comptroller may transfer up to 40% of the remaining year-end surplus to a separate Capital Projects Fund to be used in lieu of bonds to finance capital expenditures. The remainder of any such aggregate year-end surplus is reserved in the Stabilization Fund, from which funds can be appropriated (i) to make up any difference between actual state revenues and allowable state revenues in any fiscal year in which actual revenues fall below the allowable amount, (ii) to replace state and local losses of federal funds or (iii) for any event, as determined by the Legislature, which threatens the health, safety or welfare of the people or the fiscal stability of the Commonwealth or any of its political subdivisions. Up to 7.5% of budgeted revenues and other financial resources pertaining to the budgeted funds may be accumulated in the Stabilization Fund. Amounts in excess of that limit are to be transferred to a Tax Reduction Fund, from which they are to be applied to the reduction of personal income taxes. For fiscal 1997, the statutory ceiling on the Stabilization Fund was 5% of budgeted revenues and other financial resources pertaining to the budgeted funds, and prior to fiscal 1997, the statutory ceiling on the Stabilization Fund was 5% of total tax revenues less the amount of annual debt service costs.

     At the end of fiscal 1997 and fiscal 1998, the Legislature mandated several extraordinary fund transfers which had the effect of using revenues collected in those years that would otherwise have been surplus. In addition, the Legislature increased in each such year the amount that could be held in the Stabilization Fund. The effect of those changes was to increase the ceiling for fiscal 1997 to approximately $908.5 million and for fiscal 1998 to approximately $1.485 billion.

     After accounting for the value of vetoes and subsequent overrides, the fiscal 1999 budget provided for appropriations of approximately $19.5 billion. The Executive Office for Administration and Finance projects total fiscal 1999 spending of $21.151 billion, a 6.0% increase over total fiscal 1998 spending. The fiscal 1999 budget is based on a consensus tax revenue forecast of $14.4 billion, as agreed by both houses of the Legislature and the Secretary of Administration and Finance in May, 1998. The tax cuts incorporated into the budget had the effect of reducing the consensus forecast to $13.41 billion. Year-to-date tax collections through January, 1999 totaled $8.251 billion, a 9.1% increase over the same period in fiscal 1998. The fiscal 1999 tax estimate was raised to $14.0 billion in the Governor's budget submission filed on January 27, 1999.

     Fiscal 1998 ended with a cash balance of approximately $1.579 billion, without regard to any fiscal 1998 activity that occurred after June 30, 1998 and excluding the balance in the Stabilization Fund. The ending balance does reflect that $234.0 million was transferred to that Stabilization Fund in June, 1998 on account of fiscal 1997. Fiscal 1999 is projected to end with a cash balance of $975.9 million, without regard to any fiscal 1999 activity that occurs after June 30, 1999 and excluding the balance in the Stabilization Fund. The cash flow statement issued by the State Treasurer and Secretary of Administration and Finance projects that $150 million will be transferred to the Stabilization Fund in June, 1999 on account of fiscal 1998. The Comptroller has since certified that an additional $167.4 million will be required to be transferred. The cash flow statement projects the issuance during fiscal 1999 of $1.250 billion of general obligation bonds (of which $250 million are for fiscal 1998 expenditures) and $315 million of grant anticipation notes. The statement projects the receipt of $597 million from the Massachusetts Turnpike Authority and the Massachusetts Port Authority in fiscal 1999 on account of the Central Artery/Ted Williams Tunnel project, and the issuance during fiscal 1999 of $306 million of Commonwealth notes in anticipation of future payments from such authorities for the project. However, both the Sate Auditor and the Federal Aviation Administration have questioned the legality of the Massachusetts Port Authority contribution.

     On January 27, 1999, the Governor filed his fiscal 2000 budget recommendations calling for budgeted expenditures of approximately $20.391 billion and total fiscal 2000 spending of $20.556 billion after adjusting to shifts to and from off-budget accounts. Budgeted revenues for fiscal 2000 are projected to be $20.241 billion, or $20.332 billion after adjusting to shifts to and from off-budget accounts. The Governor's proposal projects a fiscal 2000 ending balance in the budgeted funds of approximately $1.625 billion, including a Stabilization Fund balance of approximately $1.390 billion. The Governor's budget recommendation is based on a tax revenue estimate of $14.459 billion. The Governor's fiscal 2000 budget recommendations are now being evaluated by the House Committee on Ways and Means, the first legislative step in the process of approving a budget for fiscal 2000.

     PENSION LIABILITIES. Comprehensive pension funding legislation approved in January, 1988 requires the Commonwealth to fund future pension liabilities currently and to amortize the Commonwealth's accumulated unfunded liabilities to zero by June 30, 2028. The legislation was revised July 1, 1997 as part of the fiscal 1998 budget to require the amortization of such liabilities by June 30, 2018.

     On October 26, 1998, the Public Employee Retirement Administration Commission completed an actuarial valuation that is based on data as of January 1, 1998. The unfunded actuarial liability based on this valuation is $4.371 billion for state employees and state teachers, $519.9 million for Boston teachers and $912 million for cost-of-living increases granted for local systems prior to July, 1997, for a total unfunded liability of $5.803 billion. The funding schedules prepared in conjunction with the fiscal 1998 budget and fiscal 1999 budget estimate payments of $1.046 billion and $945 million, respectively. Assuming approval of a revised funding schedule expected to be filed in the spring of 1999, the Governor's fiscal 2000 budget recommendations call for a pension funding appropriation of $910 million.

     MEDICAID EXPENDITURES. During fiscal years 1994, 1995, 1996, 1997 and 1998, Medicaid expenditures were $3.313 billion, $3.398 billion, $3.416 billion, $3.456 billion and $3.666 billion, respectively. The average annual growth rate from fiscal 1994 to fiscal 1998 was 2%. The moderate rate of growth is due to a number of savings and cost control initiatives that the Division of Medical Assistance continues to implement and refine, including managed care, utilization review and the identification of third party liabilities. Fiscal 1999 spending for the current Medicaid program is projected to total $3.893 billion, an increase of 6.2% from fiscal 1998.

     CITIES AND TOWNS. Proposition 2 1/2, passed by the voters in 1980, led to large reductions in property taxes, the major source of income for cities and towns. Between fiscal 1981 and fiscal 1998, the aggregate property tax levy grew from $3.346 billion to $6.456 billion, representing an increase of approximately 93%. By contrast, according to federal Bureau of Labor Statistics, the Consumer price index for all urban consumers in Boston grew during the same period by approximately 103%.

     During the 1980's, the Commonwealth increased payments to its cities, towns and regional school districts to mitigate the impact of Proposition 2 1/2 on local programs and services. In fiscal 1999, approximately 21.5% of the Commonwealth's budget is estimated to be allocated to direct Local Aid. In addition to direct Local Aid, the Commonwealth has provided substantial indirect aid to local governments, including, for example, payments for MBTA assistance and debt service, pensions for teachers, pension cost- of-living allowances for municipal retirees, housing subsidies and the costs of courts and district attorneys that formerly had been paid by the counties.

     Many communities have responded to the limitations imposed by Proposition 2 1/2 through statutorily permitted overrides and exclusions. Override activity steadily increased throughout the 1980's before peaking in fiscal 1991 and decreasing thereafter. In fiscal 1997, 17 communities had successful override referenda which added an aggregate of $5.4 million to their levy limits. In fiscal 1998, the impact of successful override referenda, going back as far as fiscal 1993, was to raise the levy limits of 117 communities by $56.9 million. Although Proposition 21/2 will continue to constrain local property tax revenues, significant capacity exists for overrides in nearly all cities and towns.

     In addition to overrides, Proposition 21/2 allows a community, through voter approval, to assess taxes in excess of its levy limit for the payment of certain capital projects (capital outlay expenditure exclusions) and for the payment of specified debt service costs (debt exclusions). Capital exclusions were passed by 22 communities in fiscal 1998 and totaled $4.0 million. In fiscal 1998, the impact of successful debt exclusion votes going back as far as fiscal 1993, was to raise the levy limits of 250 communities by $769.4 million.

     A statute adopted by voter initiative petition at the November, 1990 statewide election regulates the distribution of local aid to cities and towns. This statute requires that, subject to annual appropriation, no less than 40% of collections from personal income taxes, sales and use taxes, corporate excise taxes and lottery fund proceeds be distributed to cities and towns. Under the law, the local aid distribution to each city or town would equal no less than 100% of the total local aid received for fiscal 1989. Distributions in excess of fiscal 1989 levels would be based on new formulas that would replace the current local aid distribution formulas. By its terms, the new formula would have called for a substantial increase in direct local aid in fiscal 1992 and in subsequent years. However, local aid payments expressly remain subject to annual appropriation by Legislature, and the appropriations for Local Aid since the enactment of the initiative law have not met the levels set forth in the initiative law.

     CAPITAL SPENDING. Expenditures on capital projects have increased from approximately $1.9 billion in fiscal year 1994 to approximately $3.1 billion in fiscal year 1998. Transportation related spending constitutes the bulk of the Commonwealth's capital expenditures, accounting for 81% of all expenditures over the last five years. The Central Artery/Ted Williams Tunnel project has become the single largest part of the Commonwealth's capital spending, totaling some $4.896 billion over the last five years, increasing from $817 million in fiscal year 1994 to $1.428 billion in fiscal year 1998.

     Since fiscal 1992 the Executive Office for Administration and Finance has maintained a five-year capital spending plan, including an administrative limit on the amount of capital spending to be financed by bonds issued by the Commonwealth. The policy objective of the Five-Year Capital Spending Plan is to limit the debt burden of the Commonwealth by controlling the relationship between current capital spending and the issuance of bonds by the Commonwealth. In fiscal 1992, the annual limit was set at approximately $825 million. During fiscal 1995, the limit was raised to approximately $900 million and during fiscal 1998 to approximately $1.0 billion. Actual bond-financed capital expenditures during fiscal years 1994, 1995, 1996, 1997 and 1998 were approximately $761 million, $902 million, $909 million, $995 million and $1.0 billion, respectively. For fiscal 1999 through 2003, the plan forecasts total capital spending to be financed by Commonwealth debt of approximately $5 billion in the aggregate, which is significantly below legislatively authorized capital spending levels. The current plan assumes that the projected level of capital spending will leverage additional federal transportation aid of approximately $3.647 billion for this period and also projects the issuance of $1.205 billion in grant anticipation notes in anticipation of future federal aid to be received during fiscal years 2003 and beyond. The plan also anticipates the issuance of $1.5 billion in bonds by the MBTA . Although the MBTA undertakes its own capital spending, which is funded by MBTA bonds and federal grants, such spending has been included here for comparison purposes. MBTA bonds are paid from Commonwealth contract assistance payments, and the state's obligation to make such payments is considered to be a general obligation of the state, for which its full faith and credit are pledged.

     As previously mentioned, the largest component of the Commonwealth's capital program currently is the Central Artery/Ted Williams Tunnel project. By the time of its completion, the project is expected to have required expenditures totaling $11.7 billion, excluding insurance reimbursements and proceeds from real estate dispositions which are anticipated to be no less than $900 million, resulting in a net project cost of $10.8 billion. The magnitude of this project has resulted in the realignment of certain transportation assets in the Commonwealth and the development of additional financing mechanisms to support its completion.

     An omnibus transportation bond bill including new capital funding authorizations for the MBTA and highway construction projects, including the Central Artery/Ted Williams Tunnel project, is also expected to be submitted to the Legislature by the Governor for consideration in early 1999. The bill is expected to call for approximately $4.5 billion of transportation-related capital spending to occur over several years, including approximately $1.6 billion to be funded by federal reimbursements, approximately $1.8 billion to be funded by Commonwealth general obligation bonds and approximately $1.1 billion to be funded by MBTA bonds.

     COMMONWEALTH DEBT. The Commonwealth is authorized to issue three types of debt: general obligation debt, special obligation debt and federal grant anticipation notes. General obligation debt is secured by a pledge of full faith and credit of the Commonwealth. Special obligation debt may be secured either with a pledge of receipts credited to the Highway Fund or with a pledge of receipts credited to the Boston Convention and Exhibition Center Fund. Federal grant anticipation notes are secured by a pledge of federal highway construction reimbursements. In addition, certain independent authorities and agencies within the Commonwealth are statutorily authorized to issue bonds and notes for which the Commonwealth is either directly, in whole or in part, or indirectly liable. The Commonwealth's liabilities with respect to these bonds and notes are classified as either (a) Commonwealth-supported debt, (b) Commonwealth-guaranteed debt or (c) indirect obligations.

     The liabilities of the Commonwealth with respect to outstanding bonds and notes payable as of January 1, 1999 totaled $15.924 billion. These liabilities consisted of $10.060 billion of general obligation debt, $606 million of special obligation debt, $922 million of federal grant anticipation notes, $4.057 billion of supported debt, and $279 million of guaranteed debt.

     In January, 1990 legislation was enacted to impose a limit on debt service in Commonwealth budgets beginning in fiscal 1991. The law provides that no more than 10% of the total appropriations in any fiscal year may be expended for payment of interest and principal on general obligation debt of the Commonwealth. This law may be amended or appealed by the legislature or may be superseded in the General Appropriation Act for any year. From fiscal year 1994 through fiscal year 1998, this percentage has been below the limits established by this law. The estimated debt service for fiscal 1999 is estimated to fall below the limit as well.

     Legislation enacted in December, 1989 imposes a limit on the amount of outstanding direct bonds of the Commonwealth. The limit for fiscal 1999 is $10.047 billion; as of January 1, 1999 there were $9.248 billion of outstanding direct bonds. The law provides that the limit for each subsequent fiscal year shall be 105% of the previous fiscal year's limit. Since this law's inception, the limit has never been reached.

     The Commonwealth has waived its sovereign immunity and consented to be sued under contractual obligations including bonds and notes issued by it. However, the property of the Commonwealth is not subject to attachment or levy to pay a judgment, and the satisfaction of any judgment generally requires legislative appropriation. Enforcement of a claim for payment of principal or interest on bonds and notes of the Commonwealth may also be subject to provisions of federal or Commonwealth statutes, if any, hereafter enacted extending the time for payment or imposing other constraints upon enforcement, insofar as the same may be constitutionally applied. The United States Bankruptcy Code is not applicable to states.

     UNEMPLOYMENT. The Massachusetts unemployment rate averaged 4.5%, 4.0% and 3.3% in calendar years 1996, 1997 and 1998, respectively. The Massachusetts unemployment rate in both January, 1999 and December, 1998 was 3.1% as compared to 3.6% in January, 1998.

     The assets and liabilities of the Commonwealth Unemployment Compensation Trust Fund are not assets and liabilities of the Commonwealth. As of December 31, 1998 the private contributory sector of the Massachusetts Unemployment Trust Fund had a surplus of $1.694 billion. The Division of Employment and Training's October 1998 quarterly report indicates that the contributions provided by current law should build reserves in the system to $2.411 billion by the end of 2002.

     LITIGATION. The Attorney General of the Commonwealth is not aware of any cases involving the Commonwealth which in his opinion would affect materially its financial condition. However, certain cases exist containing substantial claims, among which are the following.

     Former residents of a state facility commenced an action against the Commonwealth alleging that in the 1950's they were fed radioactive isotopes without their informed consent. A settlement agreement for $680,000 was executed on October 2, 1998.

     The United States has brought an action on behalf of the U.S. Environmental Protection Agency alleging violations of the Clean Water Act and seeking to enforce the clean-up of Boston Harbor. The Massachusetts Water Resources Authority (the "MWRA") has assumed primary responsibility for developing and implementing a court approved plan and time table for the construction of the treatment facilities necessary to achieve compliance with the federal requirements. The MWRA currently projects the total cost of construction of the wastewater facilities required under the court's order not including costs pursuant to the draft combined sewer outflow plan ("CSO"), will be approximately $3.142 billion in current dollars, with approximately $601 million to be spent after June 30, 1997. With CSO costs, the MWRA anticipates spending approximately $901 million after that date. Under the Clean Water Act, the Commonwealth may be liable for any costs of complying with any judgment in this case to the extent that the MWRA or a municipality is prevented by state law from raising revenues necessary to comply with such a judgment.

     On February 12, 1998, the U.S. Department of Justice filed a complaint seeking to compel the MWRA to construct a water filtration plant for water drawn from the Wachusett Reservoir and, together with the Metropolitan District Commission, to take certain watershed protection measures. It is too early to predict what remedy the court will order if it decides adversely to the MWRA.

     A suit was brought by associations of bottlers challenging the 1990 amendments to the bottle bill which escheat abandoned deposits to the Commonwealth. In March of 1993, the Supreme Judicial Court upheld the amendments except for the initial funding requirement, which the Court held severable. The Superior Court has ruled that the Commonwealth is liable for a certain amount, including interest, as a result of the Supreme Judicial Court's decision, such amount to be determined in further proceedings. The Commonwealth in February, 1996, settled with one group of plaintiffs with settlement payments totaling $7 million. Litigation with the other group of plaintiffs is still pending. The remaining potential liability is approximately $50 million.

     In a suit filed against the Department of Public Welfare, plaintiffs allege that the Department has unlawfully denied personal care attendant services to severely disabled Medicaid recipients. The Court has denied plaintiffs' motion for a preliminary injunction and class certification. If plaintiffs were to prevail on their claims, the suit could cost the Commonwealth as much as $200 million per year. In September 1995, the parties argued cross motions for summary judgment, which are now under advisement.

     There  are  several  large  eminent   domain  cases  pending   against  the
Commonwealth.

     The constitutionality of the former version of the Commonwealth's bank excise tax has been challenged by a Massachusetts bank. In 1992, several pre-1992 petitions, which raised the same issues, were settled prior to a board decision. The petitioner has now filed claims with respect to 1993 and 1994 claiming the tax violated the Commerce Clause of the United States Constitution by including the bank's worldwide income without apportionment. The Commonwealth's potential liability is $135 million.

     In March 1995, the Supreme Judicial Court held that certain deductions from the net worth measure of the Massachusetts corporate excise tax violate the Commerce Clause of the United States Constitution. In October 1995, the United States Supreme Court denied the Commonwealth's petition for a writ of certiorari. A partial final judgment for tax years ending prior to January 1, 1995 was subsequently entered by the Supreme Judicial Court. The Department of Revenue estimates that tax revenues in the amount of $40 million to $55 million may be abated as a result of this decision. On May 13, 1996, the Supreme Judicial Court entered an order for judgment for tax years ending on or after January 1, 1996. A final judgment was entered on June 6, 1996. The Department of Revenue is estimating the fiscal impact of that ruling; to date it has paid approximately $17 million in abatements in accordance with the judgement. To date, the total amount of abatements requested, including those that have been paid, and that are in the process of being evaluated, is $35 million.

     The Commonwealth has commenced an action and has been named a defendant in another action brought as a result of indoor air quality problems in a building previously leased by the Commonwealth. Potential liability to the Commonwealth in each case is approximately $25 million.

     A putative class action has been brought against the Commonwealth seeking to invalidate the savings bank life insurance statute. Potential liability to the Commonwealth is $71 million. On October 16, 1997, the court dismissed the case on statute-of-limitations grounds. The plaintiff appealed. On February 1, 1999, the Supreme Judicial Court affirmed the judgment of the lower court.

     In a suit filed against the Department of Transitional Assistance, plaintiffs allege that the Department violated state and federal law, by failing to accommodate welfare recipients with learning disabilities in its Employment Services Program. The court has denied plaintiff's motion for class certification and injunctive relief. If the case remains limited to the two plaintiffs, potential liability will likely be under $50,000. However, if the court at some point allows a motion for class certification, potential liability could increase to $33.5 million.

     Two pending cases challenge decisions of the Division of Medical Assistance, which denied deductions for court-ordered attorney and guardian fees in the calculation of Medicaid benefits for two nursing home residents. The Superior Court has held the fees are deductible. The DNA has appealed and the Supreme Judicial Court has granted direct appellate review. While the appeal involves only two residents, if the Superior Court's reasoning were extended to other Medicaid recipients, additional expenditures of up to $56 million per year may be required.

     There are also several other tax matters in litigation which may result in an aggregate liability in excess of approximately $80 million.

     RATINGS. The Commonwealth's general obligation debt is rated at AA-, Aa3 and AA- by Standard & Poor's Rating Service, Moody's Investors Service, Inc. and Fitch IBCA, Inc., respectively.

     Ratings may be changed at any time and no assurance can be given that they will not be revised or withdrawn by the rating agencies, if in their respective judgments, circumstances should warrant such action. Any downward revision or withdrawal of a rating could have an adverse effect on market prices of the bonds.

     YEAR 2000. The "year 2000 problem" is the result of shortcomings in many electronic data processing systems and other equipment that make operations beyond the year 1999 troublesome. These problems have the potential for causing a disruption of government services. In June, 1997, the Executive Office for Administration and Finance established a Year 2000 Program Management Office within its Information Technology Division. The purpose of the office is to ensure accurate monitoring of the Commonwealth's progress in achieving "year 2000 compliance," ie., remediating or replacing and redeploying affected systems, as well as to identify risk areas and risk mitigation activities and serve as a resource for all state agencies and departments. The most recent report issued by the program management office on February 3, 1999 for the October-December, 1998 quarter indicates that the office is currently monitoring year 2000 compliance efforts for 170 state agencies. Agencies with significant exposure in this area made good progress in the October-December, 1998 quarter. This exposure affects only a few agencies, but the impact of failures would be significant. Legislation approved by the Acting Governor on August 10, 1998, appropriated $20.4 million, subsequently increased, for expenditure by the Information Technology Division to achieve year 2000 compliance for the six Executive Offices and other departments which report directly to the Governor. The Secretary of Administration and Finance is to report quarterly to the Legislature on the progress being made to address the year 2000 compliance efforts, and to assess the sufficiency of funding levels.

MICHIGAN

     RISK FACTORS-Due primarily to the fact that the leading sector of the State's economy is the manufacturing of durable goods, economic activity in the State has tended to be more cyclical than in the nation as a whole. While the State's efforts to diversify its economy have proven successful, as reflected by the fact that the share of employment in the State in the durable goods sector has fallen from 33.1 percent in 1960 to 15.2 percent in 1997, durable goods manufacturing still represents a sizable portion of the State's economy. As a result, any substantial national economic downturn is likely to have an adverse effect on the economy of the State and on the revenues of the State and some of its local governmental units. Although historically, the average monthly unemployment rate in the State has been higher than the average figures for the United States, for the last four years, the State's unemployment rate has been at or below the national average. During 1998, the average monthly unemployment rate in this State was 3.8% as compared to a national average of 4.5% in the United States.

     The State's economy could be affected by changes in the auto industry, notably consolidation and plant closings resulting from competitive pressures, over-capacity and labor disputes. Such actions could adversely affect Sate revenues, and the financial impact on the local units of government in the areas in which plants are or have been closed could be more severe.

     The Michigan Constitution limits the amount of total revenues of the State raised from taxes and certain other sources to a level for each fiscal year equal to a percentage of the State's personal income for the prior calendar year. In the event the State's total revenues exceed the limit by 1% or more, the Constitution requires that the excess be refunded to taxpayers. To avoid exceeding the revenue limit in the State's 1994-95 fiscal year the State refunded approximately $113 million through income tax credits for the 1995 calendar year. The State Constitution does not prohibit the increasing of taxes so long as revenues are expected to amount to less than the revenue limit and authorizes exceeding the limit for emergencies when deemed necessary by the governor and a two-thirds vote of the members of each house of the legislature. The State Constitution further provides that the proportion of State spending paid to all local units to total spending may not be reduced below the proportion in effect in the 1978-79 fiscal year. The Constitution requires that if the spending does not meet the required level in a given year an additional appropriation for local units is required for the following fiscal year. The State Constitution also requires the State to finance any new or expanded activity of local units mandated by State law. Any expenditures required by this provision would be counted as State spending for local units for purposes of determining compliance with the provisions cited above.

     The State Constitution limits State general obligation debt to (i) short-term debt for State operating purposes; (ii) short-and long-term debt for purposes of making loans to school districts; and (iii) long-term debt for a voter-approved purpose. Short-term debt for operating purposes is limited to an amount not in excess of fifteen (15%) percent of undedicated revenues received by the State during the preceding fiscal year and must mature in the same fiscal year in which it is issued. Debt incurred by the State for purposes of making loans to school districts is recommended by the Superintendent of Public Instruction who certifies the amounts necessary for loans to school districts for the ensuing two (2) calendar years. These bonds may be issued without vote of the electors of the State and in whatever amount required. There is no limit on the amount of long-term voter-approved State general obligation debt. In addition to the foregoing, the State authorizes special purpose agencies and authorities to issue revenue bonds payable from designated revenues and fees. Revenue bonds are not obligations of the State and in the event of shortfalls in self-supporting revenues, the State has no legal obligation to appropriate money to meet debt service payments. The Michigan State Housing Development Authority has a capital reserve fund pledged for the payment of debt service on its bonds derived from State appropriation. The act creating this Authority provides that the Governor's proposed budget include an amount sufficient to replenish any deficiency in the capital reserve fund. The legislature, however, is not obligated to appropriate such moneys and any such appropriation would require a two-thirds vote of the members of the legislature. Obligations of all other authorities and agencies of the State are payable solely from designated revenues or fees and no right to certify to the legislature exists with respect to those authorities or agencies.

     The State finances its operations through the State's General Fund and special revenue funds. The General Fund receives revenues of the State that are not specifically required to be included in the Special Revenue Fund. General Fund revenues are obtained approximately 56% from the payment of State taxes and 44% from federal and non-tax revenue sources. The majority of the revenues from State taxes are from the State's personal income tax, single business tax, use tax, sales tax and various other taxes. Approximately two-thirds of total General Fund expenditures have been for State support of public education and for social services programs. Other significant expenditures from the General Fund provide funds for law enforcement, general State government, debt service and capital outlay. The State Constitution requires that any prior year's surplus or deficit in any fund must be included in the next succeeding year's budget for that fund.

     The State ended the five fiscal years 1992-1996 with its general fund in balance after substantial transfers from the General Fund to the Budget Stabilization Fund. For the 1997 fiscal year, the State closed its books with its general fund in balance. During the 1997-98 fiscal year, an error was identified pertaining to the Medicaid program administered by the Department of Community Health ("DCH"). Over a ten-year period, DCH did not properly record all Medicaid expenditures and revenues on a modified accrual basis as required by GAAP. For the fiscal year ended September 30, 1997, the General Fund did not reflect Medicaid expenditures of $178.7 million and federal revenue of $24.6 million. As a result, the total ending fund balance and unreserved fund balance for the fiscal year ended September 30, 1997, were reduced by $154.1 million to account for the correction of the prior period error. The preliminary book closing for the 1998 fiscal year indicates at a minimum a general fund in balance as of September 30, 1998. The balance in the Budget Stabilization Fund as of September 30, 1997, was $1.15 billion, including reserves of $572.6 million for educational expenses. In all but one of the last six fiscal years the State has borrowed between $500 million and $900 million for cash flow purposes. It borrowed $900 million in each of the 1996, 1997 and 1998 fiscal years.

     In January, 1998, Standard & Poor's raised its rating on the State's general obligation bonds to AA+. In March, 1998, Moody's raised the State's general obligation credit rating to Aa1. Fitch Investor's Service has issued a rating of Aa+ on the State's general obligation bonds.

     Amendments to the Michigan Constitution which place limitations on increases in State taxes and local ad valorem taxes (including taxes used to meet debt service commitments on obligations of taxing units) were approved by the voters of the State of Michigan in November 1978 and became effective on December 23, 1978. To the extent that obligations in the Portfolio are tax-supported and are for local units and have not been voted by the taxing unit's electors and have been issued on or subsequent to December 23, 1978, the ability of the local units to levy debt service taxes might be affected.

     State law provides for distributions of certain State collected taxes or portions thereof to local units based in part on population as shown by census figures and authorizes levy of certain local taxes by local units having a certain level of population as determined by census figures. Reductions in population in local units resulting from periodic census could result in a reduction in the amount of State collected taxes returned to those local units and in reductions in levels of local tax collections for such local units unless the impact of the census is changed by State law. No assurance can be given that any such State law will be enacted. In the 1991 fiscal year, the State deferred certain scheduled payments to municipalities, school districts, universities and community colleges. While such deferrals were made up at later dates, similar future deferrals could have an adverse impact on the cash position of some local units. Additionally, while total State revenue sharing payments have increased in each of the last five years, the State reduced revenue sharing payments to municipalities below that level otherwise provided under formulas in each of those fiscal years.

     On March 15, 1994, the electors of the State voted to amend the State's Constitution to increase the State sales tax rate from 4% to 6% and to place an annual cap on property assessment increases for all property taxes. Companion legislation also cut the State's income tax rate from 4.6% to 4.4%, reduced some property taxes for school operating purposes and shifted the balance of school funding sources among property taxes and state revenues, some of which are being provided from new or increased State taxes. The legislation also contains other provisions that may reduce or alter the revenues of local units of government and tax increment bonds could be particularly affected. While the ultimate impact of the constitutional amendment and related legislation cannot yet be accurately predicted, investors should be alert to the potential effect of such measures upon the operations and revenues of Michigan local units of government.

     The State is a party to various legal proceedings seeking damages or injunctive or other relief. In addition to routine litigation, certain of these proceedings could, if unfavorably resolved from the point of view of the State, substantially affect State or local programs or finances. These lawsuits involve programs generally in the area of corrections, highway maintenance, social services, tax collection, commerce and budgetary reductions to school districts and governmental units and court funding.

     In November of 1997, the State Legislature adopted legislation to provide for the funding of claims of local schools districts, some of whom had alleged in a lawsuit, Durant v State of Michigan, that the State had, over a period of years, paid less in school aid than required by the State's Constitution. Under this legislation, the State paid or is required to pay to school districts which were plaintiffs in the suit approximately $212 million from the Budget Stabilization Fund on April 15, 1998, and to or on behalf of other school districts from the Budget Stabilization Fund (i) an additional $32 million per year in the fiscal years 1998-99 through 2007-08, and (ii) up to an additional $40 million per year in the fiscal years 1998-99 through 2012-13.

     The foregoing financial conditions and constitutional provisions could adversely affect the State's or local unit's ability to continue existing services or facilities or finance new services or facilities, and, as a result, could adversely affect the market value or marketability of the Michigan obligations in the Portfolio and indirectly affect the ability of local units to pay debt service on their obligations, particularly in view of the dependency of local units upon State aid and reimbursement programs.

     The Portfolio may contain obligations of the Michigan State Building Authority. These obligations are payable from rentals to be paid by the State as part of the State's general operating budget. The foregoing financial conditions and constitutional provisions could affect the ability of the State to pay rentals to the Authority and thus adversely affect payment of the State Building Authority Bonds.

     The Portfolio may contain obligations issued by various school districts pledging the full faith and credit of the school district. The ability of the school district to pay debt service may be adversely affected by those factors described above for general obligation bonds and, if the obligations were not voted by that schools' district's electors, by the restructuring of school operating funding as described above. The school district obligations also may be qualified for participation in the Michigan School Bond Loan Fund. If the bonds are so qualified, then in the event the school district is for any reason unable to pay its debt service commitments when due, the school district is required to borrow the deficiency from the School Bond Loan Fund and the State is required to make the loan. The School Bond Loan Fund is funded by means of debt obligations issued by the State. In the event of fiscal and cash flow difficulties of the State the availability of sufficient cash or the ability of the State to sell debt obligations to fund the School Bond Loan Fund may be adversely affected and this could adversely affect the ability of the State to make loans it is required to make to school districts issuing qualified school bonds in the event the school district's tax levies are insufficient therefor.

MISSOURI

     RISK FACTORS-Revenue and Limitations Thereon. Article X, Sections 16-24 of the Constitution of Missouri (the "Hancock Amendment"), imposes limitations on the amount of State taxes which may be imposed by the General Assembly of Missouri (the "General Assembly") as well as on the amount of local taxes, licenses and fees (including taxes, licenses and fees used to meet debt service commitments on debt obligations) which may be imposed by local governmental units (such as cities, counties, school districts, fire protection districts and other similar bodies) in the State of Missouri in any fiscal year.

     The State limit on taxes is tied to total State revenues for fiscal year 1980-81, as defined in the Hancock Amendment, adjusted annually in accordance with the formula set forth in the amendment, which adjusts the limit based on increases in the average personal income of Missouri for certain designated periods. The details of the amendment are complex and clarification from subsequent legislation and further judicial decisions may be necessary. Generally, if the total State revenues exceed the State revenue limit imposed by
Section 18 of Article X by more than one percent, the State is required to refund the excess. The State revenue limitation imposed by the Hancock Amendment does not apply to taxes imposed for the payment of principal and interest on bonds, approved by the voters and authorized by the Missouri Constitution. The revenue limit also can be exceeded by a constitutional amendment authorizing new or increased taxes or revenue adopted by the voters of the State of Missouri.

     The Hancock Amendment also limits new taxes, licenses and fees and increases in taxes, licenses and fees by local governmental units in Missouri. It prohibits counties and other political subdivisions (essentially all local governmental units) from levying new taxes, licenses and fees or increasing the current levy of an existing tax, license or fee without the approval of the required majority of the qualified voters of that county or other political subdivision voting thereon.

     When a local government unit's tax base with respect to certain fees or taxes is broadened, the Hancock Amendment requires the tax levy or fees to be reduced to yield the same estimated gross revenue as on the prior base. It also effectively limits any percentage increase in property tax revenues to the percentage increase in the general price level (plus the value of new construction and improvements), even if the assessed valuation of property in the local governmental unit, excluding the value of new construction and improvements, increases at a rate exceeding the increase in the general price level.

     School Desegregation Lawsuits. Desegregation lawsuits in St. Louis and Kansas City continue to require significant levels of state funding and are sources of uncertainty; litigation continues on many issues, notwithstanding a 1995 U.S. Supreme Court decision favorable to the State in the Kansas City desegregation litigation, court orders are unpredictable, and school district spending patterns have proven difficult to predict. The State paid $282 million for desegregation costs in fiscal 1994, $315 million for fiscal 1995, $274 million for fiscal 1996 and $227 million for fiscal 1997. This expense accounted for approximately 7% of total state General Revenue Fund spending in fiscal 1994 and 1995, approximately 5% in fiscal 1996 and approximately 6% for fiscal 1997. The State has entered into a settlement agreement with respect to the Kansas City desegregation lawsuit, pursuant to which the State will cease additional desegregation payments to the Kansas City Missouri School District after fiscal 2000.

     Industry and Employment. While Missouri has a diverse economy with a distribution of earnings and employment among manufacturing, trade and service sectors closely approximating the average national distribution, the national economic recession of the early 1980's had a disproportionately adverse impact on the economy of Missouri. During the 1970's, Missouri characteristically had a pattern of unemployment levels well below the national averages. Since the 1980 to 1983 recession periods Missouri unemployment levels generally approximated or slightly exceeded the national average; however, in the second half of the 1990's, Missouri unemployment levels have returned to generally being equal to or lower than the national average. A return to a pattern of high unemployment could adversely affect the Missouri debt obligations acquired by the Missouri Trust and, consequently, the value of the Units in the Trust.

     The Missouri portions of the St. Louis and Kansas City metropolitan areas collectively contain over fifty percent of Missouri's 1997 population census of approximately 5,402,058. Economic reversals in either of these two areas would have a major impact on the overall economic condition of the State of Missouri. Additionally, the State of Missouri has a significant agricultural sector which is experiencing farm-related problems comparable to those which are occurring in other states. To the extent that these problems were to intensify, there could possibly be an adverse impact on the overall economic condition of the State of Missouri.

     Defense  related  business plays an important  role in Missouri's  economy.
There are a large number of civilians employed at the various military installations and training bases in the State. In addition, aircraft and related businesses in Missouri are the recipients of substantial annual dollar volumes of defense contract awards. There can be no assurances there will not be further changes in the levels of military appropriations, and, to the extent that further changes in military appropriations are enacted by the United States Congress, Missouri could be disproportionately affected. It is impossible to determine what effect, if any, continued consolidation in defense-related industries, including the acquisition of McDonnell Douglas Corporation by The Boeing Company, will have on the economy of the State. However, any shift or loss of production operations now conducted in Missouri would have a negative impact on the economy of the State.

NEW JERSEY

     RISK FACTORS-Potential purchasers of Units of the New Jersey Trust should consider the fact that the Trust's portfolio consists primarily of securities issued by the State of New Jersey, its municipalities and authorities and should realize the substantial risks associated with an investment in such securities. The State's General Fund (the fund into which all State revenues not otherwise restricted by statute are deposited) experienced surpluses for fiscal years 1994 through 1996, and surpluses are preliminarily estimated for 1997 and 1998. As of June 30, 1996, the General Fund had a surplus of $442.0 million.

     The State's diverse economic base consists of a variety of manufacturing, construction and service industries supplemented by recreational and tourist attractions and commercial agriculture. The State's overall economy has slowly improved since the end of the nationwide recession in 1992. Business investment expenditures and consumer spending have also increased substantially in the State as well as in the nation. Although employment remains low in the manufacturing sector, employment gains have been recorded in business services, construction, and retail sectors. Future economic difficulties in any of these industries could have an adverse impact on the finances of the State or its municipalities and could adversely affect the market value of the Bonds in the New Jersey Trust or the ability of the respective obligors to make payments of interest and principal due on such Bonds.

     Certain litigation is pending against the State that could adversely affect the ability of the State to pay debt service on its obligations including suit relating to the following matters: (i) several labor unions have challenged 1994 legislation mandating a revaluation of several public employee pension funds which resulted in a refund of millions of dollars in public employer contributions to the State and significant ongoing annual savings to the State;
(ii) several cases filed in the State courts have challenged the basis on which recoveries of certain costs for residents in State psychiatric hospitals and other facilities are shared between the State Department of Human Services and the State's county governments, and certain counties are seeking the recovery from the Department of costs they have incurred for the maintenance of such residents; (iii) the County of Passaic and other parties have filed suit alleging the State violated a 1984 consent order concerning the construction of a resource recovery facility in that county; (iv) several Medicaid eligible children and the Association for Children of New Jersey have filed suit claiming the Medicaid reimbursement rates for services rendered to such children are inadequate under federal law; (v) a coalition of churches and church leaders in Hudson County have filed suit asserting the State-owned Liberty State Park in Jersey City violates environmental standards; (vi) representatives of the trucking industry have filed a constitutional challenge to annual hazardous and solid waste licensure renewal fees; (vii) the New Jersey Hospital Association has filed a constitutional challenge to the State's failure to provide funding for charity care costs, while requiring hospitals to treat all patients regardless of ability to pay; (viii) the Education Law Center filed a motion compelling the State to close the spending gap between poor urban school districts and wealthy rural school districts; (ix) a group of insurance companies have filed a constitutional challenge to the State's assessment of monies pursuant to the Fair Automobile Insurance Reform Act of 1990; (x) a class action consisting of prisoners with serious mental disorders has been filed against officers of the Department of Corrections, alleging sex discrimination, violation of the Americans with Disabilities Act of 1990, and constitutional violations; (xi) a class action has been brought in federal court challenging the State's method of determining the monthly needs of a spouse of an institutionalized person under the Medicare Catastrophic Act; (xii) several suits have been filed against the State in federal court alleging that the State committed securities fraud and environmental violations in the financing of a new Atlantic City highway and tunnel; (xiii) a class action has been filed against the State alleging the State's breach of contract for not paying certain Medicare co-insurance and deductibles; and (xiv) an action has been filed challenging the State's issuance of bonds to fund the accrued liability in its pension funds under the Pension Bond Financing Act of 1997.

     Although there can be no assurance that such conditions will continue, the State's general obligation bonds are currently rated Aa1 by Moody's and AA+ by Standard and Poor's.

NEW YORK

     RISK FACTORS-Prospective investors should consider the financial difficulties and pressures which the State of New York and several of its public authorities and municipal subdivisions have undergone. The following briefly summarizes some of these difficulties and the current financial situation, based principally on certain official statements currently available; copies may be obtained without charge from the issuing entity, or through the Agent for the Sponsors upon payment of a nominal fee. While the Sponsors have not independently verified this information, they have no reason to believe that it is not correct in all material respects.

     New York State. For many years, there have been extended delays in adopting the State's budget, repeated revisions of budget projections and often significant revenue shortfalls (as well as increased expenses). These developments reflect faster long-term growth in State spending than revenues and the sensitivity of State revenues to economic factors, as well as its substantial reliance on non-recurring revenue sources. The State's general fund incurred significant cash basis deficits for the 1990 through 1992 and 1995 fiscal years. Measures to deal with deteriorating financial conditions included transfers from reserve funds, recalculating the State's pension fund obligations (subsequently ruled illegal), hiring freezes and layoffs, reduced aid to localities, sales of State property to State authorities, and additional borrowings (including until 1993 issuance of additional short-term tax and revenue anticipation notes payable out of impounded revenues in the next fiscal year).

     Approximately $4.7 billion of State general obligation debt was outstanding at March 31, 1998, State supported debt (restated to reflect LGAC's assumption of $4.7 billion obligations previously funded through issuance of short-term debt) was $36 billion at March 31, 1998, up from $9.8 billion in 1986. The Governor in January, 1999, proposed a 5-year plan to limit additional debt to $1.3 billion (from $6 billion previously proposed). Standard & Poor's rates the State's general obligation bonds A (raised from A- in August 1997 but still the second lowest for any state). Moody's rates State general obligation bonds A2.

     More than two months after the beginning of the 1996 fiscal year, the State adopted a budget to close a projected gap of approximately $5 billion, including a reduction in income and business taxes. The financial plan projected nearly $1.6 billion in savings from cost containment, disbursement reestimates and reduced funding for social welfare programs and $2.2 billion from State agency actions. Approximately $1 billion of the gap-closing measures were non-recurring. The State Comptroller sued to prevent reallocation of $110 million of reserves from a special pension fund. In October 1995, the Governor released a plan to reduce State spending by $148 million to offset risks that developed, including proposed reductions in Federal aid and possible adverse court decisions. A $445 million surplus was realized.

     To address a $3.9 billion projected budget gap for the 1997 fiscal year, in July, 1996, the State adopted a budget that included $1.3 billion of non-recurring measures. A surplus of $1.4 billion was realized, due primarily to higher than expected revenue and reduced social service spending.

     The financial plan for the 1998 fiscal year, adopted 126 days after it began, used most of the 1997 surplus to close a budget gap estimated at $2.3 billion. $11 billion of spending increases (5.4% or twice the rate of inflation), primarily for local assistance including $2.3 billion for education, and $4.75 billion of tax cuts will be phased in over the next five years, most after 1998. Use of non-recurring resources was estimated at $270 million. The State achieved a surplus of $2.1 billion for the year, resulting in a positive balance of $600 million in the General Fund, for the first time in many years.

     A substantial projected increase, principally in personal income tax collections, was used in the financial plan for fiscal 1999 to provide for $1.2 billion increase in education (totalling $9.65 billion), and smaller increases for Medicaid, mental hygiene and other health and social welfare programs. The budget also includes several multi-year tax reduction initiatives including for senior citizens, expansion of a child care credit and a phased-in reduction of the general business tax. State spending increased $5 billion in the budget for the 1999 fiscal year even after the Governor vetoed $1.6 billion of spending measures (including $500 million for school construction). $567 million of the prior year's surplus was used toward this fiscal year. A $2.5 billion surplus is forecast.

     The State continues to receive personal income tax revenues substantially above projections, reflecting the current growth of the national economy. In January, 1999, the Governor proposed a $72.7 billion budget for the current fiscal year, which would increase spending by 1.8%. This reflects a $266 million reduction in health care (with a total impact of $727 million when matching grants are added) and a 1.3% increase in school aid (but only 1/8 to New York
City). He proposes to spend $1 billion in surplus Federal welfare money on programs to encourage transition to the workforce. State welfare rolls have been reduced by 500,000 persons over the last four years. In March, the State Assembly and Senate each passed separate versions of a budget, with expenditures increases of 4.6% and 2.7%, respectively. The Governor has threatened to veto most of this increase if not cut back.

     The Governor proposes using $1.79 billion of the 1998-99 surplus toward gaps for the 2001 and 2002 fiscal years. Together with unspecified actions of $500 million a year, he projects this would reduce the gaps for those years to $1.14 billion and $2.07 billion, respectively. Disputes have also arisen over how to spend State receipts under the tobacco fund settlement (initially $800 million a year, growing to $1.2 billion yearly). Half would be allocated to State localities. It has been reported that failure of the States to agree on legislation limiting future liability may delay these distributions. The Governor proposes over the next 5 years to use $300 million a year toward annual spending and only $100 million a year for health care programs.

     The State normally adjusts its cash basis balance by deferring until the first quarter of the succeeding fiscal year substantial amounts of tax refunds and other disbursements. For many years, it also paid in that quarter more than 40% of its annual assistance to local governments. Payment of these annual deferred obligations and the State's accumulated deficit was substantially financed by issuance of short-term tax and revenue anticipation notes shortly after the beginning of each fiscal year. The New York Local Government Assistance Corporation ("LGAC") was established in 1990 to issue $4.7 billion of long-term bonds over several years, payable from a portion of the State sales tax, to fund certain payments to local governments traditionally funded through the State's annual seasonal borrowing. The legislation will normally prevent State seasonal borrowing until an equal amount of LGAC bonds are retired. The State's last seasonal borrowing was in May, 1993.

     Generally accepted accounting principles ("GAAP") for municipal entities apply modified accrual accounting and give no effect to payment deferrals. On an audited GAAP basis, reflecting payments by LGAC to local governments out of proceeds from bond sales, the general fund realized surpluses of $0.4 billion, $1.9 billion and $1.8 billion for the 1996, 1997 and 1998 fiscal years and a deficit of $1.4 billion for the 1995 fiscal year.

     For decades, the State's economy has grown more slowly than that of the rest of the nation as a whole. Part of the reason for this decline has been attributed to the combined State and local tax burden, which is among the highest in the nation. The State's dependence on Federal funds and sensitivity to changes in economic cycles, as well as the high level of taxes, may continue to make it difficult to balance State and local budgets in the future. The total employment growth rate in the State has been below the national average since 1984. The State lost 524,000 jobs in 1990-1992. Only in the last year have the State's total jobs reached the levels of before the recession of the early 1990s.

     Despite recent budgetary surpluses, actions affecting the level of receipts and disbursements, the relative strength of the State economy and actions by the federal government have helped to create projected structural budget gaps for the State. These gaps result from a significant disparity between recurring revenues and costs of maintaining or increasing the level of support for State programs. There can be no assurance that the Legislature will enact the Governor's proposals or that the State's actions will be sufficient to preserve budgetary balance in a given fiscal year or to align recurring receipts and disbursements for future fiscal years. The fiscal effects of tax reductions adopted in recent years are projected to grow more substantially in future years, to over $4 billion a year by the State's 2002-03 fiscal year.

     New York City (the "City"). The City is the State's major political subdivision. In 1975, the City encountered severe financial difficulties, including inability to refinance $6 billion of short-term debt incurred to meet prior annual operating deficits. The City lost access to the public credit markets for several years and depended on a variety of fiscal rescue measures including commitments by certain institutions to postpone demands for payment, a moratorium on note payment (later declared unconstitutional), seasonal loans from the Federal government under emergency congressional legislation, Federal guarantees of certain City bonds, and sales and exchanges of bonds by The Municipal Assistance Corporation for the City of New York ("MAC") to fund the City's debt.

     MAC has no taxing power and pays its obligations out of sales taxes imposed within the City and per capita State aid to the City. The State has no legal obligation to back the MAC bonds, although it has a "moral obligation" to do so. MAC is now authorized to issue bonds only for refunding outstanding issues and up to $1.5 billion should the City fail to fund specified transit and school capital programs. S&P increased its rating of MAC bonds to AA in January 1998. MAC plans to covenant not to issue additional parity or prior lien debt in the future other than refunding bonds. The State also established the Financial Control Board ("FCB") to review the City's budget, four-year financial plans, borrowings and major contracts. The FCB is required to impose a review and approval process of the proposals if the City were to experience certain adverse financial circumstances. The City's fiscal condition is also monitored by a Deputy State Comptroller and by the City's Independent Budget Office.

     From 1989 through 1993, the gross city product declined by 10.1% and employment, by almost 11%, while the public assistance caseload grew by over 25%. The City's unemployment declined from 10.8% in 1992 to 8.1% in 1995. This is well above the rest of the State and the nation as a whole. Although the City added more jobs in 1997 than any year since 1987, unemployment averaged 9.4% for the year. Unemployment fell to 7.6% in January, 1999. Even with new fraud detection procedures (including fingerprinting) since January, 1995, public assistance recipients still averaged 760,000 in 1998.

     While the City,  as  required  by State law,  has  balanced  its budgets in accordance with GAAP since 1981, this has required exceptional measures in recent years. City expenditures grew faster than revenues each year since 1986, masked in part by a large number of non-recurring gap closing actions. To eliminate potential budget gaps of $1-$3 billion each year since 1988 the City has taken a wide variety of measures. In addition to increased taxes and productivity increases, these have included hiring freezes and layoffs, reductions in services, reduced pension contributions, and a number of nonrecurring measures such as bond refundings, transfers of surplus funds from MAC, sales of City property and tax receivables. The FCB concluded that the City has neither the economy nor the revenues to do everything its citizens have been accustomed to expect.

     The City's original Financial Plan for the 1995 fiscal year proposed to eliminate a projected $2.3 billion budget gap through measures including reduction of the City's workforce (achieved in substantial part through voluntary severance packages funded by MAC), increased State and Federal aid, a bond refinancing, reduced contributions to City pension funds and sale of certain City assets. The Mayor's proposals include efforts toward privatization of certain City services and agencies, greater control of independent authorities and agencies, and reducing social service expenditures. He also sought concessions from labor unions representing City employees. As several of these measures failed to be implemented, the City experienced lower than anticipated tax collections and higher than budgeted costs (particularly overtime and liability claims) during the year, various alternative measures were implemented, for an aggregate of nearly $3.5 billion of gap closing measures. $1.9 billion of these were non-recurring and, in the case of a second bond refinancing, will increase City expenses for future years. Reduced maintenance of City infrastructure could also lead to increased future expenses. In December 1994, the City Council rejected the Mayor's recommendations, adopted its own budget revisions and sued to enforce them; the suit was dismissed and the Mayor impounded funds to achieve his proposed expense reductions.

     The City closed a projected $3.1 billion budget gap for the 1996 fiscal year. The Financial Plan reduced a wide range of City services. City agency and labor savings were projected at $1.2 billion and $600 million respectively. During the fiscal year, the Major implemented several additional spending reductions as various proposals (including projected State and Federal aid increases) failed to be implemented. An additional debt refinancing was also made. Non-recurring measures (including a $250 million payment from the MTA in exchange for an agreement to issue $500 million in bonds over the next four years for transit improvements and a $300 million sale of tax liens) rose to $1.3 billion. One of the Mayor's privatization proposals has been to sell or lease City hospitals. In October, 1995, S&P reduced its rating on Health and Hospitals Corporation debt to BBB- (its lowest investment-grade rating), citing City failure to articulate a coherent strategy for the hospital system. Other proposals including mandatory managed care programs for Medicaid recipients have been blocked. The City Comptroller predicted that certain reductions in Medicaid and welfare expenditures may lead to job reductions and higher costs for other programs. The Board of Education also faced reductions of $265 million in State aid and $189 million in Federal aid.

     For the 1997 fiscal year, the City faced a projected $2.6 billion gap including $1.7 billion of increased operating expenditures, $800 million of increased debt service and a $150 million decline in revenues. Gap-closing measures in the Financial Plan included $1.2 billion of agency spending reductions and extension of the personal income tax surcharge. In August, 1996, the Major directed City agencies to plan for $500 million in further spending reductions. A surplus of $1.4 billion, in large part because of the boom in the financial sector, was used to prepay debt service due during the 1998 and 1999 fiscal years.

     For the fiscal year ended June 30, 1998, the City adopted a budget to close a projected $1.6 billion gap, including $2.0 billion of non-recurring measures. A surplus of over $2 billion was realized.

     The City transferred $920 million from fiscal 1998 for payment of 1999 debt service and $210 million for 2000 debt service. The City proposes a tax reduction program totaling $237-$774 million a year for 1999-03, which is subject to State legislative approval. A $1.6 billion surplus is expected.

     Rolling over this surplus would reduce the gap for 1999-2000 to $738 million. This estimate includes the effect of other substantial non-recurring resources including $345 million from sale of the Coliseum and initial receipts under the tobacco settlement. The Mayor has proposed issuing $2.5 billion of bonds payable from these receipts to raise money for school construction (and avoid using up the City's remaining debt limit cap). The City Council has proposed a program of $700 million of additional tax cuts. All major categories of expenditures are proposed to grow substantially faster than revenues (particularly debt service, at 7.2% annually), and it is estimated that the 1998 surplus will be exhausted in the 2001 fiscal year. Board of Education expenditures represented 28% of the City's total budget in the 1998 fiscal year; the Stavisky-Goodman Act requires Board agreement to reduce the allocations below the average for the three preceding fiscal years.

     Spending is projected to increase faster than revenue for the next three years, leaving City- projected future budget gaps of $1.9 billion, $2.0 billion and $1.5 billion, respectively, for the 2001, 2002 and 2003 fiscal years; fiscal monitors have higher estimates, commenting that the City needs to take significant additional actions to work toward structural balance.

     A major uncertainty is the City's labor costs, which represent about 50% of its total expenditures. Although the City workforce was reduced by over 12,000 workers since January 1994, with wage and benefit increases and overtime, wage costs continue to grow. Contracts with virtually all of the City's labor unions expire beginning in 2000.

     Budget balance may also be adversely affected by the effect of the economy on economically sensitive taxes, should the current national expansion slow or reverse. The City also faces uncertainty in its dependence on Federal and State aid. Federal and State welfare reform provisions may require additional training programs to satisfy workfare guidelines and also additional City expenditures for immigrants disqualified. A Federal judge barred the City from expanding welfare qualification requirements until the City assures prompt access to food stamps and Medicaid applications. There can be no assurance that City pension contributions will continue to be reduced by investment performance exceeding assumptions. Other uncertainties include additional expenditures to combat deterioration in the City's infrastructure (such as bridges, schools and water supply), the costs of closing the Fresh Kills landfill (the City has yet to devise a feasible plan for alternative disposition as several other States have rejected City proposals to take the trash), cost of the AIDS epidemic and problems of drug addiction and homelessness. Elimination of any additional budget gaps will require various actions, including by the State, a number of which are beyond the City's control.

     City  hospitals  are  struggling  with  increasing   numbers  of  uninsured
patients, while the Governor vetoed a bill that would have lifted a cap on Federal Medicaid grant requests by these hospitals. The State's highest court in March ruled that the City is not authorized to lease or sell its hospitals without enabling legislation from the State. The courts have also ordered the Mayor to cooperate with audits by the State Comptroller and to provide information requested by the Independent Budget Office. The Mayor continues to encounter opposition from the City council, including on his plan to increase the police force, to build a new stadium for the Yankees, and to locate homeless shelters. And the City has failed thus far in several years' efforts to force the Port Authority to increase its lease payments on the City's two airports.

     The City sold $2.4 billion, $1.1 billion and $500 million of short-term notes, respectively, during the 1997, 1998 and 1999 fiscal years. At December 31, 1998, there were outstanding $26.3 billion of City bonds (not including City debt held by MAC), $3.2 billion of MAC bonds and $1.1 billion of City-related public benefit corporation indebtedness, each net of assets held for debt service. Standard & Poor's and Moody's during the 1975-80 period either withdrew or reduced their ratings of the City's bonds. Standard & Poor's increased its rating of the City's general obligation debt to A- on July 16, 1998. Moody's increased its rating of City bonds to A3 on February 24, 1998. City-related debt doubled since 1987, although total debt declined as a percentage of estimated full value of real property. The City also anticipates spending about $1 billion over the next ten years on its upstate watershed area in an effort to avoid building a filtration plant, estimated to cost $7 billion. An environmental group reported that the City is falling behind in its efforts to acquire land in upstate watersheds. There can be no assurance that these measures will satisfy Environmental Protection Agency water purity standards. The Board of Education has proposed a $10.9 billion capital budget for the next five years. The City Comptroller plans to block a new authority to issue additional bonds to finance the Board of Education's capital spending. The Mayor's plan for school vouchers must be approved by the City Council and the State Legislature, which is by no means certain. To prevent the City from reaching the constitutional limit on its general obligation debt (based on real estate values), the State in 1997 authorized creation of the New York City Transitional Finance Authority, to sell up to $7.5 billion of additional bonds. Bonds are backed by City personal income and sales tax revenues, to fund capital projects. The bonds are rated Aa3 by Moody's and AA by S&P. Despite the new authority, City bond issuances may reach the debt limit in the 2000 fiscal year. The City's financing program projects long-term financing during fiscal years 1999-2003 to aggregate $23.5 billion, including $5.4 billion from the Transitional Finance Authority and $5.7 billion of Water Authority financing. Debt service is expected to reach 19% of City tax revenues by 2002, up from 12.3% in 1990. The City's Ten Year Capital Strategy plans capital expenditures of $45.0 billion during 1998-2007 (94% to be City funded). This plan assumes State repeal of the Wicks law governing City contracting, for a saving of $1.6 billion in construction costs over the 10-year period.

     Other New York Localities. In 1995, other localities had an aggregate of approximately $19.0 billion of indebtedness outstanding. $102.3 million was for deficit financing. In recent years, several experienced financial difficulties. A Financial Control Board was established for Yonkers in 1984 and a Municipal Assistance Corporation for Troy in 1995. In 1996, the State purchased debt issued by Troy and Utica to avert defaults when those bonds were not bought by others. Troy, Utica, Newburgh, Cohoes and Niagara Falls general obligations are rated below investment grade. Buffalo, with a minimum investment grade rating, is on CreditWatch with negative implications. Pending proposals to increase State fiscal oversight of local government finances, tax lien securitization and cash management were not adopted in the 1997 State legislative session. A March 1993 report by Moody's Investors Service concluded that the decline in ratings of most of the State's largest cities in recent years resulted from the decline in the State's manufacturing economy. Any reductions in State aid to localities may cause additional localities to experience difficulty in achieving balanced budgets. County executives have warned that reductions in State aid to localities to fund future State tax reductions are likely to require increased local taxes. If special local assistance were needed from the State in the future, this could adversely affect the State's as well as the localities' financial condition. Most localities depend on substantial annual State appropriations. Legal actions by utilities to reduce the valuation of their municipal franchises, if successful, could result in localities becoming liable for substantial tax refunds.

     State Public Authorities. In 1975, after the Urban Development Corporation ("UDC"), with $1 billion of outstanding debt, defaulted on certain short-term notes, it and several other State authorities became unable to market their securities. From 1975 through 1987 the State provided substantial direct and indirect financial assistance to UDC, the Housing Finance Agency ("HFA"), the Project Finance Agency, the Environmental Facilities Corporation and other authorities. Practical and legal limitations on these agencies' ability to pass on rising costs through rents and fees could require further State appropriations. In July 1996, the Public Authorities Control Board approved a $650 million refinancing by the Empire State Development Corp. (formerly the
UDC) to bail out the deficit-ridden Job Development Authority. 17 State authorities had an aggregate of $73.5 billion of debt outstanding at September 30, 1996, of which approximately $25.7 billion was State-supported. At March 31, 1997, approximately $0.3 billion of State public authority obligations was State-guaranteed, $3.3 billion was moral obligation debt and $22.5 billion was financed under lease-purchase or contractual obligation financing arrangements with the State. Various authorities continue to depend on State appropriations or special legislation to meet their budgets.

     The Metropolitan Transportation Authority ("M.T.A."), which oversees operation of the City's subway and bus system by the City Transit Authority (the "TA") and operates certain commuter rail lines, has required substantial State and City subsidies, as well as assistance from several special State taxes. The TA $186.3 million surplus for 1997 was used to balance the 1998 budget. The M.T.A. realized a $379 million surplus. The Financial Plan forecasts cash-basis gaps of $257 million in 2000, $279 million in 2001 and $303 million in 2002.

     Substantial claims have been made against the TA and the City for damages from a 1990 subway fire and a 1991 derailment. The M.A. infrastructure, especially in the City, needs substantial rehabilitation. In July 1996 the State Legislature approved a $7.3 billion capital plan for 1997-1999, which includes $3.5 billion to be raised by bonds backed by fares. The plan does not contemplate further fare increases until 2000. The plan also projects $2.85 billion in expense reductions over the five years. Critics have questioned whether many of the projected labor and other savings can be achieved. It is anticipated that the M.A. and the TA will continue to require significant State and City support.

     Litigation. The State and the City are defendants in numerous legal proceedings, including challenges to the constitutionality and effectiveness of various welfare programs, alleged torts and breaches of contract, condemnation proceedings and other alleged violations of laws. Adverse judgments in these matters could require substantial financing not currently budgeted. The State estimates unfavorable judgments of $364 million, of which $134 million is expected to be paid during the current fiscal year. Claims in excess of $472 billion were outstanding against the City at June 30, 1998, for which it estimated its potential future liability at $3.5 billion, in addition to real estate certiorari proceedings with an estimated liability of $406 million. City settlements were $327 million in fiscal 1997, up from $175 million in fiscal 1990. Several actions seek judgments that, as a result of an overestimate by the State Board of Equalization and Assessment, the City's real estate tax levy in 1993-1996 exceeded constitutional limits; if upheld, substantial tax refunds would be due and this could also adversely affect the City's constitutional debt limit.

     Final adverse decisions in any of these cases could require extraordinary appropriations at either the State or City level or both.

     Year 2000 Compliance. Both the State and City have programs under way to address compliance of mission-critical and high priority computer systems. The State, in March, 1998, estimated that work had been completed on 20% of these systems, with at least 40% of the work completed on the remaining systems. The City recently stated that remediation and testing had been completed on 54% of its mission critical and high priority systems.

NORTH CAROLINA

     RISK FACTORS-See Portfolio for a list of the Debt Obligations included in the North Carolina Trust. The portions of the following discussion regarding the financial condition of the State government may not be relevant to general obligation or revenue bonds issued by political subdivisions of the State. Those portions and the sections which follow regarding the economy of the State are included for the purpose of providing information about general economic conditions that may or may not affect issuers of the North Carolina Debt Obligations. None of the information is relevant to any Puerto Rico or Guam Debt Obligations which may be included in the portfolio of the North Carolina Trust.

     General obligations of a city, town or county in North Carolina are payable from the general revenues of the entity, including ad valorem tax revenues on property within the jurisdiction. Revenue bonds issued by North Carolina political subdivisions include (1) revenue bonds payable exclusively from revenue-producing governmental enterprises and (2) industrial revenue bonds, college and hospital revenue bonds and other "private activity bonds" which are essentially non-governmental debt issues and which are payable exclusively by private entities such as non-profit organizations and business concerns of all sizes. State and local governments have no obligation to provide for payment of such private activity bonds and in many cases would be legally prohibited from doing so. The value of such private activity bonds may be affected by a wide variety of factors relevant to particular localities or industries, including economic developments outside of North Carolina. In addition, the Trust is concentrated on Debt Obligations of North Carolina issuers and is subject to additional risk from decreased diversification as well as factors that may be particular to North Carolina or, in the case of revenue bonds payable exclusively from private party revenues or from specific state non-tax revenue, factors that may be particular to the related activity or payment party.

     Section 23-48 of the North Carolina General Statutes appears to permit any city, town, school district, county or other taxing district to avail itself of the provisions of Chapter 9 of the United States Bankruptcy Code, but only with the consent of the Local Government Commission of the State and of the holders of such percentage or percentages of the indebtedness of the issuer as may be required by the Bankruptcy Code (if any such consent is required). Thus, although limitations apply, in certain circumstances political subdivisions might be able to seek the protection of the Bankruptcy Code.

     State Budget and Revenues. The North Carolina State Constitution requires that the total expenditures of the State for the fiscal period covered by each budget not exceed the total of receipts during the fiscal period and the surplus remaining in the State Treasury at the beginning of the period. In November, 1996, the voters of the State approved a constitutional amendment giving the Governor the power to veto certain legislative matters, including budgetary matters.


     Since 1994, the State has had a budget surplus, in part as a result of new taxes and fees and spending reductions put into place in the early 1990s. In addition, the State, like the nation, has experienced economic recovery during the 1990s. The State budget is based upon estimated revenues and a multitude of existing and assumed State and non-State factors, including State and national economic conditions, international activity and federal government policies and legislation. The unreserved General Fund balance at June 30, 1998, the end of the 1997-98 fiscal year, was approximately $115.2 million, and the reserved balance of the General Fund was approximately $1.15 billion.

     In 1995, the North Carolina General Assembly repealed, effective for taxable years beginning January 1, 1995, the tax levied on various forms of intangible personal property. The legislature provided specific appropriations to counties and municipalities from state revenues to replace the revenues those political subdivisions previously received from intangibles tax revenue. In addition, in the 1996 session the legislature reduced the corporate income tax rate from 7.75% to 6.9% (phased in over four years), reduced the food tax from 4% to 3%, and eliminated most privilege license taxes as of January 1, 1997. As a result of the comprehensive tax reductions, General Fund tax collections for 1995-96 grew by only 1.0% over 1994-95, as opposed to the 6.4% growth that would have occurred if such measures had not been taken.

     In the 1996-97 Budget prepared by the Office of State Budget and Management, it was projected that General Fund net revenues would increase 3% over 1995-96. In fact, actual General Fund net revenues for 1996-97 increased 8.3% over 1995-96. This increase resulted primarily from growth in the North Carolina economy, which resulted in increased personal and corporate income tax receipts.

     In the 1998 session the General Assembly eliminated the sales tax on food and the inheritance tax. In addition, the budget for the 1998-99 year of $12.5 billion calls for significant increases in spending. The tax reductions and increase of almost $1 billion over the 1997-98 budget are expected to be offset by strong projected tax revenue growth and the conservative nature of the State's expenditures which historically have come in under budget. The main areas of emphasis for spending include reform to the juvenile justice system, Smart Start, an early childhood program, and education, including a 6.5% increase in teacher salaries.

     It is unclear what effect these developments at the State level may have on the value of the Debt Obligations in the North Carolina Trust.

     Litigation. The following are cases pending in which the State faces the risk of either a loss of revenue or an unanticipated expenditure. In the opinion of the Department of State Treasurer, an adverse decision in any of these cases would not materially adversely affect the State's ability to meet its financial obligations.

     Leandro, et al. v. State of North Carolina and State Board of Education-In May, 1994, students and boards of education in five counties in the State filed suit in state Superior Court requesting a declaration that the public education system of North Carolina, including its system of funding, violates the North Carolina Constitution by failing to provide adequate or substantially equal educational opportunities and denying due process of law, and violates various statutes relating to public education.

     On July 24, 1997, the North Carolina Supreme Court issued a decision in the case. The Court upheld the present funding system against the claim that it unlawfully discriminated against low wealth counties on the basis that the Constitution does not require substantially equal funding and educational advantages in all school districts. The Court remanded the case for trial on the claim for relief based on the Court's conclusion that the Constitution guarantees every child of the state an opportunity to receive a sound basic education in North Carolina public schools. Five other counties intervened and now allege claims for relief on behalf of their students' rights to a sound basic education on the basis of the high proportion of at- risk students in their counties' systems. Trial on one of the claims with respect to one plaintiff's County is set for August, 1999. The North Carolina Attorney General's Office believes that sound legal arguments support the State's position on the outstanding claims.

     Faulkenbury v. Teachers' and State Employees' Retirement System; Peele v. Teachers' and State Employees' Retirement System; Woodard v. Local Government Employees' Retirement System - Plaintiffs are disability retirees who brought class actions in state court challenging changes in the formula for payment of disability retirement benefits and claiming impairment of contract rights, breach of fiduciary duty, violation of other federal constitutional rights, and violation of state constitutional and statutory rights. The Superior Court issued an order ruling in favor of plaintiffs. The Order was affirmed by the North Carolina Supreme Court. The case went back to the Superior Court for calculations of benefits and payment of retroactive benefits, along with determination of various remedial issues. As a result of the remedial proceedings, there are now two appeals pending in the appellate courts concerning calculation of the retroactive benefits. The plaintiffs have submitted documentation to the court asserting that the cost in damages and higher prospective benefit payments to the plaintiffs and class members would amount to $407 million. These amounts would be payable from the funds of the Retirement systems. Calculations and payments so far indicate that retroactive benefits will be significantly less than estimated, depending in part on the pending appeals. Payments have been made by the State of approximately $73 million. The remaining liability for retroactive benefits is estimated by the State not to exceed $42 million. All retroactive payments and future benefit payments are payable from the funds of the Retirement systems.

     Bailey/Emory/Patton Cases - State Tax Refunds - State and Federal Retirees. In 1992, State and local government retirees filed Bailey, et al. v. North Carolina et al., a class action lawsuit challenging repeal of the income tax exemptions for State and local government retirement benefits as a breach of contract and an unconstitutional impairment of their contract rights and seeking tax refunds for taxes paid in tax years 1989 through 1991. The Bailey plaintiffs obtained judgment in May, 1995, in the Superior Court for Wake County, and on May 8, 1998, the Supreme Court of North Carolina upheld the Superior Court's decision. Several additional cases, also named Bailey, et al. v. North Carolina, et al., and one named Emory, et al. v. North Carolina, et al., were filed by State and local government retirees to preserve their refund claims for subsequent tax years through tax year 1997. The outcome of these cases was controlled by the outcome of the initial Bailey case.

     In 1995, a group of federal government retirees filed Patton, et al. v. North Carolina, et al., a class action tax refund lawsuit seeking refunds of
State taxes paid on federal pension income since tax year 1989. The Patton plaintiffs claimed that if the Bailey plaintiffs prevailed on their refund claims, then the disparity of tax treatment accorded state and federal pension income held unconstitutional in Davis v. Michigan (1989) would be reestablished. In Davis, the United States Supreme Court ruled that a Michigan income tax statute that taxed federal retirement benefits while exempting those paid by state and local governments violated the constitutional doctrine of intergovernmental tax immunity. At the time of the Davis decision, North Carolina law contained similar exemptions in favor of State and local government retirees. The repeal of those exemptions in 1989 resulted in the Bailey case.

     On June 10, 1998, the General assembly reached an agreement settling the Bailey, Emory, and Patton cases. The agreement, embodied in a consent order, provided that the State would pay $799,000,000 in two installments, one in 1998 and the other in 1999, to extinguish all liability for refunds for tax years 1989 through 1997 of taxes paid by federal, State and local government retirees who had five years creditable service in their retirement system prior to August 12, 1989, the date of enactment of the statute repealing the exemptions from taxation of State and local government retirement benefits, or who have "vested" by that date in certain "defined contribution" plans such as the State's 401(k) and deferred compensation plans. The consent order was conditioned upon the General Assembly appropriating the funds to make the payments set forth in the consent order and court approval of the settlement following notice to class members. The appropriation of the first installment of $400,000,000 was made, and the Superior Court approved the settlement on October 7, 1998.

     N.C.  School  Boards  Association,  et  al.  v.  Harlan  E.  Boyles,  State
Treasurer, et al. - Use of Administrative Payments. On December 14, 1998, plaintiffs, including county school boards for Wake, Durham, Johnston, Buncombe, Edgecombe and Lenoir Counties, filed suit in Superior Court requesting a declaration that certain payments to State administrative agencies must be distributed to the public schools on the theory that such amounts are fines which under the North Carolina Constitution must be paid to the schools.


     Smith/Shaver Cases - State Tax Refunds - Intangibles Tax. The Smith case is a class action tax refund lawsuit related to litigation in Fulton Corporation v. Faulkner, a case filed by a single taxpayer and decided by the United States Supreme Court in 1996 regarding the constitutionality of intangibles taxes previously collected by the State on shares of stock. On July 7, 1995, while the Fulton case was pending before the United States Supreme Court, the Smith class action was commenced in North Carolina Superior Court on behalf of all taxpayers who paid the tax and complied with the requirements of the applicable tax refund statute, N.C. Gen. Stat. 105-267, including its 30-day demand requirements. These original plaintiffs were later designated Class A when a second group of taxpayers were added. The new class, designated Class B, consisted of taxpayers who had paid the tax but failed to comply with the refund statute's 30 day demand requirement. On June 11, 1997, judgment was entered awarding refunds totalling $120,000,000, with interest, and these refunds have been paid. In a separate order also entered on June 11, 1997, Class B was decertified and the refund claims of Class B taxpayers were dismissed. Class counsel appealed the Class B decertification/dismissal order, and on December 4, 1998, the North Carolina Supreme Court reversed the dismissal. As a result of the Smith decision, the State will be required to pay refunds to Class B intangible taxpayers. The State estimates that its liability for tax refunds, with interest through June 30, 1999, will be approximately $350,000,000.

     A second class action tax refund lawsuit, Shaver, et al. v. North Carolina, et al., was filed on January 16, 1998, by the same taxpayers as Class B plaintiffs in Smith under alternative theories of recovery for tax years 1991 through 1994 and for refunds for one additional tax year, 1990. Their additional claim for 1990 totals approximately $100,000,000. Given the outcome of the Smith case, the North Carolina Attorney General's Office believes that sound legal arguments support dismissal as moot of the Shaver refund claims for tax years 1991 through 1994 and dismissal of the refund claims for tax year 1990 as barred by the statute of limitations.

     The State is involved in numerous other claims and legal proceedings, many of which normally occur in governmental operations; however, the North Carolina Attorney General does not expect any of the other outstanding lawsuits to materially adversely affect the State's ability to meet its financial obligations.

     General. The population of the State has increased 13% from 1980, from 5,895,195 to 6,656,810 as reported by the 1990 federal census, and the State rose from twelfth to tenth in population. The State's estimate of population as of July, 1997, is 7,436,690. Notwithstanding its rank in population size, North Carolina is primarily a rural state, having only six municipalities with populations in excess of 100,000.
     The labor force has undergone significant change during recent years as the State has moved from an agricultural to a service and goods producing economy. Those persons displaced by farm mechanization and farm consolidations have, in large measure, sought and found employment in other pursuits. Due to the wide dispersion of non-agricultural employment, the people have been able to maintain, to a large extent, their rural habitation practices. During the period 1980 to 1996, the State labor force grew about 33% (from 2,855,200 to 3,796,200). Per capita income during the period 1985 to 1997 grew from $11,870 to $23,174, an increase of 95.2%.

     The current economic profile of the State consists of a combination of industry, agriculture and tourism. As of December, 1998, the State was reported to rank eleventh among the states in non-agricultural employment and eighth in manufacturing employment. Employment indicators have varied somewhat in the annual periods since June of 1990, but have demonstrated an upward trend since 1991. The following table reflects the fluctuations in certain key employment categories.

               Category                  June 1994     June 1995     June 1996      June 1997      June 1998
      (all seasonally adjusted)
Civilian Labor Force                       3,560,000     3,578,000     3,704,000      3,797,000      3,776,000
Nonagricultural Employment                 3,358,700     3,419,100     3,506,000      3,620,300      3,758,800
Goods Producing Occupations                1,021,500     1,036,700     1,023,800      1,041,000      1,045,400
(mining, construction and
manufacturing)
Service Occupations                        2,337,200     2,382,400     2,482,400      2,579,300      2,713,400
Wholesale/Retail Occupations                 749,000       776,900       809,100        813,500        848,300
Government Employees                         554,600       555,300       570,800        579,600        594,800
Miscellaneous Services                       731,900       742,200       786,100        852,500        923,100
Agricultural Employment                       53,000        53,000        53,000           [not           [not
                                                                                     available]     available]


     The seasonally adjusted unemployment rate in July 1998 was estimated to be 3.2% of the labor force, as compared with 4.5% nationwide.

     North Carolina's economy continues to benefit from a vibrant manufacturing sector. Manufacturing firms employ approximately 22% of the total non-agricultural workforce. North Carolina has the second highest percentage of manufacturing workers in the nation. The State's annual value of manufacturing shipments totals $142 billion, ranking the State eighth in the nation. The State leads the nation in the production of textiles, tobacco products, furniture and fiberoptic cable, and is among the largest producers of pharmaceuticals, electronics and telecommunications equipment. More than 700 international firms have established a presence in the State. Charlotte is now the second largest financial center in the country, based on assets of banks headquartered there. The strength of the State's manufacturing sector also supports the growth in exports; the latest annual statistics show $8.76 billion in exports, making North Carolina one of the few states with an export trade surplus.

     In 1997, the State's gross agricultural income of nearly $8.3 billion placed it seventh in the nation in gross agricultural income. According to the State Commissioner of Agriculture, in 1997, the State ranked first in the nation in the production of flue-cured tobacco, total tobacco, turkeys and sweet potatoes; second in hog production, trout sold, and hog and pig income; third in poultry and egg products income, greenhouse and nursery income, and the production of cucumbers for pickles; fourth in the value of net farm income, commercial broilers, peanuts, and strawberries; and fifth in burley tobacco and blueberries.

     The diversity of agriculture in North Carolina and a continuing push in marketing efforts have protected farm income from some of the wide variations that have been experienced in other states where most of the agricultural economy is dependent on a small number of agricultural commodities. North Carolina is the third most diversified agricultural state in the nation.

     Tobacco production, which had been the leading source of agricultural income in the State, declined in 1995. The poultry industry is now the leading source of gross agricultural income, at 26.6%, and the pork industry provides 24% of the total agricultural income. Tobacco farming in North Carolina has been and is expected to continue to be affected by major Federal legislation and regulatory measures regarding tobacco production and marketing, federal and state litigation and settlements regarding tobacco industry liability, and by international competition. The tobacco industry remains important to North Carolina providing approximately 14.4% of gross agricultural income.

     The number of farms has been decreasing; in 1997 there were approximately 57,000 farms in the State down from approximately 72,000 in 1987 (a decrease of about 21% in ten years). However, a strong agribusiness sector supports farmers with farm inputs (agricultural chemicals and fertilizer, farm machinery, and building supplies) and processing of commodities produced by farmers (vegetable canning and cigarette manufacturing). North Carolina's agriculture industry, including food, fiber and forest products, contributes over $45 billion annually to the State's economy.

     The North Carolina Department of Commerce, Travel and Tourism Division, indicates that travel and tourism is increasingly important to the State's economy. Travel and tourism's $10.1 billion economic impact in 1997 represents a 4.1% increase over 1996. The North Carolina travel and tourism industry directly supports 171,000 jobs.

     Bond Ratings. Currently, Moody's rates North Carolina general obligation bonds as Aaa and Standard & Poor's rates such bonds as AAA. Standard & Poor's also reaffirmed its stable outlook for the State in July, 1998. Standard & Poor's reports that North Carolina's rating reflects the State's strong economic characteristics, sound financial performances, and low debt levels.

     The Sponsor believe the information summarized above describes some of the more significant events relating to the North Carolina Trust. The sources of this information are the official statements of issuers located in North Carolina, State agencies, publicly available documents, publications of rating agencies and statements by, or news reports of statements by State officials and employees and by rating agencies. The Sponsor and its counsel have not independently verified any of the information contained in the official statements and other sources, and counsel have not expressed any opinion regarding the completeness or materiality of any matters contained in this Prospectus other than the tax opinions set forth below under North Carolina Taxes.

OHIO


     RISK  FACTORS-The   following  summary  is  based  on  publicly   available
information which has not been independently verified by the Sponsors or their legal counsel.

     Employment and Economy. Economic activity in Ohio, as in many other industrially developed states, tends to be more cyclical than in some other states and in the nation as a whole. In 1996, Ohio ranked seventh in the nation with $304.4 billion in gross state products, and was third in manufacturing and second in durable goods. Although manufacturing (including auto-related manufacturing) remains an important part of Ohio's economy, the greatest growth in employment in Ohio in recent years, consistent with national trends, has been in the non-manufacturing area. Payroll employment in Ohio peaked in the summer of 1993, decreased slightly but then reached a new high in 1998. Growth in recent years has been concentrated among non-manufacturing industries, with manufacturing tapering off since its 1969 peak. Approximately 80% of the payroll workers in Ohio are employed by non-manufacturing industries.

     The average monthly unemployment rate in Ohio was 3.8% in December, 1998.

     With 15 million acres in farm land, agriculture and related sectors are a very important segment of the economy in Ohio, providing an estimated 935,000 jobs or approximately 15.9% of total Ohio employment.
     Ohio continues to be a major "headquarters" state. Of the top 500 corporations (industrial, commercial and service) based on 1997 revenues as reported in 1998 by Fortune magazine, 30 had headquarters in Ohio, placing Ohio fifth as a "headquarters" state for corporations.

     The State Budget, Revenues and Expenditures and Cash Flow. Ohio law effectively precludes the State from ending a fiscal year or a biennium with a deficit. The State Constitution provides that no appropriation may be made for more than two years and consistent with that provision the State operates on a fiscal biennium basis. The current fiscal biennium runs from July 1, 1997 through June 30, 1999.

     Under Ohio law, if the Governor ascertains that the available revenue receipts and balances for the general revenue fund ("GRF") or other funds for the then current fiscal year will probably be less than the appropriations for the year, he must issue orders to State agencies to prevent their expenditures and obligations from exceeding the anticipated receipts and balances.

     State and national fiscal uncertainties during the 1992-93 biennium required several actions to achieve the ultimate positive GRF ending balances. As an initial action, to address a subsequently projected fiscal year 1992 imbalance, the Governor ordered most state agencies to reduce GRF appropriation spending in the final six months of that year by a total of approximately $184 million. Debt service obligations were not affected by this order. Then in June 1992, $100.4 million was transferred to the GRF from the budget stabilization fund and certain other funds. Other revenue and spending actions, legislative and administrative, resolved the remaining GRF imbalance for fiscal year 1992.

     As a first step toward addressing a then estimated $520 million GRF shortfall for fiscal year 1993, the Governor ordered, effective July 1, 1992, selected GRF appropriations reductions totalling $300 million (but such reductions did not include debt service). Subsequent executive and legislative actions provided for positive biennium-ending GRF balances. The GRF ended the 1992-93 biennium with a balance of approximately $111 million and a cash balance of approximately $394 million.

     The GRF appropriations act for the 1994-95 biennium provided for total GRF biennial expenditures of approximately $30.7 billion. The 1994-95 biennium ending GRF balance was $928 million.

     The GRF appropriations act for the 1996-1997 biennium provided for total GRF biennial expenditures of approximately $33.5 billion. The 1996-1997 biennium GRF ending balance was over $834 million.


     The GRF appropriations act for the current biennium provides for total GRF biennial expenditures of over $36 billion. Necessary GRF debt service was provided for in the act. Litigation pending in federal District Court and in the Ohio Court of Claims contests the Ohio Department of Human Services ("ODHS") prior Medicaid financial eligibility rules for married couples where one spouse is living in a nursing facility and the other spouse resides in the community. ODHS promulgated new eligibility rules effective January 1, 1996. ODHS appealed an order of the federal court directing it to provide notice to persons potentially affected by the former rules from 1990 to 1995, and the Court of Appeals ruled in its favor. Plaintiffs' petition for certiorari was not granted by the U.S. Supreme Court. As to the Court of Claims case, it is not possible to state the period (beyond the current fiscal year) during which necessary additional Medicaid expenditures would have to be made. Plaintiffs have estimated total additional Medicaid expenditures at $600,000,000 for the retroactive period and, based on current law, it is estimated that the State's share of those additional expenditures is approximately $240,000,000. The Court of Claims has certified the action as a class action.

     Because GRF cash receipts and disbursements do not precisely coincide, temporary GRF cash flow deficiencies often occur in some months of a fiscal year, particularly in the middle months. Statutory provisions provide for effective management of these temporary cash flow deficiencies by permitting adjustment of payment schedules and the use of total operating funds. In fiscal year 1998, a GRF cash flow deficiency occurred in five months with the highest being approximately $742 million. The OBM projects GRF cash flow deficiencies will occur in five months in fiscal year 1999.

     State and State Agency Debt. The Ohio Constitution prohibits the incurrence or assumption of debt by the State without a popular vote except for the incurrence of debt to cover causal deficits or failures in revenue or to meet expenses not otherwise provided for, but which are limited to $750,000 or to repel invasions, suppress insurrection or defend the State in war. Under interpretations by Ohio courts, revenue bonds of the State and State agencies that are payable from net revenues of or related to revenue producing facilities or categories of such facilities are not considered "debt" within the meaning of these constitutional provisions.

     From 1921 to date, Ohio voters approved fifteen constitutional amendments authorizing the incurrence of State debt to which taxes or excises were pledged for payment. The only such tax-supported debt still authorized to be incurred are highway, coal development, local infrastructure and natural resources general obligation bonds.

     Not more than $1.2 billion in certain state highway obligations may be outstanding at any time and not more than $220 million can be issued in a fiscal year. As of February 3, 1999, approximately $352.5 million of such highway obligations were outstanding. The authority to issue certain other highway obligations expired in December, 1996; however, as of February 3, 1999, approximately $275.2 million of such highway obligations were outstanding. Not more than $100 million in State obligations for coal development may be outstanding at any one time. As of February 3, 1999, approximately $23.9 million of such coal obligations were outstanding. Not more than $2.4 billion of State general obligation bonds to finance local capital infrastructure improvements may be issued at any one time, and no more than $120 million can be issued in a calendar year. As of February 3, 1999, approximately $1 billion of those bonds were outstanding. Not more than $200 million of natural resources bonds may be outstanding at any time, and no more than $50 million can be issued in any year. As of February 3, 1999, approximately $85.1 million of those bonds were outstanding.

     The Ohio Constitution authorizes State bonds for certain housing purposes, but tax moneys may not be obligated or pledged to those bonds. In addition, the Ohio Constitution authorizes the issuance of obligations of the State for certain purposes, the owners or holders of which are not given the right to have excises or taxes levied by the State legislature to pay principal and interest. Such debt obligations include the bonds and notes issued by the Ohio Public Facilities Commission, the Ohio Building Authority and the Treasurer of State.

     The Treasurer of State has been authorized to issue bonds to finance approximately $355 million of capital improvements for local elementary and secondary public school facilities. Debt service on the obligations is payable from State resources.

     A statewide economic development program assists with loans and loan guarantees, and the financing of facilities for industry, commerce, research and distribution. The law authorizes the issuance of State bonds and loan guarantees secured by a pledge of portions of the State profits from liquor sales. The General Assembly has authorized the issuance of these bonds by the State Treasurer, with a maximum amount of $300 million, subject to certain adjustments, currently authorized to be outstanding at any one time. A 1996 issue of approximately $168.7 million of taxable bonds refunded previously outstanding bonds. A 1998 issue of $101,980,000 of taxable forward purchase refunding bonds were issued to refund certain term bonds of the 1996 issue. The highest future fiscal year debt service on the outstanding bonds of these issues, which are payable through 2021, is approximately $16.2 million.

     An amendment to the Ohio Constitution authorizes revenue bond financing for certain single and multifamily housing. No State resources are to be used for the financing. As of March 8, 1999, the Ohio Housing Financing Agency, pursuant to that constitutional amendment and implementing legislation, had sold revenue bonds in the aggregate principal amount of approximately $340.5 million for multifamily housing and approximately $5.47 billion for single family housing. A constitutional amendment adopted in 1990 authorizes greater State and political subdivision participation in the provision of housing for individuals and families. The General Assembly could authorize State borrowing for this purpose by the issuance of State obligations secured by a pledge of all or a portion of State revenues or receipts, although the obligations may not be supported by the State's full faith and credit.

     A constitutional amendment approved in 1994 pledges the full faith and credit and taxing power of the State to meet certain guarantees under the State's tuition credit program. Under the amendment, to secure the tuition guarantees, the General Assembly is required to appropriate moneys sufficient to offset any deficiency that may occur from time to time in the trust fund that provides for the guarantee and at any time necessary to make payment of the full amount of any tuition payment or refund required by a tuition payment contract.

     Major offices of the State have had under way extensive efforts and programs to identify and assess, and remediate when necessary, year 2000 problems involving data processing systems and other systems and equipment critical to continued and uninterrupted State agency operations. Various remediation efforts are under way. In addition to significant review and activity undertaken by OBM (State accounting system), and the State Treasurer and State Auditor offices, a Year 2000 Competency Center has been operating in the Division of Computer Services in the Department of Administrative Services (the "DAS"), serving cabinet- level agencies.

     June 30, 1999, has been identified as a general target for material compliance. The aim is for the State to enter, prepared, the biennium that crosses January 1, 2000.

     Among the areas addressed by the State Treasurer's office are the paying agent and trustee relationships with respect to State bonds and investments. The State Auditor's efforts have in large part involved the State system of payments, compliance with various grant contracts and efforts by local subdivisions to achieve a level of satisfactory compliance. The Treasurer's office and the Department of Taxation are directly involved in the collection and processing of State taxes, and particular emphasis has been placed in those areas.
     The DAS Year 2000 Competency Center has been reviewing detailed written plans, and reporting on remediation project completion percentages and scheduled completion dates.


     Overall, those involved State offices and agencies are satisfied that material areas for which they are responsible and that may require remediation have been and are being identified and will timely be addressed, and that the cost of that remediation will be within moneys available and appropriated. The State's remediation efforts have been aimed primarily at ensuring the unimpeded and uninterrupted operation of State government, including tax collections and investment and timely payment of State obligations. There are agencies outside the purview of these reviews and efforts, including the State universities and retirement systems, that are pursuing their own assessment and remediation activities. Efforts are also being made to address "imbedded chip" situations generally. Obviously, the success of remediation efforts, by the State and by pertinent outside parties, will not be fully determined until the year 2000 and thereafter.



     Schools and Municipalities. The 612 public school districts and 49 joint vocational school districts in the State receive a major portion (approximately 44%) of their operating funds from State subsidy appropriations, the primary portion known as the Foundation Program. They also must rely heavily upon receipts from locally-voted taxes. Some school districts in recent years have experienced varying degrees of difficulty in meeting mandatory and discretionary increased costs. Current law prohibits school closings for financial reasons.

     Original State basic aid appropriations for the 1992-93 biennium provided for an increase in school funding compared to the preceding biennium. The reduction in appropriations spending for fiscal year 1992 included a 2.5% overall reduction in the annual Foundation Program appropriations and a 6% reduction in other primary and secondary education programs. The reductions were in varying amounts, and had varying effects, with respect to individual school districts. State appropriations for primary and secondary education for the 1994-95 biennium provided for 2.4% and 4.6% increases in basic aid for the two fiscal years of the biennium. State appropriations for primary and secondary education for the 1996-97 biennium provided for a 13.6% increase in school funding appropriations over those in the preceding biennium. State appropriations for the current 1998-99 biennium provide for a 18.3% increase over the previous biennium.

     In years prior to fiscal year 1990, school districts facing deficits at year end had to apply to the State for a loan from the Emergency School Advancement Fund. Legislation replaced the Fund with enhanced provisions for individual district local borrowing, including direct application of Foundation Program distributions to repayment if needed. In fiscal year 1995, 29 school districts received loans totaling approximately $71.1 million. In fiscal year 1996, 20 school districts have received loans totaling approximately $87.2 million. In fiscal year 1997, 12 school districts have received loans totaling approximately $113 million, and in fiscal year 1998, 10 school districts received loans totaling approximately $23.4 million.

     The Ohio Supreme Court concluded, in a 1997 decision, that major aspects of the State's system of school funding are unconstitutional. The Court ordered the State to provide for and fund sufficiently a system complying with the Ohio Constitution, staying its order for a year to permit time for responsive corrective actions by the Ohio General Assembly. In response to a State motion for reconsideration and clarification of its opinion, the Court indicated that property taxes may still play a role in, but can no longer by the primary means of, school funding. The Court also confirmed that contractual repayment provisions of certain debt obligations issued for school funding will remain valid until the stay terminates. As of February 3, 1999, hearings have taken place at the trial court level and the parties await the trial court decision on the adequacy of the steps taken by the State.

     Various Ohio municipalities have experienced fiscal difficulties. Due to these difficulties, the State established procedures to identify and assist cities and villages experiencing defined "fiscal emergencies". A commission appointed by the Governor monitors the fiscal affairs of municipalities facing substantial financial problems. As of February 3, 1999, this act has been applied to twelve (12) cities and fourteen (14) villages. The situations in ten
(10) cities and ten (10) villages have been resolved and their commissions terminated.


     State Employees and Retirement Systems. The State has established five public retirement systems which provide retirement, disability retirement and survivor benefits. Federal law requires newly-hired State employees to participate in the federal Medicare program, requiring matching employer and employee contributions, each now 1.45% of the wage base. Otherwise, State employees covered by a State retirement system are not currently covered under the federal Social Security Act. The actuarial evaluations reported by these five systems showed aggregate unfunded accrued liabilities of approximately $12,398.4 billion covering both State and local employees.

     The State engages in employee collective bargaining and currently operates under staggered two-year agreements with all of its 21 bargaining units. The bargaining unit agreements with the State expire at various times in calendar year 1999.


     Health Care Facilities Debt. Revenue bonds are issued by Ohio counties and other agencies to finance hospitals and other health care facilities. The revenues of such facilities consist, in varying but typically material amounts, of payment from insurers and third-party reimbursement programs, such as Medicaid, Medicare and Blue Cross. Consistent with the national trend, third-party reimbursement programs in Ohio have begun new programs, and modified benefits, with a goal of reducing usage of health care facilities. In addition, the number of alternative health care delivery systems in Ohio has increased over the past several years. For example, the number of health insuring corporations licensed by the Ohio Department of Insurance increased from 12 in 1983 to 37 as of March 8, 1999. Due in part to changes in the third-party reimbursement programs and an increase in alternative delivery systems, the health care industry in Ohio has become more competitive. This increased competition may adversely affect the ability of health care facilities in Ohio to make timely payments of interest and principal on the indebtedness.


PENNSYLVANIA

     RISK FACTORS-Potential purchasers of Units of the Pennsylvania Trust should consider the fact that the Trust's portfolio consists primarily of securities issued by the Commonwealth of Pennsylvania (the "Commonwealth"), its municipalities and authorities and should realize the substantial risks associated with an investment in such securities. Although the General Fund of the Commonwealth (the principal operating fund of the Commonwealth) experienced deficits in fiscal 1990 and 1991, tax increases and spending decreases have resulted in surpluses the last five years; as of June 30, 1997, the General Fund had a surplus of $1,364.9 million.



     Pennsylvania's economy historically has been dependent upon heavy industry, but has diversified recently into various services, particularly into medical and health services, education and financial services. Agricultural industries continue to be an important part of the economy, including not only the production of diversified food and livestock products, but substantial economic activity in agribusiness and food-related industries. Service industries currently employ the greatest share of nonagricultural workers, followed by the categories of trade and manufacturing. Future economic difficulties in any of these industries could have an adverse impact on the finances of the Commonwealth or its municipalities and could adversely affect the market value of the Bonds in the Pennsylvania Trust or the ability of the respective obligors to make payments of interest and principal due on such Bonds.



     Certain litigation is pending against the Commonwealth that could adversely affect the ability of the Commonwealth to pay debt service on its obligations including suit relating to the following matters: (i) the ACLU has filed suit in federal court demanding additional funding for child welfare services; the Commonwealth settled a similar suit in the Commonwealth Court of Pennsylvania and is seeking the dismissal of the federal suit, inter alia because of that settlement; after its earlier denial of class certification was reversed by the Third Circuit Court of Appeals, the district court granted class certification to the ACLU; in July, 1998, the plaintiffs reached a settlement agreement with the City of Philadelphia and related parties, subject to approval by the district court; the Commonwealth and certain other parties are continuing settlement negotiations (no available estimate of potential liability); (ii) in 1987, the Supreme Court of Pennsylvania held the statutory scheme for county funding of the judicial system to be in conflict with the constitution of the Commonwealth, but stayed judgment pending enactment by the legislature of funding consistent with the opinion; a special master appointed by the Court submitted an implementation plan in 1997, recommending a four phase transition to state funding of a unified judicial system; the special master recommended that the implementation of the phase should be effective July 1, 1998, with the completion of the final phase early next century; objections to the Special Master's report were due by September 1, 1997; the General Assembly has yet to consider legislation implementing the Court's judgment; (iii) litigation has been filed in both state and federal court by an association of rural and small schools and several individual school districts and parents challenging the constitutionality of the Commonwealth's system for funding local school districts-the federal case has been stayed pending the resolution of the state case; on July 9, 1998, the Judge dismissed the petitioners' claim in its entirety; on July 20, 1998, the petitioners filed a timely motion for post trial relief; also on July 21, 1998, the petitioners filed an application asking the Supreme Court to assume jurisdiction over the case to decide whether the petitioners' constitutional claims are justiciable in the courts of the Commonwealth; on September 2, 1998, the Supreme Court granted the petitioners' application and directed the filing of briefs (no available estimate of potential liability); (iv) Envirotest/Synterra Partners ("Envirotest") filed suit against the Commonwealth asserting that it sustained damages in excess of $350 million as a result of investments it made in reliance on a contract to conduct emissions testing before the emission testing program was suspended; Envirotest has entered into a Settlement Agreement to resolve Envirotest's claims that will pay Envirotest a conditional sum of $195 million over four years; (v) in litigation brought by the Pennsylvania Human Relations Commission to remedy unintentional conditions of segregation in the Philadelphia public schools, the School District of Philadelphia filed a third-party complaint against the Commonwealth asking the Commonwealth Court to require the Commonwealth to supply funding necessary for the District to comply with orders of the court; the Commonwealth Court found that the School District was entitled to receive an additional $45.1 million for the 1996-97 school year, but the Pennsylvania Supreme Court vacated this decision in September 1996; pursuant to the Court's orders, the parties have briefed certain issues; the Supreme Court heard oral argument in February, 1998, and took the matter under advisement (no available estimate of potential liability); (vi) in February, 1997, five residents of the City of Philadelphia, joined by the City, the School District and others, filed a civil action in the Commonwealth Court for declaratory judgment against the Commonwealth and certain Commonwealth officers and officials that the defendants had failed to provide an adequate quality of education in Philadelphia, as required by the Pennsylvania Constitution; after preliminary objections and briefs were filed, the Court heard oral argument in September, 1997; on March 2, 1998, the Commonwealth Court sustained the respondents' preliminary objections and dismissed the case on the grounds that the issues presented are not justiciable; an appeal to the Supreme Court of Pennsylvania is pending (no available estimate of potential liability); (vii) in April 1995, the Commonwealth reached a settlement agreement with Fidelity Bank and certain other banks with respect to the constitutional validity of the Amended Bank Shares Act and related legislation; although this settlement agreement did not require expenditure of Commonwealth funds, the petitions of other banks are currently pending with the Commonwealth Court (no available estimate of potential liability); and (viii) suit has been filed in state court against the State Employees' Retirement Board claiming that the use of gender distinct actuarial factors to compute benefits received before August 1, 1983, violates the Pennsylvania Constitution (gender-neutral factors have been used since August 1, 1983, the date on which the U.S. Supreme Court held in Arizona Governing Committee v. Norris that the use of such factors violated the Federal Constitution); in 1996, the Commonwealth Court heard oral argument en banc, and in 1997 denied the plaintiff's motion for judgement on the pleadings (no available estimate of potential liability); (ix) in March, 1998, several residents of the City of Philadelphia joined by the School District and others filed a civil action in the United States District Court for the Eastern District of Pennsylvania against the Governor, the Secretary of Education and others; in their suit the plaintiffs claim that the defendants are violating a regulation of the U.S. Department of Education promulgated under Title VI of the Civil Rights Act of 1964 in that the Commonwealth's system for funding public schools has the effect of discriminating on the basis of race. Briefing on the various motions is expected to be completed by the end of November, 1998. All motion would then be before the district court for disposition (no available estimate of potential liability).

     Although there can be no assurance that such conditions will continue, the Commonwealth's general obligation bonds are currently rated AA by Standard & Poor's and Aa3 by Moody's, and Philadelphia's general obligation bonds are currently rated BBB by Standard & Poor's and Aaa by Moody's.


     The City of Philadelphia (the "City") experienced a series of General Fund deficits for Fiscal Years 1988 through 1992 and, while its general financial situation has improved, the City is still seeking a long-term solution for its economic difficulties. The audited balance of the City's General Fund as of June 30, 1997, was a surplus of approximately $128.8 million up from approximately $118.5 million as of June 30, 1996.



     In recent years an authority of the Commonwealth, the Pennsylvania Intergovernmental Cooperation Authority ("PICA"), has issued approximately $1.76 billion of Special Revenue Bonds on behalf of the City to cover budget shortfalls, to eliminate projected deficits and to fund capital spending. As one of the conditions of issuing bonds on behalf of the City, PICA exercises oversight of the City's finances. The City is currently operating under a five year plan approved by PICA in 1996. PICA's power to issue further bonds to finance capital projects expired on December 31, 1994. PICA's power to issue bonds to finance cash flow deficits expired on December 31, 1996, but its authority to refund outstanding debt is unrestricted. PICA had approximately $1.1 billion in special revenue bonds outstanding as of June 30, 1998.



TEXAS

     RISK FACTORS-The State Economy. As with most of the United States, Texas has experienced significant economic growth during recent years. However, state officials see indications that such economic growth has slowed and may continue to slow for the foreseeable future. For the state's fiscal year ended August 31, 1998, such officials estimate that the Texas economy grew at an annual rate of 5.4%, but project that the growth will be only 3.6% in fiscal 1999. A number of factors now exist that indicate that such projections may be appropriate.


     The petroleum industry has declined in its relative importance to the Texas economy over the past several decades, but it remains an important segment of the Texas economy. Recently, depressed oil prices have had a significant adverse affect on the industry and, consequently, on the Texas economy. The drilling rig count, historically an indicator of the fortunes of the petroleum industry, recently hit historic lows. In addition, the industry continues to undergo a consolidation as numerous oil companies with significant workforces in Texas have been acquired by other oil companies. All of such factors have led to the loss of jobs in the petroleum industry, As a consequence of this situation, Texas has suffered the loss of revenues as a result of reduced severance taxes relating to continuing declines in production of oil and gas and lower oil prices and related declines in property values. State officials estimate that school tax collections will be down by $154 million in fiscal 1998 alone as a result of such factors. Those officials have also indicated that some communities in Texas for which the petroleum industry has particular importance have experienced financial crises that may result in the increase of local property tax rates so the local governments and school district may continue to meet their obligations, including debt service. However, in mid-March, 1999, oil prices started to move upward in anticipation of proposed production cutbacks by the Organization of Petroleum Exporting Countries. Improvement of worldwide oil prices could alleviate, at least to some degree, the shortfalls in tax revenues in Texas.



     Over the past decade, the Texas economy has become more diverse and more similar to the national economy. As a result of these changes, the Texas workforce has now become more concentrated in the service and trade industries as the concentration of workers in the petroleum industry has lessened. Although the Texas economy has become more diverse, that diversity has made the economy vulnerable to additional forces in the global and national economies. As segments of the Texas economy, such as the computer, communications and electronics industries, grow, the state's economy has also become subject to the effects of downturns in those industries.

     Exports of goods and services to Central and South America, as well as elsewhere in the world, are becoming an increasingly important factor in the Texas economy. State officials estimate that Texas exports reached approximately $87 billion in 1998, or approximately 14% of the gross state product of Texas for the year, up from approximately 6% in fiscal 1985. However, this level of exports marks a substantial slow-down in the growth of exports when compared to the year-to-year growth rate in most recent years. A continuing slowdown or a lack of growth in exports would have a negative effect on the Texas economy. As is shown by the effect of the economic crisis in Mexico in the mid-1990's, international economic events and trade policies now have a heightened effect on the economic activity in Texas. State officials have estimated that in 1995 trade with Mexico supported directly and indirectly more than 464,000 jobs in Texas, about 6% of the total Texas employment. Texas exports to Mexico in 1995, in fact, are estimated to have dropped to $21.9 billion, a decrease of $2 billion from the level of exports to Mexico in 1994. Retail sales and trade in the region along the Texas-Mexico border were also adversely affected. In response to improvement in the Mexican economy after the crisis in the mid-1990's, Texas' exports to Mexico rebounded to $27.4 billion in 1996. In addition, the North American Free Trade Agreement (NAFTA) appears to enhanced Texas' exports situation as officials estimate that exports to Mexico and Canada accounted for 53.7% of all Texas exports in 1998. Any economic problems that Mexico encounters in the future, however, could result in reductions of Texas' exports to Mexico and cross-border trade with Mexico, as well as increased unemployment, a reduced gross state product and reduced tax revenue for the state.


     The economic difficulties in Asia during 1997 and 1998 also had an adverse impact on the Texas economy as Japan, Singapore, South Korea and Taiwan have recently been among the top ten destinations for Texas exports. However, as trade with Pacific Basin countries currently accounts for only approximately 15% of Texas' total exports, substantial economic crises in that area do not have the potential for harm to the Texas economy as do economic crises in Mexico.


     In the recent past, the federal Base Closure and Realignment Commission has made decisions to close military bases in Texas, and such closures may affect certain regions in Texas significantly. As the base closures occur, reduced spending by the military and military personnel in the local economies and the loss of civilian jobs on the closed bases and related job losses in the general economy affect the state and local economies adversely. Most notably, Kelly Air Force Base in San Antonio, Texas, is slated for closure over the next several years with the resulting direct civilian job loss estimated to be between 10,000 and 18,000 jobs. Local officials in San Antonio have asserted that loss of those jobs would increase unemployment in the significant Hispanic population of metropolitan San Antonio by 73%. In addition, three other metropolitan areas in Texas may be affected by the actions of the commission. State officials and members of the Texas Congressional delegation have been working to reduce the adverse effect of the Commission's actions, both through attempts to save jobs by redeveloping the closed bases for industrial or municipal uses and by otherwise reducing community dependence on defense establishments. There is no way to predict accurately at this time the effect these closures may ultimately have on the Texas economy generally and economy of the San Antonio metropolitan region in particular.



     The state government of Texas still faces significant financial challenges as demands for state and social services increase and spending of state funds for certain purposes is mandated by the courts and federal law and is required by growing social services caseloads. The population of Texas has grown significantly in the recent past and is estimated now to be approximately 19 million persons. Illegal immigration into Texas continues to be problematic for the state, creating additional demand for governmentally provided social services. In addition, among the ten most populous states, Texas has had the highest percentage of its population living below the poverty line, with almost 18% of its populace living below that line. Some state officials are concerned that Texas' growth pattern and the number of persons living in poverty in Texas are not and will not be recognized properly by programs distributing federal funds available for social assistance programs to the states, resulting in Texas having fewer funds than a fair allocation of federal funding would otherwise provide to Texas. As a result, unless funding is appropriately allocated or additional sources of funding can be found, the growing need for social services will further strain the limited state and local resources for these programs.



     Texas potentially faces issues related to its long-term population growth. The Texas State Data Center estimates that the population of Texas will reach
33.9 million by 2030, almost doubling the 1990 population of the state. State officials anticipate that minorities will account for at least two-thirds of this growth. A significant portion of such growth may occur in the region along the Texas-Mexico border, an area that has traditionally had significantly greater social problems than has the rest of Texas. Poverty rates, birth rates, unemployment rates and crime rates in that region exceed those rates in the remainder of the state. Consequently, to the extent the projected population growth occurs and is concentrated in the border region, the state government may have to devote an increasing portion of its resources to social services in the region. In addition, local governments, hospital districts and school districts may be expected to expend substantial additional amounts to provide the new and expanded infrastructure necessary to cope with the additional population. All of these factors could raise the total public debt incurred by various Texas debt issuers. If the resulting tax revenues from the increased population do not rise to an adequate level, the Texas issuers may find their debt ratings adversely affected and encounter difficulty when attempting to sell their debt instruments at interest rates acceptable to those issuers. Moreover, to the extent the federal government reduces federal funding of the social services provided by state and local governments, Texas and its local governments will be faced with additional challenges to provide social services at acceptable levels and to finance those services.



     During Texas' fiscal year ended August 31, 1998, Texas expended almost $14.7 billion on health and human services compared with spending on health and human services of approximately $15.0 billion in fiscal 1997. Texas' improved economic climate during 1998 and the workforce programs previously adopted account in some measure for the reduction in Texas' health and human services spending in 1998. In fiscal 1998, Texas received over $12.6 billion in federal funding for all purposes, which constituted 28.4% of all state revenues for that fiscal year, as compared with federal funding of $12.1 billion in fiscal 1997, which was also 28.4% of all state revenues in that fiscal year. The federal government reduced Texas' allocation of the Social Services Block Grant (Title
XX) by $12.6 million in fiscal 1998, and state officials expect another reduction of $26.0 million in fiscal 1999.



     The percentage that the total federal funds received by Texas was of Texas' total health and human services spending actually increased by 1.6% from fiscal 1997 to fiscal 1998. Generally, over half of the federal funding received by Texas in any fiscal year is allocated to health and human services programs provided and administered by Texas. The federal welfare reform law enacted in August, 1996, provides for limits on Aid to Dependent Children benefits, reduces food stamp benefits and prohibits the provision of food stamps and Supplemental Security Income to legal immigrants. In addition, certain limits are imposed on the amount of lifetime benefits that can be paid to any recipients of welfare benefits. The legislation also provides for block grants of funds from the federal government and for the states to be able to fashion programs for the use of those funds. Although the ultimate and full effect of the federal welfare reform law on Texas' public assistance programs remains unclear, with its high number of legal immigrants and dependence of poorer Texans on food stamps rather than other types of assistance, the law may have a disproportionate effect on Texas' public assistance programs. Formulas for the allocation of block grant funds have typically favored states with demographics different from those of Texas with its rapidly increasing population and high incidence of poverty among its population. Texas has typically provided low levels of assistance for the working poor, with the assistance given being centered on the provision of food stamps to this group. If Texas continues to provide assistance to these groups at current levels of spending, even with block grants from the federal government, such public assistance programs could adversely affect state finances. The welfare reform initiatives are also expected to result in additional requirements that Texas provide additional job training to its residents, while the federal government will provide less aid to subsidize that job training. The Texas Workforce Commission estimated that in 1997 Texas would be required to provide work activities for an additional 29,000 clients (who are public assistance recipients) beyond the prior federal requirements. Under the welfare reform law, within five years of the program's commencement, Texas must have 50 percent of its welfare recipients working at least 30 hours per week or lose up to five percent of its federal funds that are used to fund public assistance programs. Such loss of funds would be required to be made up out of the state's general revenues. Under the federal welfare law, Texas could lose substantial amounts of federal funding of its public assistance programs, placing even greater strains on Texas' state and local finances if public assistance is to continue at current levels. However, it is impossible to predict at this time what the long term effect of this welfare reform legislation will be on the Texas economy.

     Observers expect that the deregulation of the retail electric industry will again be considered by the Texas legislature during the session that started in January, 1999. As high volume users, Texans spend more for electricity than residents of many other states. In addition, state officials believe that generating capacity within the state is not keeping up with the population growth in the state, creating the potential for power shortages in the future. Any such shortages could result in the slowdown of new job creation, the loss of employers to other states and an adverse effect on the Texas economy. The Energy Reliability Council of Texas requires a 15% reserve margin for generating capacity versus demand. In 1998, the reserve dropped to less than 6%. Electric utilities, which have had a monopoly in their business areas in Texas, may oppose deregulation or seek concessions to ease the financial impact of deregulation on their operations and finances. Although the deregulation of electric utilities would likely lower the cost of electricity to consumers ultimately, consumers are expected to bear a substantial portion of the costs of any transition to a deregulated industry. Such costs could have a short term adverse effect on the ability of Texas to attract new businesses to locate in Texas and to create the new jobs needed to provide work for the growing Texas workforce. Although the Texas legislature will likely consider the matter during the current session, it may not adopt any measures to deregulate electric utilities in Texas or address the shortages in generating capacity. Their failure to do so could slow economic growth In Texas and cause customers of the existing utilities to pay higher rates if the existing utilities build additional generating capacity.


     Bond Ratings. The state's credit ratings have been unchanged over recent periods, although such ratings have caused the state to pay higher interest rates on state bonds than those historically enjoyed by the state. As of January 31, 1999, general obligation bonds issued by the State of Texas were rated AA by Standard & Poor's, Aa2 by Moody's and AA+ by Fitch's Investor Services.


     State Finances. In its 1998 fiscal year, the Texas state government's total net revenue exceeded its total net expenditures by approximately $1.3 billion. With prior surpluses, Texas ended fiscal 1998 with a surplus of $4.4 billion in its general revenue fund. That amount included $1.1 billion in settlement proceeds from the state's tobacco litigation. The Comptroller of Public Accounts has projected that the State will have revenues of approximately $94.0 billion for the 2000-01 biennium, while the state's Legislative Budget Board is recommending to the Texas legislature that it adopt a budget for the biennium that authorizes expenditures of approximately $93.5 billion. This recommendation includes spending of approximately $26.9 billion on health and human services during the two-year period and expenditures of approximately $41.8 billion on education during that period. The budget recommendation does not include the anticipated expenditures of local governments, school districts and hospital districts and special governmental districts during the biennium. While state government officials have based their estimates on historical revenues, expected tax collections and expectations of receipts from sources other than taxes, revenues in the estimated amounts may not be received by the State of Texas during that period and the state could suffer a budget deficit for that two-year period. The revenue estimates for the 2000-01 biennium assume aggregate receipts of approximately $27.7 billion from the federal government during the biennium. As noted above, changes in federal law could result in the amounts of federal funding being less than those assumed by the state government for budgeting purposes.

     The two major sources of state revenue are state taxes and federal funds. Other revenue sources include income from licenses, fees and permits, interest and investment income, the state lottery, income from sales of goods and services and land income (which includes income from oil, gas and other mineral royalties as well as from leases on state lands). The major sources of state government tax collection are the sales tax, the sales and rentals taxes on motor vehicles and interstate carriers, and the franchise tax. Texas does not impose a state income tax, although the state's franchise tax on corporations, limited liability companies and certain other entities functions as an income tax on those entities' incomes.

     Texas currently has a relatively low state debt burden compared to other states, ranking thirty-sixth among all states and tenth among the ten most populous states in net tax-supported debt per capita, according to state officials. The State of Texas and all of its political subdivisions and public agencies, including municipalities, counties, public school districts and other special districts, had estimated total tax-supported debt of $39.4 billion as of August 31, 1998, including $33.59 billion of local government debt. In addition, the State of Texas and all of its political subdivisions and public agencies had an estimated additional $38.97 billion of revenue debt as of that date including $33.06 billion of local government debt. The long-term debt of Texas local governments has grown significantly. During fiscal 1998, the long-term debt of local governments in Texas grew to approximately $66.7 billion, a net increase of approximately $6 billion over the prior year's level. In fiscal 1997, the net increase of that long-term debt approximated $4 billion. Of that debt, tax supported debt constituted approximately $33.6 billion and revenue supported debt constituted approximately $33.1 billion. Of such debt, cities and towns were the issuers of approximately $27.17 billion (of which approximately $10.1 billion was tax supported), public school districts were issuers of approximately $15.6 billion (almost all of which was tax supported) and water districts and authorities were the issuers of approximately $14.7 billion (of which $11.0 billion was revenue supported).



     The total long-term debt of the state governments and its instrumentalities grew only modestly during fiscal 1998 to approximately $11.8 billion at the end of fiscal 1998, up by approximately $115 million over the fiscal 1997 year-end level. However, the mix of bonds changed during that period with general obligation debt increasing by over $900 million to approximately $5.9 billion and total state revenue bonds decreasing by approximately $900 million to approximately $5.9 billion. Of the outstanding state general obligation bonds, approximately $3.2 billion of such bonds were not self-supporting. The state government's total debt service for fiscal 1998 amounted to $529 million.

     The state government has the potential to substantially increase its debt burden, considering only the bond authorization that was unused in August, 1998. At August 31, 1998, approximately $838.1 million in bonds payable from general revenue had been authorized by the state legislature, but not issued. While Texas law limits the amount of tax-supported debt that the state government and its instrumentalities may incur to five percent of average annual general revenue fund revenues, as of August 31, 1998, the outstanding debt-to- limit ratio was only 1.6 percent. If all authorized bonds had been issued as of that date, the debt-to-limit ratio would have increased to 2.4 percent. The Texas Constitution limits the amount of state debt payable from the state's general revenue fund. The maximum annual debt service in any fiscal year on state debt payable from the general revenue fund may not exceed five percent of an amount equal to the average of the amount of general revenue fund revenues, excluding revenues constitutionally dedicated for purposes other than payment of state debt, for the three preceding fiscal years and the legislature may not authorize additional state debt if the resulting annual debt service exceeds this limitation.

     The state government expects the Texas Economic Stabilization Fund to top $80 million by August 31, 1999, and that the fund may exceed $600 million by the end of the 2000-01 biennium. The statute establishing the fund sets the maximum amount that can be held in the fund at 10% of the general revenue income from the previous biennium. Accordingly, even with a fund balance of $600 million, the fund would not come close to exceeding the maximum. The state will use the fund as a reserve to meet revenue shortfalls in times of economic downturns. At its current and projected levels and in view of the projected total state expenditures in the upcoming biennium, the amount of the fund would likely prove to be insufficient to offset a substantial downturn in the Texas economy.

     Limitations on Bond Issuances and Ad Valorem Taxation. Although Texas has few debt limits on the incurrence of public debt, certain tax limitations imposed on counties and cities are in effect debt limitations. The requirement that counties and cities in Texas provide for the collection of an annual tax sufficient to retire any bonded indebtedness they create operates as a limitation on the amount of indebtedness which may be incurred as counties and cities may never incur indebtedness which cannot be satisfied by revenue received from taxes imposed within the tax limits. The same requirement is generally applicable to indebtedness of the State of Texas. However, voters have authorized from time to time, by constitutional amendment, the issuance of general obligation bonds of the state for various purposes.


     The State of Texas cannot itself impose ad valorem taxes. Although the state franchise tax system does function as an income tax on corporations, limited liability companies and certain banks, the State of Texas does not impose an income tax on personal income. Consequently, the state government must look to sources of revenue other than state ad valorem taxes and personal income taxes to fund the operations of the state government and to pay interest and principal on outstanding obligations of the state and its various agencies.


     To the extent the Texas Debt Obligations in the Portfolio are payable, either in whole or in part, from ad valorem taxes levied on taxable property, the limitations described below may be applicable. The Texas Constitution limits the rate of growth of appropriations from tax revenues not dedicated to a particular purpose by the Constitution during any biennium to the estimated rate of growth for the Texas economy, unless both houses of the Texas Legislature, by a majority vote in each, find that an emergency exists. In addition, the Texas Constitution authorizes cities having more than 5,000 inhabitants to provide further limitations in their city charters regarding the amount of ad valorem taxes which can be assessed. Furthermore, certain provisions of the Texas Constitution provide for exemptions from ad valorem taxes, of which some are mandatory and others are available at the option of the particular county, city, town, school district or other political subdivision of the state. The following is only a summary of certain laws which may be applicable to an issuer of the Texas Debt Obligations regarding ad valorem taxation.

     Counties and political subdivisions are limited in their issuance of bonds for certain purposes (including construction, maintenance and improvement of roads, reservoirs, dams, waterways and irrigation works) to an amount up to one-fourth of the assessed valuation of real property. No county, city or town may levy a tax in any one year for general fund, permanent improvement fund, road and bridge fund or jury fund purposes in excess of $.80 on each $100 assessed valuation. Cities and towns having a population of 5,000 or less may not levy a tax for any one year for any purpose in excess of 1-1/2% of the taxable property ($1.50 on each $100 assessed valuation), and a limit of 2 1/2% ($2.50 on each $100 assessed valuation) is imposed on cities having a population of more than 5,000. Hospital districts may levy taxes up to $.75 on each $100 assessed valuation. School districts are subject to certain restrictions affecting the issuance of bonds and the imposition of taxes.


     Governing bodies of taxing units may not adopt tax rates that exceed certain specified rates until certain procedural requirements are met (including, in certain cases, holding a public hearing preceded by a published notice thereof). Certain statutory requirements exist which set forth the procedures necessary for the appropriate governmental body to issue and approve bonds and to levy taxes. To the extent that such procedural requirements are not followed correctly, the actions taken by such governmental bodies could be subject to attack and their validity and the validity of the bonds issued questioned.



     Property tax revenues are a major source of funding for public education in Texas. Texas law now attempts to reduce the disparity of revenues per student between low-wealth school districts and high-wealth school districts by causing the high-wealth school districts to share their ad valorem tax revenues with the low- wealth school districts. State law also provides for school districts to receive state aid to help pay principal and interest on eligible new bonds whose proceeds are used to construct instructional facilities. Moreover, all revenue from the state lottery will now be dedicated to a school fund.




VIRGINIA

     RISK FACTORS-The Constitution of Virginia limits the ability of the Commonwealth to create debt. An amendment to the Constitution requiring a balanced budget was approved by the voters on November 6, 1984.


     General obligations of cities, towns or counties in Virginia are payable from the general revenues of the entity, including ad valorem tax revenues on property within the jurisdiction. The obligation to levy taxes could be enforced by mandamus, but such a remedy may be impracticable and difficult to enforce. Under section 15.1-227.61 of the Code of Virginia, a holder of any general obligation bond in default may file an affidavit setting forth such default with the Governor. If, after investigating, the Governor determines that such default exists, he is directed to order the State Comptroller to withhold State funds appropriated and payable to the entity and apply the amount so withheld to unpaid principal and interest. The Commonwealth, however, has no obligation to provide any additional funds necessary to pay such principal and interest.

     Revenue bonds issued by Virginia political subdivisions include (1) revenue bonds payable exclusively from revenue producing governmental enterprises and
(2) industrial revenue bonds, college and hospital revenue bonds and other "private activity bonds" which are essentially non-governmental debt issues and which are payable exclusively by private entities such as non-profit organizations and business concerns of all sizes. State and local governments have no obligation to provide for payment of such private activity bonds and in many cases would be legally prohibited from doing so. The value of such private activity bonds may be affected by a wide variety of factors relevant to particular localities or industries, including economic developments outside of Virginia.

     Virginia municipal securities that are lease obligations are customarily subject to "non-appropriation" clauses. See "Municipal Revenue Bonds - Lease Rental Bonds." Legal principles may restrict the enforcement of provisions in lease financing limiting the municipal issuer's ability to utilize property similar to that leased in the event that debt service is not appropriated.

     No Virginia law expressly authorizes Virginia political subdivisions to file under Chapter 9 of the United States Bankruptcy Code, but recent case law suggests that the granting of general powers to such subdivisions may be sufficient to permit them to file voluntary petitions under Chapter 9.

     Virginia municipal issuers are generally not required to provide ongoing information about their finances and operations, although a number of cities, counties and other issuers prepare annual reports.


     Although revenue obligations of the Commonwealth or its political subdivisions may be payable from a specific project or source, including lease rentals, there can be no assurance that future economic difficulties and the resulting impact on Commonwealth and local government finances will not adversely affect the market value of the Virginia Series portfolio or the ability of the respective obligors to make timely payments of principal and interest on such obligations.

     The Commonwealth has maintained a high level of fiscal stability for many years due in large part to conservative financial operations and diverse sources of revenue. The budget for the 1998-2000 biennium does not contemplate any significant new taxes or increases in the scope or amount of existing taxes.

     The economy of the Commonwealth is based primarily on manufacturing, the government sector (including defense), agriculture, mining and tourism. Defense spending is a major component. Defense installations are concentrated in Northern Virginia, the location of the Pentagon, and the Hampton Roads area, including the Cities of Newport News, Hampton, Norfolk and Virginia Beach, the locations of, among other installations, the Army Transportation Center (Ft. Eustis), the Langley Air Force Base, Norfolk Naval Base and the Oceana Naval Air Station, respectively. Any substantial reductions in defense spending generally or in particular areas, including base closings, could adversely affect the state and local economies.

     The Commonwealth has a Standard & Poor's rating of AAA and a Moody's rating of Aaa on its general obligation bonds. There can be no assurance that the economic conditions on which these ratings are based will continue or that particular bond issues may not be adversely affected by changes in economic or political conditions.